Exhibit 10.25

OFFICE LEASE
Between
TR 16 MARKET SQUARE CORP.,
Landlord,
and
IBOTTA, INC.,
Tenant
Dated: November 17, 2024
16 MARKET SQUARE, DENVER, COLORADO

i

TABLE OF CONTENTS

EXHIBIT A	–	Floor Plan for the Premises
EXHIBIT B	–	Rules and Regulations
EXHIBIT C	–	Intentionally Omitted
EXHIBIT D	–	Workletter
EXHIBIT E	–	Confirmation of Commencement Date
EXHIBIT F	–	Form of SNDA
EXHIBIT G	–	Tenant’s Building Signage and Building Sign Plaque at Entry
EXHIBIT H	–	Janitorial Specifications
EXHIBIT I	–	Depiction of Expansion of Fitness Center
EXHIBIT J	–	Letter of Credit
EXHIBIT K	–	HVAC Specifications

ii

OFFICE LEASE
THIS OFFICE LEASE (this “Lease”) is made and entered into as of the November 17, 2024 day of November, 2024 (“Date of Execution”) by and between TR 16 MARKET SQUARE CORP., a Delaware corporation (hereinafter referred to as “Landlord”), and IBOTTA, INC., a Delaware corporation (hereinafter referred to as “Tenant”).
For and in consideration of the covenants herein contained, and upon the terms and conditions herein set forth, Landlord and Tenant hereby agree as follows:
SCHEDULE
The following schedule (“Schedule”) contains the basic lease provisions between Landlord and Tenant and is incorporated into the Lease, subject to the terms of the Lease.

BUILDING:	The Commercial Condominium (as hereinafter defined) portion of the Building located at 1400 16th Street, Denver, Colorado.
PREMISES:
Portion of the fourth (4th), and all of the fifth (5th) and sixth (6th) floors, Suite Nos. 400, 500 and 600, as outlined in the floor plans attached hereto as Exhibit A and hereby made a part hereof, comprised as follows: 4th floor portion– 28,842 rentable square feet; 5th floor – 33,369 rentable square feet; and 6th floor – 34,509 rentable square feet.

LAND:	The parcel of land on which the Building is located.

RENTABLE AREA OF PREMISES:
During months 1 - 24 67,878 rentable square feet (the “Initial Rentable Area”) and during months 25 - 126 96,720 rentable square feet (the “Final Rentable Area”), it being acknowledged and agreed however that Landlord shall deliver in the Delivery Condition, and Tenant shall have exclusive possession and use of, the entire 96,720 rentable square feet of Premises as of the Commencement Date, with the Premises being deemed to contain only the Initial Rentable Area until month 25 for purposes of calculating Base Rent, additional Rent and Tenant’s Proportionate Share.

RENTABLE AREA OF BUILDING:	207,243 rentable square feet.
COMMENCEMENT DATE:
The date that is the first day of the calendar month following the 7th month following Landlord’s Delivery of the Premises in the Delivery Condition, which Commencement Date is currently estimated to be September 1, 2025. If Tenant completes Tenant’s Work early, Tenant may, without obligation, elect to take occupancy of the Premises for purposes of moving in and/or for the conduct of its business before September 1, 2025, provided that Base Rent (subject to the Abated Rent Period) and additional Rent obligations will not commence until the Commencement Date.

EXPIRATION DATE:	The last day of the calendar month that is 126 months following the Commencement Date, currently estimated to be February 29, 2036.
BASE RENT:	Base Rent shall be paid pursuant to the following schedule and as further described in Article 3:

Period	Annual Base Rent	Monthly Base Rent	Rate Per Rentable Sq. Ft.
Month 1 – Month 6	$0.00*	$0.00*	$0.00*
Month 7 – Month 12	$2,372,336.10	$197,694.68	$34.95
Month 13 – Month 24	$2,431,389.96	$202,615.83	$35.82
Month 25 – Month 36	$3,551,558.40	$295,963.20	$36.72
Month 37 – Month 48	$3,640,540.80	$303,378.40	$37.64
Month 49 – Month 60	$3,731,457.60	$310,954.80	$38.58
Month 61 – Month 72	$3,824,308.80	$318,692.40	$39.54
Month 73 – Month 84	$3,920,061.60	$326,671.80	$40.53
Month 85 – Month 96	$4,017,748.80	$334,812.40	$41.54
Month 97 – Month 108	$4,118,337.60	$343,194.80	$42.58
Month 109 – Month 120	$4,221,828.00	$351,819.00	$43.65
Month 121 – Month 126	$4,327,252.80	$360,604.40	$44.74

*Base Rent shall abate for the first six (6) full calendar months of the Term (the “Abatement Period”) for a total abatement value of $1,186,168.05 (the “Abated Rent Value”). If prior to or during said period, Tenant commits a non-monetary default and does not cure it within the time provided for cure, if any, the foregoing abatement shall immediately cease and Tenant shall thereafter pay the full Base Rent, without the abatement at a rate of $34.95/rsf until such time as Tenant cures the default, and thereafter the abatement of Base Rent shall once again resume until Tenant has obtained a full six (6) months of Base Rent abatement equaling the full Abated Rent Value; provided, however, notwithstanding anything contained herein to the contrary, Tenant acknowledges and agrees that this tolling and resumption of the Abatement Period shall only apply to the first default by Tenant beyond any applicable notice and cure period and upon any additional default by Tenant beyond any applicable notice and cure period, there shall be no tolling of the Abatement Period and/or resumption of the abatement described herein. If this Lease shall terminate prior to the scheduled Termination Date due to a default by Tenant beyond any applicable notice and grace period, Tenant shall reimburse Landlord the unamortized amount of the Abated Rent Value calculated on a straight-line basis over the initial 126 month term of the Lease.

TENANT’S PROPORTIONATE SHARE:	32.75% (during months 1-24) and 46.67% (during months 25-126)
SECURITY DEPOSIT:	$1,046,164.48, which Security Deposit may be in the form of cash or a Letter of Credit (as hereinafter defined); provided, however, Tenant may only change a cash Security Deposit to a Letter of Credit Security Deposit or a Letter of Credit Security Deposit to a cash Security Deposit once in any consecutive twelve (12) month period during the Term (as hereinafter defined), as extended, if applicable. If no Default occurs under this Lease during the first forty-two (42) full months of the Term, the amount of the Security Deposit required under this Lease shall be reduced by 50%.
PERMITTED USES:	General, executive and administrative office use, together with incidental and ancillary uses related thereto, subject to Article 5.

PARKING:
Parking in the parking facility of the Building is currently at a cost of $215.00 per month per unreserved parking space, $250.00 per month per reserved parking space and $130.00 per month per tandem parking space, which fees are subject to adjustment by Landlord from time to time provided such adjustment is consistently applied to all of the tenants in the Building. Tenant shall have available to it all times during the Term of the Lease a minimum of 97 non-tandem parking spaces available for its use which Tenant may (i) allocate among unreserved and reserved spaces at its election from time to time, (ii) choose to increase or decrease the number of spaces it desires to use, and whether such spaces are tandem or non-tandem, at its election from time to time, and (iii) choose the location of the desired reserved spaces from those that are then-available; provided, however, Tenant acknowledges and agrees that at all times during the Term, as extended, if applicable, the number of parking spaces used by Tenant shall include five (5) Electric Parking Spaces (as hereinafter defined). Tenant must give Landlord (or Landlord’s parking manager, as the case may be) at least 30 days’ advance notice of any such election, provided that any increase in (a) the number of reserved parking spaces or (b) the number of spaces used above the guaranteed 97 total spaces will be subject to availability at such time. As of the Commencement Date, Tenant elects to use, and Landlord shall provide, 10 reserved spaces (including 5 Electric Parking Spaces) and 87 unreserved spaces, all of which are non-tandem spaces. Tenant shall be obligated to pay the parking fees as indicated herein based on the number and type of spaces Tenant actually uses, provided, however, the parking fees for the first six (6) full months of the Term (the “Parking Abatement Period”) shall be abated for the first 97 parking spaces that Tenant elects to use during such Parking Abatement Period regardless of whether such spaces are reserved or unreserved. Landlord, at its sole cost and expense, shall install or cause to be installed at least five (5) reserved, non-tandem electric charging stations in the parking facility of the Building on or prior to the Commencement Date in a location determined by Landlord and reasonably approved by Tenant, and Tenant shall use at least five (5) such non-tandem electric charging stations (the “Electric Parking Spaces”) as part of its selection of parking spaces. Should Tenant ever elect to reduce the number of Electric Parking Spaces it is occupying (subject to Landlord’s prior written approval, in Landlord’s sole discretion, if the reduction is below the minimum 5 Electric Parking Spaces), Tenant shall have first priority to elect to use the same again when and if they next become available, provided Tenant first gives notice to Landlord (or Landlord’s parking manager as the case may be) of such election.
Landlord may elect to reduce the number of parking spaces occupied by Tenant (but never less than the guaranteed 97 amount) by giving Tenant not less than ninety (90) days’ notice of the same (a “Parking Reduction Notice”), and Tenant shall thereafter, and in any event prior to the ninety-first (91st) day after receipt of such Parking Reduction Notice, surrender such spaces and of such type as Tenant elects, in its sole discretion, but Tenant shall always utilize the five (5) Electric Parking Spaces, so that Tenant is occupying no more parking spaces than the number set forth in the Parking Reduction Notice (but not less than 97, unless Tenant so elects in its sole discretion).

BROKERS:	Cushman & Wakefield of Colorado, Inc. representing Landlord Jones Lang LaSalle Brokerage, Inc. representing Tenant

LANDLORD’S NOTICE ADDRESS:
TR 16 Market Square Corp.
c/o Lincoln Property Company
120 N. LaSalle Street, Suite 2900
Chicago, Illinois 60602
Attention: Jenifer Ratcliffe
Telecopier No.: (312) 345-8760

With a copy to:

Nixon Peabody LLP
70 West Madison, Suite 3500
Chicago, IL 60602
Attention: James T. Mayer, Esq.
Telecopier No.: (907) 302-4269

TENANT’S NOTICE ADDRESS:
Until the Commencement Date:
Ibotta, Inc.
1801 California Street
Denver, CO 80202
Attention: Ms. Marisa Daspit
Telephone: 321-246-3332

On and after the Commencement Date:
Ibotta, Inc.
Suite 600
1400 16th Street
Denver, CO 80202
Attention: Ms. Marisa Daspit
Telephone: 321-246-3332
With a copy to:

Polsinelli PC
1401 Lawrence Street, Suite 2300
Denver, CO 80202
Attention: Amy Hansen, Esq.

ARTICLE 1

GRANT OF LEASE; PREMISES; BUILDING; COMMON AREAS; REAL PROPERTY;
PROJECT
1.1.Lease of Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises described in the Schedule.
1.2.Real Property; Project; Condominium. The term “Real Property” as used in this Lease, shall mean, collectively, the Building and the Land. The term “Project” as used in this Lease, shall mean the Real Property and the fixtures, machinery, apparatus, systems, equipment and other personal property used in conjunction with the Real Property, the Building Common Areas and the Exterior Common Areas. The term “Commercial Condominium” portion of the Building consists of (a) the first six (6) floors of the property commonly known as 16 Market Street, Denver, Colorado and (b) the parking garage at such property, the Commercial Condominium is governed by a commercial condominium association (“Commercial Association”). Landlord owns the entire Commercial Condominium and as a result controls the Commercial Association. Floors seven (7) and eight (8) of the property commonly known as 16 Market Street, Denver, Colorado are not owned by Landlord as of the Date of Execution and are governed by a residential condominium association (“Residential Association”). The Commercial Association and the Residential Association are governed by a master condominium association (“Master Condominium Association”, together with the Residential Association and the Commercial Association, the “Associations”, and individually, an “Association”). As the context shall require the term “Building” shall also mean the entire building commonly known as 16 Market Street, Denver, Colorado. Pursuant to the Condominium Documents, the Commercial Association and/or the Master Condominium Association are responsible for performing certain of the actions that Landlord is responsible to perform under this Lease, such as, for example and without limitation, insuring the Building and maintaining the Common Area. Accordingly, Landlord represents and warrants that at all times during the Term of this Lease, Landlord will control the Commercial Association and will cause the applicable Association, if and as applicable under the Condominium Documents, to perform the obligations of Landlord under this Lease. Landlord will not permit any change to the Condominium Documents that is inconsistent with the terms of this Lease or that would adversely affect in any material respect or impair in any material respect Tenant’s rights or increase Tenant’s obligations under this Lease. To Landlord’s knowledge, the following is a complete list of all of the material agreements pertaining to the Commercial Condominium, the Commercial Association, and the Master Condominium Association (the “Condominium Documents”): (i) Commercial Condominium Declaration for 16 Market Square dated October 12, 2000 and recorded on October 24, 2000 as Document No. 2000156324; (ii) Master Condominium Declaration for 16 Market Square dated October 12, 2000 and recorded on October 24, 2000 as Document No. 2000156322; (iii) Bylaws and Rules and Regulations of The Penthouses at 16 Market Square, Inc.; (iv) Articles of Incorporation and Bylaws of the Master Condominium Association for 16 Market Square, Inc.; and (v) Articles of Incorporation and Bylaws of the Commercial Condominium Association for 16 Market Square, Inc.
1.3.Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Building, and subject to the rules and regulations referred to in Article 10 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Building whether or not those areas are open to the general public, or which contain facilities or equipment used or usable in the operation of the Project, even if access to such areas may be restricted to Landlord’s personnel (such areas are collectively referred to herein as the “Common Areas”). The term

“Exterior Common Areas,” as used in this Lease, shall mean the portions of the Common Areas not located within the Building and may include, without limitation, any parking facilities, fixtures, systems, signs, facilities, lakes, gardens, parks, or other landscaping used in connection with the Project, and may include any city sidewalks adjacent to the Project, pedestrian walkway system, whether above or below grade, park or other facilities open to the general public and roadways, sidewalks, walkways, parkways, driveways and landscape areas appurtenant to the Project. The term “Building Common Areas,” as used in this Lease, shall mean the portions of the Common Areas located within the Building and may include, without limitation, the common entrances, lobbies, atrium areas, restrooms, elevators, elevator shafts, stairways and accessways, loading docks, ramps, platforms, passageways, serviceways, common pipes, flues, stacks, pipe shafts, conduits, wires, equipment, loading and unloading areas, machine rooms, fan rooms, janitors’ closets, electrical closets, telephone closets and trash areas servicing the Building. Landlord shall cause the Common Areas to be maintained and operated in a first-class manner at the sole but reasonable discretion of Landlord.
1.4.Landlord’s Use and Operation of the Building and Common Areas. Landlord reserves the right from time, exercised in good faith, and upon advance notice to Tenant as may be reasonable and practicable in light of the context (i) to close temporarily any of the Common Areas; (ii) to restrict Tenant’s access to any Common Areas not open to all tenants; (iii) to make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of street entrances, driveways, ramps, entrances, exits, passages, stairways and other ingress and egress, direction of traffic, landscaped areas, loading and unloading areas, and walkways; (iv) to expand the Building; (v) to add additional buildings and improvements to the Common Areas; (vi) to remove buildings and improvements from the Common Areas; (vii) to designate land outside the Building to be part of the Property, and in connection with the improvement of such land to add additional buildings and common areas to the Property; (viii) to use the Common Areas while engaged in making improvements, repairs or alterations to the Property or to any adjacent land, or any portion thereof; and (ix) to do and perform such other acts and make such other changes in, to or with respect to the Property, Common Areas, and Building or the expansion thereof as Landlord may, in the exercise of sound business judgment, deem to be appropriate, provided in all such cases the same (A) does not impair (beyond a de minimis amount) Tenant’s ability to access the Premises, the parking area (and Tenant’s use of the parking spaces), or the Building fitness center, (B), does not impair (beyond a de minimis amount) Tenant’s ability to conduct business in the Premises in the ordinary course and without material interruption, sound, vibration or other conditions that harm in any material respect the ability of Tenant to conduct business in the Premises, and (C) does not unreasonably detract from the operation of the Building in a first class manner and consistent with the Permitted Use of the Premises by Tenant. Landlord will not obscure any exterior windows of the Premises unless and to the extent required by governmental authorities, but then only for the shortest time and to the smallest extent as is reasonably necessary to comply with such governmental authorities.

ARTICLE 2

TERM; POSSESSION
2.1.Term. The term of this Lease (hereinafter referred to as the “Term”) shall commence on the Commencement Date and end on the Expiration Date, subject to Section 2.2 and Article 35 [Option to Extend], unless sooner terminated as provided herein. If the Commencement Date is any date other than the first day of a calendar month, the first month of the Term shall include such partial month in which the Commencement Date occurs (subject to the abatement of Monthly Base Rent during the first six (6) full calendar months of the Term but not during such partial month). The prorated Monthly Base Rent for such partial month shall be payable on the same day on which the first full month of Monthly Base Rent is payable after the Abatement Period. Following the Commencement Date and within fifteen (15) days after the request of either Landlord or Tenant, the parties shall execute a Confirmation of Commencement Date in the form attached hereto as Exhibit E.
2.2.Delivery; Delay. Landlord shall deliver the Premises to Tenant in the Premises Delivery Condition as soon as possible following the Date of Execution, but no later than December 16, 2024 for the fifth (5th) and sixth (6th) floor and January 16, 2025 for the fourth (4th) floor (as applicable, the “Outside Delivery Date”); provided, however, the Outside Delivery Date shall be extended by one day for each day after October 31, 2024 that this Lease has not been fully executed. The “Delivery Condition” means delivery of the applicable portions of the Premises vacant, free from occupants, broom clean and in its as-is condition. Notwithstanding anything to the contrary contained herein, if Landlord fails to deliver the applicable portions of the Premises on the applicable Outside Delivery Date, Tenant will be entitled to one day of free rent for each day that the Delivery Date is delayed beyond the applicable Outside Delivery Date. The free rent shall accrue to Tenant's benefit following the Abatement Period. Further, if the Delivery Date is delayed beyond April 1, 2025, then Tenant shall have the right to terminate this Lease by giving Landlord written notice of termination on or after April 1, 2025 but prior to the actual Delivery Date; such termination shall be effective as of the 10th day following the termination notice but in no event after the actual Delivery Date has occurred. In no event shall a notice of termination be effective if Landlord has delivered the Premises prior to the termination date stated therein. The remedies provided in this Section 2.2 shall be Tenant's sole remedies for delay in the Delivery Date; in no event shall Landlord be liable for direct, actual, or consequential damages or lost profits arising from such delay and Tenant shall have no right to terminate this Lease as a result of such delay except as specifically provided in this Section 2.2. Notwithstanding anything to the contrary contained herein, the dates and timing set forth in this Section 2.2 are not subject to extension for a force majeure event under Section 30.11.
ARTICLE 3

BASE RENT
3.1.Base Rent. Tenant shall pay to Landlord for the Premises the Base Rent set forth in the Schedule in equal monthly installments, in advance and on the first day of each calendar month of the Term following the Abatement Period and thereafter for the duration of the Term, and at the same rate for fractions of a month if the Term begins on any day except the first day of a calendar month or ends on any day except the last day of a calendar month.
3.2.Manner of Payment. Base Rent, Rent Adjustments (as hereinafter defined), Rent Adjustment Deposits (as hereinafter defined) and all and any other amounts becoming due from Tenant to Landlord hereunder (hereinafter collectively referred to as “Rent”) shall be paid in lawful money of the United States to Landlord at the office of Landlord, or as otherwise designated from time to time by written notice from Landlord to Tenant. The payment of Rent hereunder is independent of each and every other covenant and agreement contained in this Lease, and Rent shall be paid without any setoff, abatement, counterclaim or deduction whatsoever except as may be expressly provided herein.
ARTICLE 4

RENT ADJUSTMENTS
4.1.Obligation to Pay Rent Adjustments. In addition to paying Base Rent, Tenant shall also pay as additional Rent the amounts determined in accordance with this Article 4 (hereinafter referred to as “Rent Adjustments”).
4.2.Definitions. As used in this Lease,
(a)“Adjustment Date” shall mean the first day of the Term and each January 1 thereafter falling within the Term.
(b)“Adjustment Year” shall mean each calendar year during which an Adjustment Date falls.
(c)“Expenses” shall mean and include those reasonable costs and expenses paid or incurred by or on behalf of Landlord for owning, managing, operating, maintaining and repairing the Project, the Building Common Areas and the Exterior Common Areas, except that Expenses shall not include:
(i) costs or other items included within the meaning of the terms “Taxes” or “Utility Expenses” (as hereinafter defined); costs of alterations of the premises of tenants of the Building; costs of capital improvements to the Building (except as specifically provided in this Section 4.2(c)); depreciation charges; interest and principal payments on mortgages; ground rental payments; real estate brokerage and leasing commissions; other expenses incurred in leasing or in procuring tenants; any expenditures for services which are provided to one or more tenants but are not available generally to all office tenants; and any expenditures for which Landlord has been reimbursed (other than pursuant to this Article 4 or provisions in other leases requiring the tenants thereunder to pay a share of expenses associated with the Building), except as hereinafter provided;
(ii)Painting, redecorating, or other work that Landlord performs for any tenant;
(iii)Insurance proceeds received by Landlord to the extent the proceeds are reimbursement for costs included in Expenses (net of costs of collection);
(iv)The cost of repairs or replacements necessitated by the exercise of the power of eminent domain;

(v)Depreciation or amortization, except as specifically provided in this section;
(vi)Rent payable under any lease to which this Lease is subject;
(vii)any expense incurred in connection with any mortgage or ground lease, including refinancing costs and mortgage interest and amortization payments and legal, accounting, consultant, brokerage and other expenses related thereto;
(viii)Costs incurred in negotiating, preparing leases or enforcing leases against tenants or prospective tenants, including attorneys’ fees and other professional fees;
(ix)Interest or other penalties for the late payment of any Taxes or the violation by Landlord of applicable laws, and the cost to bring any such violations into compliance, unless Tenant is responsible for such violation;
(x)costs of correcting defects in the initial construction of the Building, except that for the purposes of this exclusion, costs of general maintenance and repair and ordinary wear and tear shall not be considered related to defects;
(xi)Costs incurred in connection with any applicable laws applicable to the Project which were in effect prior to the Commencement Date of this Lease, including life, fire, and safety codes, environmental and hazardous materials laws, and federal, state, or local laws or regulations relating to disabled access, including the ADA, but not as a result of any improvements to the Premises under this Lease;
(xii)Advertising and promotional expenditures;
(xiii)Costs incurred in performing work or furnishing services for individual tenants (including Tenant);
(xiv)Reserves;
(xv)Any costs associated with the sale, financing or refinancing of the Project including without limitation advertising, marketing, consulting, points, brokerage commissions, appraisals or any other expenses;
(xvi)Any charge for Landlord’s income taxes, excess profit taxes, franchise taxes or similar taxes on Landlord’s business unless such tax is in substitution in whole or in part for, or in addition to, the Taxes or otherwise as a result of the ownership of the Project (and in such case, calculated as if the Project is the only property owned by Landlord);
(xvii)Ground lease rental;

(xviii)Any costs of Landlord which should be apportioned either in whole or in part to Landlord’s other properties;
(xix)Amounts for which Landlord is reimbursed by tenants or insurers (net of reasonable, out of pocket costs of collection that are not reimbursed by or recovered from such tenants or insurers);
(xx)Bad debt loss, rent loss or reserves for bad debt or rent loss;
(xxi)Any cost or expense which constitutes a corporate or administrative expense of Landlord except for administrative expenses expressly included in the definition of Expenses;
(xxii)Costs directly resulting from the gross negligence or willful misconduct of Landlord Parties;
(xxiii)Costs associated with the operation of the business entity which constitutes Landlord as the same are distinguished from the costs of operation of the Project, including partnership, accounting, and legal matters;
(xxiv)Costs and expenses incurred in connection with lease, sublease and/or lease assignment negotiations and transactions with present or prospective tenants or other occupants of the Building, including without limitation leasing commissions, attorney’s fees, consulting fees and space planning costs related thereto;
(xxv)Tenant allowances, monetary inducements and other costs of installation of tenant improvements (including permit, licensing and inspection fees) in connection with preparing space for a new or existing tenant or a vacant space available for lease;
(xxvi)Intentionally Omitted;
(xxvii)Penalties and fines specific to non-compliance by Landlord of any applicable laws (including but not limited to fire and life safety and ADA) and the cost to correct such noncompliance;
(xxviii)Penalties and interest charges as a result of not paying bills by the due date, unless resulting from the acts or omissions of Tenant;
(xxix)Accounting, legal, professional fees and court costs incurred by Landlord in connection with (i) negotiations or disputes with tenants or prospective tenants, brokers, purchasers, mortgagees of the Building or in enforcing remedies in the event of tenant defaults, and/or (ii) any mortgaging, financing, refinancing, development, sale or change of ownership of the Project;
(xxx)Accounting and legal fees relating to ownership, construction, leasing, or sale of the Project, other than reasonable accounting and legal fees necessarily incurred in connection with the ownership on the Project;

(xxxi)Marketing and promotional costs of any kind including but not limited to the availability of rental space in the Project, advertising or promoting the Project and/or leases concluded;
(xxxii)Costs related to charitable or political contributions;
(xxxiii) Improvements, additions or alterations to the Project other than Permitted Capital Costs;
(xxxiv) Costs related to obtaining LEED certification or other type of similar certification with respect to Landlord’s sustainability efforts; costs related to the dissolution of the existing condominium regime, any further conversion of the Building or any portion thereof to condominium ownership and/or the establishment of a condominium regime, and changes to the Condominium Documents;
(xxxv)The cost of acquisition, maintenance and insurance associated with works of art of the quality and nature of “fine art” rather than decorative art work customarily found in comparable buildings in the vicinity of the Building;
(xxxvi)amounts paid to affiliates of Landlord for services to the extent that such costs exceed the costs of such services charged by arm’s length providers with equal or better qualifications for comparable buildings in the vicinity of the Building;
(xxxvii)costs of installing any specialty services operated by Landlord (including the new Building amenities), such as an athletic club, cafeteria, child care facility, conference center or retail space, and the cost of operating any such services, to the extent such services are not made available to Tenant to the same extent made available to other office tenants of the Building;
(xxxviii)Intentionally Omitted;
(xxxix)costs associated with the abatement, remediation or removal of asbestos or other hazardous materials (as defined by applicable law in effect as of the Commencement Date of this Lease) in the Building or on or under the Project which are required to be removed, remediated, or abated pursuant to applicable law in effect as of the Commencement Date of this Lease;
(xl)the cost of providing any service customarily provided by a managing agent and the cost of which is customarily included in management fees (e.g., bookkeeping and accounting costs other than the pro rata share of the cost of the Project accountant that is expressly permitted in the definition of Expenses);
(xli)costs incurred in connection with the acquisition or sale of air rights, transferrable development rights, easements or other real property interests;

(xlii)costs (including, without limitation, any taxes or assessments other than Taxes) allocable directly and solely to any revenue generating signs or other tenants’ or occupants’ signs (excluding any normal cleaning or maintenance of such signs other than revenue generating signs);
(xliii)costs to correct any material misrepresentation by Landlord or satisfy any indemnification obligations of Landlord;
(xliv)any increase in insurance premiums for the Building due to acts or omissions of other tenants of the Building or uses or manners of use of space in the Building by other tenants, it being understood that Tenant will not dispute Landlord’s reasonable determination that such increase is not attributable to another tenant; and
(xlv)any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord other than parking attendants serving the parking garage.
(d)Notwithstanding anything in this Lease to the contrary, Expenses that cover a period of time not entirely within the Lease Term shall be prorated. It is agreed that Landlord shall not profit from the collection of Expenses.
Notwithstanding anything contained in this clause (c) to the contrary:
(i)The cost of any capital improvements to the Building made after the date of this Lease which are intended to reduce Expenses or Utility Expenses (“Cost Savings Improvements”) or which are required under any governmental laws, regulations or ordinances first become effective following the Commencement Date (but expressly excluding Energize Denver, for the avoidance of doubt) (“Required Capital Improvements”, which, together with Cost Savings Improvements are “Permitted Capital Costs”)), amortized over the useful life of such capital improvements as Landlord’s accountants shall determine in accordance with GAAP, together with interest on the unamortized cost of any such improvements (at the prevailing construction loan rate available to Landlord on the date the cost of such improvements was incurred) shall be included in Expenses, however the amortized amount of any Cost Savings Improvement in any year will be equal to the estimated resulting reduction in Expenses.
(ii)Tenant acknowledges that the Building will be operated as a whole pursuant to the Commercial Association and the Master Condominium Association and certain costs of operation of the whole Building will be allocated by the associations among those portions governed by the Commercial Association and those portions governed by the Residential Association. Landlord further acknowledges that the Commercial Condominium contains both a retail and an office component, and Landlord shall equitably allocate Expenses between such portions in a commercially reasonable way consistent with comparable buildings in the greater Denver, Colorado area.
(iii)Expenses may include monthly service fees charged by the Building lobby security gate vendor (the “Monthly Lobby Security Expense”).
(e)“Taxes” shall mean real estate taxes, property taxes, general or special assessments, sewer and water rents, rates and charges, transit and transit district taxes, city, county, village and school district taxes, taxes based upon the receipt of rent, and any other federal, state or local governmental charge, whether general, special, ordinary or extraordinary (but not including income or franchise taxes or any other taxes imposed upon or measured by Landlord’s income or profits, except as provided in clause (i) below), which may now or hereafter be levied, assessed or imposed against the Real Property. Taxes shall not include fines, penalties, costs or interest for any Taxes, or part thereof, which Landlord or Landlord’s Mortgagee failed to timely pay (except if same are caused by a Default by Tenant). If Landlord receives an abatement, reduction or recovery of Taxes attributable to any year of the Term during which Tenant paid Tenant's Proportional Share of any Taxes, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on such abatement, reduction or recovery.
Notwithstanding anything contained in this clause (d) to the contrary:
(i)If at any time the method of taxation then prevailing is altered so that any new or additional tax, assessment, levy, imposition or charge or any part thereof is imposed upon Landlord in place or partly in place of any such Taxes or contemplated increase therein, or in addition to Taxes, and is measured by or is based in whole or in part upon the Real Property that is owned by Landlord or the rents or other income therefrom, then all such new taxes, assessments, levies, impositions or charges or part thereof, to the extent that they are so measured or based, shall be included in Taxes levied, assessed or imposed against the Real Property that is owned by Landlord to the extent that such items would be payable if the Real Property that is owned by Landlord were the only property of Landlord subject thereto and the income received by Landlord from the Real Property that is owned by Landlord were the only income of Landlord.
(ii)Notwithstanding the year for which any such taxes or assessments are levied, (A) in the case of taxes or special assessments which may be paid in installments, the amount of each installment, plus any interest payable thereon, paid during a calendar year shall be included in Taxes for that year and (B) if any taxes or assessments payable during any calendar year shall be computed with respect to a period in excess of twelve (12) calendar months, then taxes or assessments applicable to the excess period shall be included in Taxes for that year. Except as provided in the preceding sentence, all references to Taxes “for” a particular year shall be deemed to refer to taxes levied, assessed or otherwise imposed for such year without regard to when such taxes are payable.

(f)“Utility Expenses” shall mean the cost and expenses paid or incurred by or on behalf of Landlord for all electricity, steam, water, sewer, fuel, heating, lighting, air-conditioning and utilities used at the Real Property, including without limitation, any fuel surcharges and adjustments.
(g)“Rent Adjustments” shall mean all amounts determined pursuant to this Article 4, including all amounts payable by Tenant to Landlord on account thereof.
4.3.Computation of Rent Adjustments; No Representations.
(a)Tenant shall pay Rent Adjustments for each Adjustment Year determined as hereinafter set forth. Rent Adjustments payable by Tenant with respect to each Adjustment Year during which an Adjustment Date falls shall include the following amounts: (a) the product of Tenant’s Proportionate Share multiplied by the amount of Taxes for such Adjustment Year (said product being hereinafter referred to as the “Tax Adjustment”); plus, (b) the product of Tenant’s Proportionate Share multiplied by the amount of Expenses for such Adjustment Year (said product being hereinafter referred to as the “Expense Adjustment”); plus, (c) the product of Tenant’s Proportionate Share multiplied by the amount of Utility Expenses for such Adjustment Year (said product being hereinafter referred to as the “Utility Expense Adjustment”).
(b)Tenant agrees and acknowledges that Landlord has made no warranty or guaranty relating to the amount of Taxes, Expenses and Utility Expenses.
4.4.Payments of Rent Adjustments; Projections. Tenant shall pay Rent Adjustments to Landlord in the manner hereinafter provided.
(a)Tax Adjustment, Expense Adjustment and Utility Expense Adjustment. Tenant shall make payments on account of Tax Adjustment, Expense Adjustment and Utility Expense Adjustment (the aggregate of such payments with respect to any Adjustment Year being hereinafter referred to as the “Rent Adjustment Deposit”) as follows:
(i)Prior to each Adjustment Date and from time to time during the Adjustment Year in which such Adjustment Date falls, Landlord may deliver to Tenant a written notice or notices (each such notice being hereinafter referred to as a “Projection Notice”) setting forth (A) Landlord’s reasonable estimates, forecasts or projections (collectively, the “Projections”) of any or all of Taxes, Expenses and Utility Expenses for such Adjustment Year and (B) Tenant’s Rent Adjustment Deposits with respect to the Tax Adjustment, Expense Adjustment and Utility Expense Adjustment components of Rent Adjustments for such Adjustment Year based upon the Projections. Landlord’s budgets of Expenses and Utility Expenses and the Projections based thereon may assume full occupancy of the Building and that Landlord will furnish all services included in Expenses and Utility Expenses to all tenants of the Building.
(ii)Tenant shall commence payments of monthly installments of Rent Adjustment Deposits on the first day of the first calendar month during the Term following Landlord’s delivery of the first Projection Notice hereunder. On such date, and on or before the first day of each calendar month thereafter of the Adjustment Year covered by such Projection Notice, Tenant shall pay to Landlord one-twelfth (1/12) of the Rent Adjustment Deposits shown in the Projection Notice. Within thirty (30) days following Landlord’s delivery of a Projection Notice for an Adjustment Year in progress, Tenant also shall pay Landlord a lump sum equal to the Rent Adjustment Deposits shown in the Projection Notice less the sum of (A) any previous payments on account of Rent Adjustment Deposits made with respect to such Adjustment Year and (B) monthly installments on account of Rent Adjustment Deposits due for the remainder of such Adjustment Year. Until such time as Landlord furnishes a Projection Notice for an Adjustment Year, Tenant shall continue to pay monthly installments of Rent Adjustment Deposits in the amount shown by the most recent Projection Notice or, if the Tax, Expense and Utility Expense Adjustment for the Adjustment Year covered by such Projection Notice has been determined, one-twelfth (1/12) of such Tax, Expense and Utility Expense Adjustment.
4.5.Readjustments. Following the end of each Adjustment Year and after Landlord has determined the actual amount of Expenses, Utility Expenses and Taxes to be used in calculating the Expense Adjustment, the Utility Expense Adjustment and the Tax Adjustment for such Adjustment Year, Landlord shall notify Tenant in writing (any such notice hereinafter referred to as “Landlord’s Statement”) of such Expenses, Utility Expenses and Taxes and the corresponding Tenant’s Expense Adjustment, Utility Expense Adjustment and Tax Adjustment for such Adjustment Year. If the Expense Adjustment, Utility Expense Adjustment or Tax Adjustment owed for such Adjustment Year exceeds, respectively, the Expense Adjustment, Utility Expense Adjustment or Tax Adjustment component of the Rent Adjustment Deposits paid by Tenant during such Adjustment Year, then Tenant, within thirty (30) days after the date of Landlord’s Statement, shall pay to Landlord an amount equal to the excess of the Expense Adjustment, Utility Expense Adjustment or Tax Adjustment over, respectively, the Expense Adjustment, Utility Expense Adjustment or Tax Adjustment component of the Rent Adjustment Deposits paid by Tenant during such Adjustment Year. If the Expense Adjustment, Utility Expense Adjustment or Tax Adjustment component of the respective Rent Adjustment Deposits paid by Tenant during such Adjustment Year exceeds, respectively, the Expense Adjustment, Utility Expense Adjustment or Tax Adjustment owed for such Adjustment Year, then Landlord shall credit such excess to Rent payable after the date of Landlord’s Statement, or, at its option, may credit such excess to any Rent theretofore due and owing, until such excess has been exhausted. If this Lease expires or is terminated prior to full application of such excess, Landlord shall pay to Tenant the balance thereof not theretofore applied against Rent and not reasonably required for payment of Rent for the Adjustment Year in which this Lease expires, subject to Tenant’s obligations under Section 4.9 hereof, provided Tenant has vacated the Premises and otherwise has surrendered the Premises to Landlord in accordance with this Lease and Tenant is not then in default under this Lease. No interest or penalties shall accrue on any amounts which Landlord is obligated to credit or pay to Tenant pursuant to this Section. Landlord reserves the right to send a separate Landlord’s Statement for the Expense Adjustment, Utility Expense Adjustment and Tax Adjustment for any Adjustment Year, each such separate statement being deemed a Landlord’s Statement, and the sending of a separate statement shall not be deemed a waiver of Landlord’s right to send further statements for the remainder of the components of Rent Adjustments pursuant to this Article 4. Notwithstanding the foregoing, if Landlord shall have failed to render Landlord’s Statement with respect to any calendar year within 365 days the end of such calendar year, then Landlord shall have waived its right to send any such Landlord’s Statement or otherwise further bill Tenant for that particular year, except that Landlord shall send an Annual Statement for the final calendar year of the Lease Term by September 30th of the following year and thereafter Landlord shall have no further right to bill Tenant for any further Expenses.
4.6.Grossing Up and Allocations. If the Building is not fully occupied by tenants during all or a portion of any Adjustment Year or if during all or a portion of any Adjustment Year Landlord is not furnishing to any tenant or tenants any particular service, the cost of which, if furnished by Landlord, would be included in Expenses or Utility Expenses, then Landlord may elect to make an adjustment for such year of components of Expenses or Utility Expenses, as the case may be, and the amounts thereof which may vary depending upon the occupancy level of the Building or the number of tenants using the service. Any such adjustments shall be deemed costs and expenses paid or incurred by Landlord and included in Expenses or Utility Expenses, as the case may be, for such year, as if the Building had been fully occupied during the entire Adjustment Year and Landlord had furnished such service at its expense to all tenants for the entire Adjustment Year and Landlord had paid or incurred such costs and expenses for such year. If any item of Expenses or Utility Expenses, although paid or incurred in one year, relates to more than one calendar year, at the option of Landlord, such item may be allocated proportionately among such related calendar years. For purpose of the performing Landlord’s gross-up calculations, the Premises shall be deemed to mean the full 96,720 rentable square feet. In no event shall this section allow or entitle Landlord to recover more than the cost Landlord actually incurs for any particular grossed up variable Expense.
4.7.Books and Records. Landlord shall maintain books and records showing Taxes, Expenses and Utility Expenses in accordance with sound accounting and management practices. Tenant or its representative shall have the right to examine Landlord’s books and records (and Landlord shall make all such electronic versions available to Tenant) showing Taxes, Expenses and Utility Expenses upon reasonable prior notice and during normal business hours at any time within sixty (60) days following the furnishing by Landlord to Tenant of any Landlord’s Statement provided for in Section 4.5. Unless Tenant takes written exception to any item within sixty (60) days after the furnishing of any Landlord’s Statement containing such item, such Landlord’s Statement shall be considered final and accepted by Tenant.
4.8.Audit Procedures. If Tenant notifies Landlord within such sixty (60) day period that Tenant disputes any specific item or items in any Landlord’s Statement, and such dispute is not resolved between Landlord and Tenant within thirty (30) days after the date such notice is given by Tenant, either party, during the fifteen (15) day period following the expiration of the thirty (30) day period commencing on the date such notice is given, may refer such disputed item or items for determination to an independent certified public accountant selected by such party and approved by the other party (to be paid on an hourly and not a contingent fee basis), which approval shall not be withheld unreasonably, and the determination of such accountant shall be final, conclusive and binding upon Landlord and Tenant. Tenant agrees to pay all costs involved in such determination, except in the case of Tax Adjustment, Expense Adjustment and Utility Expense Adjustment for any Adjustment Year where it is determined that Landlord has overcharged Tenant for Tax Adjustment, Expense Adjustment and Utility Expense Adjustment for such Adjustment Year by more than five percent (5%), in which case Landlord shall pay all such costs.
4.9.Proration and Survival. With respect to any Adjustment Year which does not fall entirely within the Term, Tenant shall be obligated to pay as Expense Adjustment, Utility Expense Adjustment and Tax Adjustment for such Adjustment Year only a pro rata share of Expense Adjustment, Utility Expense Adjustment and Tax Adjustment as hereinabove determined, based upon the number of days of the Term falling within the Adjustment Year.

Following expiration or termination of this Lease, Tenant shall pay any Rent Adjustments due to Landlord within thirty (30) days after the date of each Landlord’s Statement sent to Tenant. Without limitation of other obligations of Tenant which shall survive the expiration of the Term, the obligation of Tenant to pay Rent Adjustments provided for in this Article 4 accruing during the Term shall survive the expiration or termination of this Lease.
4.10.No Decrease in Base Rent. In no event shall any Rent Adjustments result in a decrease of Base Rent payable hereunder.
4.11.Additional Rent. All amounts payable by Tenant as or on account of Rent Adjustments shall be deemed to be additional Rent becoming due under this Lease.
4.12.Cap on Expenses. Notwithstanding anything to the contrary contained in this Lease, Tenant’s Proportionate Share of Expenses, except for Uncontrollable Costs (as hereinafter defined) shall be deemed not to increase by more than four percent (4%) (the “Cost Cap”) from one calendar year to the next calendar year during the Term regardless of any actual increases in Expense; provided, however, in the event that in any calendar year any such increase in Expenses is in fact greater than the Cost Cap (any such increase in excess of the Cost Cap being hereinafter collectively referred to as the “Carryover Percentage”), Landlord shall have the right to add all of the Carryover Percentage (or such portion thereof as will not produce a total increase in Expenses in excess of the Cost Cap) to the increases in Expenses occurring over any of the following years of the Term in which such increases in Expenses are less than the Cost Cap, on a cumulative and compounding basis, until all such Carryover Percentages have been used to increase Expenses for purposes of calculating Tenant’s Proportionate Share of Expenses. For example, if the actual increase in Expenses during the second calendar year of the Term is six percent (6%) (thus creating a Carryover Percentage of two percent (2%), which may be carried forward to future years by Landlord), and if in the third calendar year of the Term the actual increase in Expenses is two percent (2%), then during the third calendar year of the Term the Expenses shall be deemed to increase by four percent (4%), such four percent (4%) increase arising from adding the two percent (2%) increase in Expenses which occurred in the third calendar year of the Term to the two percent (2%) Carryover Percentage from the second calendar year. The foregoing provisions of this Section notwithstanding, union wages, the cost of all casualty, liability and other insurance applicable to the Building and Landlord’s personal property used in connection with the Building, utility expenses and Taxes (all of the foregoing being collectively referred to herein as the “Uncontrollable Costs”) shall not be subject to any limitation or cap, and accordingly, the total dollar increase in Tenant’s Proportionate Share of Expenses payable pursuant to this Section for any and each calendar year during the Term shall be calculated without any limitation or cap on Uncontrollable Costs.
ARTICLE 5

USE OF PREMISES
Tenant shall use and occupy the Premises for the Permitted Uses identified in the Schedule and for no other use or purpose.
ARTICLE 6

SERVICES
6.1.Services Provided. Landlord shall furnish the following services:

(a)Air conditioning and heating when necessary to provide a temperature condition for comfortable occupancy of the Premises by Tenant under normal business operations consistent with the HVAC temperature conditions of first class, newer stock office buildings located in the downtown Denver, Colorado area daily from 7:00 a.m. to 6:00 p.m., 9:00 a.m. to noon on Saturdays, public holidays and in accordance with the HVAC specifications described on Exhibit K attached hereto. The term public holidays, wherever employed in this Lease, shall mean New Year’s Day, Memorial Day, July 4th, Labor Day, Thanksgiving, and Christmas, and, if Landlord so elects for the entire Building, Martin Luther King Day. If Landlord adds additional holidays to this list, Tenant shall not be required to pay any additional amounts as additional Rent as a result thereof. Whenever Tenant’s use or occupation of the Premises exceeds the design loads for the system providing heating and air conditioning, or Tenant uses lighting or heat-generating machines or equipment which cumulatively exceed such design loads, or which affect the temperature otherwise maintained by the heating, ventilating and air conditioning system in the Premises or Building, Tenant may temper such excess loads by installing supplementary heat or air conditioning units in the Premises or elsewhere where necessary, and the cost of such units and the expense of installation, including, without limitation, the cost of preparing working drawings and specifications, shall be paid by Tenant. Landlord’s agreements hereunder are subject to mandatory presidential and governmental restrictions on energy use.
(b)Domestic water in common with other tenants for drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord, or by Tenant in the Premises in accordance with the terms of this Lease. The cost of such water shall be included in the Expenses and Tenant shall pay its Proportionate Share.
(c)Janitorial and cleaning service as is customary for office space in office buildings that are comparable to the Building, which specifications therefor are described in Exhibit H attached hereto;
(d)Passenger elevator service in common with Landlord and other persons, daily, at all times.
(e)Parking as provided in the Schedule.
(f)In the event Tenant requires air conditioning or heating during hours other than as set forth hereinabove, Tenant shall notify Landlord of such requirement as early as practically possible and Landlord shall endeavor in good faith to provide or arrange for such additional service, it being agreed however that so long as Tenant provides not less than 24 hours advance notice of such additional HVAC requirements, Landlord shall provide the same. It is agreed that Tenant shall pay to Landlord the actual cost of said overtime usage as contemplated herein upon invoice from Landlord to Tenant at rates to be established from time to time by Landlord and based upon actual out of pocket costs then incurred by Landlord for the same. The current rates for overtime HVAC are: $100.00 per hour per floor, in 1 hour blocks.
(g)Landlord shall furnish to Tenant the electric energy which Tenant requires in the Premises for electricity consistent with the Tenant’s electrical requirements, but limited to lighting, customary office data processing equipment, copying and other customary office/business machines and equipment, and any other similar electricity requirements, as are customarily used in a general business office. The cost of such electricity shall be included in the Expenses and Tenant shall pay its Proportionate Share. Landlord shall not in any way be liable or responsible to Tenant for any loss, damage, expenses and causes beyond Landlord’s control, which Tenant may sustain or incur if either the quantity or character of electric service is changed.
(h)Building standard bulb replacement in all Building Common Areas (excluding the Common Areas on any floor which is completely occupied by a single tenant). Tenant shall pay for all bulbs and ballasts in the Premises, and, if Tenant occupies an entire floor, Tenant shall pay for all bulbs in the Common Areas on such floor, the cost of which will be charged to Tenant at arm’s length, market rates, if provided by Landlord.
(i)The electricity used for the operation of any special air conditioning systems which may be required for data processing equipment or for other special equipment or machinery installed by Tenant, shall be paid by Tenant prior to delinquency if billed directly to Tenant, or within thirty (30) days after being billed therefor by Landlord. Tenant shall make no alterations or additions to the electric equipment or appliances without the prior written consent of Landlord in each instance given in accordance with Article 12 [Alterations] herein. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installed thereon.
(j)Landlord may provide such extra or additional services as it is reasonably possible for Landlord to provide, and as Tenant may request from time to time, within a reasonable period after the time such extra or additional services are requested. Tenant shall pay, for such extra or additional services, market rates for the same as reasonably determined by Landlord for such services, such amount to be considered additional Rent hereunder. All charges for such extra or additional services shall be due and payable within thirty (30) days after such billing. Any such billings for extra or additional services shall include an itemization of the extra or additional services rendered, reasonable supporting documentation, and the charge for each such service.
6.2.Intentionally Omitted.
6.3.Failure to Furnish Services. Tenant agrees that Landlord and its agents shall not be liable in damages, by abatement of Rent or otherwise, for failure to furnish or for delay in furnishing any service when such failure or delay is occasioned, in whole or in part, by strike, lockout or other labor trouble, by inability to secure electricity, gas, water or other fuel at the Building after reasonable effort to do so, by any accident or casualty whatsoever, by the act or default of Tenant or other parties, or by any cause beyond the reasonable control of Landlord; and such failures or delays shall never be deemed an eviction or disturbance of Tenant’s use or possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Notwithstanding the foregoing, Landlord agrees that if there is an interruption caused by the gross negligence or willful misconduct of Landlord, its employees, agents or contractors (other than any utility providers) or is within Landlord's reasonable control (other than an interruption resulting from a fire or other casualty) of the services which Landlord is to provide (a “Service Failure”) that renders the all or any portion of the Premises untenantable and continues for a period of 4 or more consecutive business days after Landlord receives written notice from Tenant (an “Unauthorized Interruption”), then Tenant shall be entitled to an abatement of Rent commencing on the calendar day following the 4th consecutive business day of the Service Failure and ending on the day the service has been restored to the level required to permit Tenant’s normal business operations in the Premises. If the Unauthorized Interruption is the result of any misconduct or negligent acts of Tenant or its agents or employees, or any other person entering upon the Premises under express or implied invitation of Tenant (collectively, “Tenant's Agents”), Rent will not abate, except to the extent of Landlord's recovery under its loss of rent insurance. If Tenant continues to use any part of the Premises to conduct its business during any Service Failure, the Rent will only abate for the untenantable portion of the Premises not being used by Tenant.
6.4.Regulations Regarding Utilities Services. Tenant agrees to reasonably cooperate with Landlord in abiding by all reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of all utilities and services reasonably necessary for the operation of the Premises and the Building, so long as the same does not impair Tenant’s rights or increase Tenant’s obligations hereunder beyond a de minimis amount. Throughout the Term of this Lease, Landlord shall have free access to any and all mechanical installations, and Tenant agrees that there shall be no construction of partitions or other obstructions which might interfere with access to or the moving of servicing equipment to or from the enclosures containing said installations. Tenant further agrees that neither Tenant nor its employees, agents, licensees, invitees or contractors shall at any time tamper with, adjust or otherwise in any manner affect Landlord’s mechanical installations, except in accordance with the Workletter attached hereto.
6.5.Access. Tenant shall have the right to access the Building twenty-four (24) hours per day, seven (7) days a week, subject to Landlord’s security procedures and requirements, to applicable governmental rules and regulations and to force majeure, casualty and eminent domain.
ARTICLE 7

CONDITION AND CARE OF PREMISES
7.1.Tenant’s taking possession of the Premises or any portion thereof shall be conclusive evidence against Tenant that the portion of the Premises taken possession of was then in good order and satisfactory condition, provided, however, Landlord represents and warrants that: (i) to the best of its knowledge, the roof system, plumbing systems, window systems, window treatments, elevator systems, common area corridor, base building electrical and HVAC systems, fire and life safety systems, are in good working order; and (ii) it has not received any written notice from any governmental authority who has jurisdiction over the Building that such property is in violation of building codes and ordinances (including, without limitation, ADA) which govern the use and occupancy of the Building, which violation has not been cured. Tenant agrees to accept the Premises “as is,” and no promises of Landlord to alter, remodel, improve, repair, decorate or clean the Premises or any part thereof have been made, and no representation respecting the condition of the Premises, the Building, or the Land, has been made to Tenant by or on behalf of Landlord except to the extent expressly set forth herein or in the Workletter attached hereto as Exhibit D. Subject to the provisions of Article 15 hereof, Tenant, at its own expense, shall keep the Premises in good repair and tenantable condition and shall promptly and adequately repair all damage to the Premises caused by Tenant or any of its employees, contractors, agents, invitees or licensees, including replacing or repairing all damaged or broken glass, fixtures and appurtenances resulting from any such damage with the approval of Landlord (to the extent Landlord’s approval is required for the same as an Alteration pursuant to the terms of this Lease). If Tenant does not do so promptly and reasonably adequately, Landlord may give written notice thereof to Tenant and if Tenant has not commenced to cure such within fifteen (15) days thereafter and diligently prosecute such cure to completion, then Landlord may, but need not, make such repairs and replacements and Tenant shall pay Landlord the cost thereof within thirty (30) days following demand together with an itemization of charges and reasonable supporting documentation. Except to the extent expressly provided to the contrary herein, Tenant shall be solely responsible for all repairs and alterations pertaining to the Premises, including those required by any governmental entity or court of law.

ARTICLE 8

RETURN OF PREMISES
8.1.Surrender of Possession. At the termination of this Lease by lapse of time or otherwise or upon termination of Tenant’s right of possession without termination of this Lease, Tenant shall surrender possession of the Premises to Landlord and deliver all keys and other access devices to the Premises to Landlord and make known to Landlord the combination of all locks of vaults then remaining in the Premises, and, subject to the following paragraph, shall return the Premises and all equipment of Landlord therein to Landlord in its as is condition, ordinary wear and tear, loss or damage by fire or other insured casualty, and damage resulting from the act of Landlord or its employees and agents excepted, failing which Landlord may restore the Premises and such equipment and fixtures to the condition that Tenant is required to surrender the same under this Lease and Tenant shall pay the cost thereof to Landlord within thirty (30) days following demand together with an itemization of charges and reasonable supporting documentation. Notwithstanding anything the contrary contained herein, except Tenant’s obligation to remove those Alterations which Landlord informed Tenant by written notice given at the time of Landlord’s approval of such Alterations that Tenant shall be required to remove upon the expiration of the Term, as extended, if applicable, or earlier termination of this Lease (collectively, “Required Removables”), and any stairway which Tenant installs but only if Tenant exercises the contraction right under Article 39 to exclude the 4th floor Excluded Premises, Tenant shall have no obligation whatsoever to remove or restore any of Tenant’s Work or Non Structural Alterations (other than Tenant’s Telecom Wiring).
8.2.Installations and Additions. All installations, additions, partitions, hardware, light fixtures, non-trade fixtures and improvements, whether temporary or permanent, except movable furniture and equipment belonging to Tenant, in or upon the Premises, whether placed there by Tenant or Landlord, shall be Landlord’s property and, upon termination of this Lease by lapse of time or otherwise, or of Tenant’s right of possession without termination of this Lease, shall remain upon the Premises, all without compensation, allowance or credit to Tenant; provided, however, that, at the time Landlord approves the Plans (as hereinafter defined) for Alterations in the Premises (other than Tenant’s Work, for which Tenant shall have no obligation to remove or restore other than Tenant’s Telecom Wiring), Landlord shall provide written notice to Tenant of those improvements for which Tenant is seeking consent that Landlord wants Tenant to remove from the Premises, and if Landlord delivers such notice to Tenant at the time Landlord grants its consent to the same, then Tenant, at its sole cost and expense, shall remove such items prior to the end of the Term or within ten (10) days following termination of this Lease or Tenant’s right of possession, whichever is earlier. Tenant, at Tenant’s sole cost and expense, shall promptly remove such of the installations, additions, partitions, hardware, light fixtures, non-trade fixtures and improvements placed in the Premises by Tenant as are designated in such notice and repair any damage to the Premises caused by such removal, failing which Landlord may remove the same and repair the Premises and Tenant shall pay the cost actual, out of pocket cost thereof to Landlord within thirty (30) days following demand together with an itemization of charges and reasonable supporting documentation. Notwithstanding anything contained in this Section 8 to the contrary, Tenant shall be required to remove, at its sole cost and expense, any voice and data cabling that Tenant installs in the Premises (“Tenant’s Telecom Wiring”).
8.3.Trade Fixtures and Personal Property. Tenant shall also remove Tenant’s furniture, machinery, safes, trade fixtures and other items of movable personal property of every kind and description from the Premises and repair any damage to the Premises caused thereby, such removal and restoration to be performed prior to the end of the Term, as extended, if applicable, or within ten (10) days following termination of this Lease or Tenant’s right of possession, whichever is earlier. If Tenant fails to remove such items, Landlord may do so, and thereupon the provisions of Section 17.6 shall apply and Tenant shall pay to Landlord the cost of removal and of restoration of the Premises within thirty (30) days following demand together with an itemization of charges and reasonable supporting documentation.
8.4.Survival. All obligations of Tenant under this Article 8 shall survive the expiration of the Term or earlier termination of this Lease.
ARTICLE 9

HOLDING OVER
Tenant shall pay Landlord for each day Tenant retains possession of the Premises or any part thereof after termination of this Lease, by lapse of time or otherwise, or of Tenant’s right to possession of the Premises, an amount which is: (i) $45.86 per rentable square foot of the Premises plus the amount of the then Rent Adjustments for the period in which such possession occurs on a per diem basis for up to three (3) one-month periods beginning at end of the Term, as extended, if applicable (the “Initial Holdover Period”); and (ii) thereafter, one and one-half times the amount of Base Rent plus actual Rent Adjustments on a per diem basis based upon the annual rate of Base Rent set forth in Section 3.1 and on Rent Adjustments provided for in Article 4 for the period in which such possession occurs, calculated as though such period were within the Term (collectively “Holdover Rent”), and, after the Initial Holdover Period, if Tenant remains in occupancy of the Premises without Landlord’s consent, then Tenant shall also pay all damages, consequential as well as direct, sustained by Landlord by reason of such retention. Acceptance by Landlord of rent after such termination shall not of itself constitute either the creation of such a month-to-month tenancy or a renewal. Nothing contained in this Article 9 shall be construed or shall operate as a waiver of Landlord’s right of reentry or any other right or remedy of Landlord.
ARTICLE 10

RULES AND REGULATIONS
Tenant agrees to observe and not to interfere with the rights reserved to Landlord in Article 11 and agrees, for itself, its employees, agents, contractors, invitees and licensees, to comply with the rules and regulations set forth in Exhibit B attached to this Lease and made a part hereof and such other reasonable rules and regulations as may be adopted by Landlord provided that (i) written notice of the same is given in advance to Tenant, (ii) such rules and regulations are uniformly applied across all tenants in the Building in a non-discriminatory fashion, and (iii) such rules and regulations do not in any material respect impair Tenant’s rights or increase Tenant’s obligations hereunder. If there is any inconsistency between the rules and regulations and the terms of this Lease, the terms of this Lease shall control. Landlord shall enforce the rules and regulations uniformly among all tenants in the Building, and in a non-discriminatory manner against Tenant.

ARTICLE 11

RIGHTS RESERVED TO LANDLORD
11.1.Rights Reserved to Landlord. Landlord reserves the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, person or business and without effecting an eviction or disturbance of Tenant’s use or possession or giving rise to any claim for setoff or abatement of Rent or affecting any of Tenant’s obligations under this Lease:
(a)To the exclusive use of the name of the Building for all purposes, except that Tenant may use such name(s) as its business address and for no other purpose;
(b)To change the name or street address of the Building, provided Landlord shall endeavor to provide Tenant with as much advance notice as is reasonably practicable;
(c)To install and maintain signs on the exterior and interior of the Building, subject to Tenant’s rights with respect to interior and exterior signage as provided herein;
(d)To prescribe uniform building standards with respect to the location and style of the suite number and identification sign or lettering for tenants in the Building provided that Landlord agrees that Tenant shall be permitted to use the current branding of Ibotta, Inc. as it may exist from time to time for all interior and exterior signage of Tenant, and to designate and limit the space allotted to Tenant on the directory of the Building so long as Tenant has at least as much space allotted on the directory as all other tenants of the Building ;
(e)To retain at all times, and to use in appropriate instances permitted by this Lease, pass keys or other access devices to the Premises (it being agreed that Landlord shall give not less than 24 hours advance notice to Tenant of any desired access to the Premises, except in the case of emergency when the amount of advance notice, if at all, shall be reasonably appropriate in light of the context at hand);
(f)To grant to anyone the exclusive right to conduct any business or render any service in the Building, or the nonexclusive right to use any premises in the Building for a use which is the same as or similar to the use expressly permitted to Tenant by Article 5, so long as in each case the Permitted Use of Tenant hereunder is not affected or proscribed in any way;
(g)To exhibit the Premises at reasonable hours during the last 9 month of the Term upon not less than 24 hours advance notice to Tenant for which Tenant shall have the opportunity to cause a representative of Tenant to accompany Landlord during such access;
(h)To enter the Premises for supplying janitorial service or other service to be provided to Tenant hereunder;
(i)To require all persons entering or leaving the Building during such hours as Landlord may reasonably determine from time to time to identify themselves to security personnel by registration or otherwise in accordance with security controls, and to establish their right to enter or to leave in accordance with the provisions of Exhibit B. Landlord shall not be liable in damages for any error with respect to admission to or eviction or exclusion from the Building of any person. In case of fire, invasion, insurrection, mob, riot, civil disorder, public excitement or other commotion, or threat thereof, Landlord reserves the right to limit or to prevent access to the Building during the continuance of the same, to shut down elevator service, to activate elevator emergency controls, or otherwise to take such action or preventive measures deemed necessary by Landlord for the safety or security of the tenants or other occupants of the Building or for the protection of the Building and the property in the Building. Tenant agrees to cooperate with any reasonable safety or security program developed by Landlord;
(j)To reasonably regulate access to telephone, electrical and other utility closets in the Building and to require use of designated contractors for any work involving access to the same;
(k)To reasonably control and prevent access to Common Areas and other non-general public areas of the Building, in each case so long as such controls are uniformly applied in a non-discriminatory manner and Tenant’s rights hereunder are not impaired and Tenant’s obligations hereunder are not increased as a result of the same;
(l)Subject to the restrictions of Section 1.4 above, provided that reasonable access to the Premises, the parking area (and Tenant’s use of the parking spaces), and the Building fitness center shall be maintained and the business of Tenant shall not be interfered with unreasonably, to rearrange, relocate, enlarge, reduce or change corridors, exits, entrances in or to the Building and to decorate and, at its own expense, to make repairs, alterations, additions and improvements, structural or otherwise, in or to the Building or any part thereof, and any adjacent building, land, street or alley, including for the purpose of connection with or entrance into or use of the Building in conjunction with any adjoining or adjacent building or buildings, now existing or hereafter constructed, and may for such purposes erect scaffolding and other structures reasonably required by the character of the work to be performed, and during such operations may enter upon the Premises and take into and upon or through any part of the Building, including the Premises, all materials that may be required to make such repairs, alterations, improvements or additions, and in that connection, Landlord may temporarily close public entry ways, other public spaces, stairways or corridors and interrupt or temporarily suspend any services or facilities agreed to be furnished by Landlord, all without the same constituting an eviction of Tenant in whole or in part and without abatement of Rent by reason of loss or interruption of the business of Tenant or otherwise and without in any manner rendering Landlord liable for damages or relieving Tenant from performance of Tenant’s obligations under this Lease. Landlord, at its option, may make any repairs, alterations, improvements and additions in and about the Building and the Premises during ordinary business hours so long as the same does not impair (beyond a de minimis amount) Tenant’s ability to conduct business in the Premises in the ordinary course and without material interruption, sound, vibration or other conditions that harm the ability of Tenant to conduct business in the Premises, otherwise, Landlord shall perform such work at times other than business hours and Landlord shall pay all overtime and additional expenses resulting therefrom. Notwithstanding the foregoing, but to the extent practicable, Landlord shall reasonably coordinate all of the foregoing in advance with Tenant and will perform all of the foregoing in a diligent, workerlike manner and use commercially reasonable effort to limit any interruption or inconvenience to Tenant.
11.2.Use of Roof and Land. Landlord specifically excepts and reserves to itself the use of the roof, the exterior portions of the Premises, all rights to the land and improvements below the improved floor level of the Premises, to the improvements and air rights above the ceiling of the Premises and to the improvements and air rights located outside the demising walls of the Premises and to such areas within the Premises required for installation of utility lines and other installations required to serve other occupants of the Building and to maintain and repair same, and no rights with respect thereto are conferred upon Tenant, unless otherwise specifically provided herein. This Lease does not grant any rights to light or air, provided, however, that Landlord shall not voluntarily obstruct the windows to the Premises except temporarily and as reasonably required in connection with repairs, improvements, maintenance or cleaning and in such case only for the shortest period of time and as limited in scope as reasonably necessary.
If Landlord has space available on the roof of the Building, which space is in Landlord’s sole control and no other party has any rights thereto, Landlord shall grant to Tenant a license to locate communications equipment approved by Landlord in its reasonable discretion or such other equipment that is reasonably required by Tenant in connection with the conduct of its business, such as, for example venting, UPS, antennas or supplemental HVAC equipment (all such equipment, collectively, the “Equipment”) in the area on the roof of the Building designated by Landlord, in its reasonable discretion based upon the needs of each party (the “Equipment Space”) during the Lease Term. Such license shall accommodate one or more roof top supplemental air conditioning unit(s) and/or air cooled chiller(s) and related components The rights granted under this License are non-exclusive (provided that once Equipment is installed, the space occupied by such Equipment shall become exclusively that of the license holder for such Equipment), limited use rights, in the nature of a license coupled with an interest and therefore irrevocable for the duration of the Lease Term, which rights are personal to Tenant and any Permitted Assignee and may not be assigned or used by any party other than Tenant or an assignee that is a Permitted Assignee. Without limiting the foregoing, Tenant may not resell any services provided through the Equipment. Landlord may, from time to time, upon not less than 90 days’ written notice, relocate the Equipment Space to another area of the roof; provided that such relocation shall not materially, substantially, and unreasonably interfere with Tenant’s use of the Equipment and shall be made at Landlord’s sole cost and expense. Except as otherwise expressly set forth in this Lease, Landlord has not made any representations or warranties of any kind, including warranty of fitness of purpose, as to the condition or suitability of the Building or the Equipment Space for the uses intended to be made of them by Tenant and Tenant accepts the Equipment Space in “as-is” condition. The Equipment shall be used solely for Tenant’s and any assignee that is a Permitted Transferee’s own business purposes and not for the benefit of, license or concession to any other tenant or occupant of the Building or other party.
ARTICLE 12

ALTERATIONS
Tenant shall not make, without the prior written consent of Landlord, any alterations, additions or improvements to the Premises (collectively “Alterations”), except as otherwise provided in this Lease. Landlord’s consent shall not be required for any non-structural interior alterations (including, without limitation, cosmetic and other decorative alterations) (collectively “Non-Structural Alterations”), provided that they do not affect mechanical, electrical, plumbing and utility services and/or Building systems, are not visible from outside the Premises, do not affect Landlord’s insurance coverages for the Building and are reasonably consistent in quality with Tenant’s Work, so long as Landlord is given written notice (which notice may be by email to Building management or through a building management portal, as applicable) of such alterations before they are commenced (except no notice is required for cosmetic or decorative alterations of an immaterial nature). If Landlord’s consent to any such Alterations is required hereunder and obtained, then before commencement of the work or delivery of any materials onto the Premises or into the Building, Tenant shall furnish to Landlord for approval plans and specifications, names and addresses of contractors, copies of contracts if requested by Landlord, necessary permits and licenses, and such other materials as may be reasonably requested by Landlord. All Alterations shall be installed in a good, workmanlike manner and only new, high-grade materials shall be used. All such work shall be done only by contractors or mechanics reasonably approved by Landlord and shall be subject to Landlord’s reasonable scheduling requirements and regulations. Tenant acknowledges and agrees that if Landlord determines that it is necessary to utilize the services of third party engineers in connection with the review and approval for any Alterations (other than Not-Structural Alterations for which no approval is required), Tenant shall pay the reasonable, out of pocket cost thereof within thirty (30) days after it receives an invoice therefor from Landlord together with reasonable supporting documentation. Before commencing any work in connection with such Alterations, Tenant shall furnish Landlord with certificates of insurance from all contractors performing labor or furnishing materials insuring Landlord against any and all liabilities which may arise out of or be connected in any way with said Alterations, with such limits as are set forth in the Workletter or as Landlord shall reasonably require. Tenant shall permit Landlord to supervise construction operations in connection with the foregoing work if Landlord requests to do so, provided Landlord shall not charge Tenant a supervisory fee, but Tenant shall be responsible for the cost of the engineer as provided above. Tenant shall pay the cost of all such Alterations, as well as the cost of repairing any damage to the Building, including the Premises, occasioned by such Alterations, including the cost of labor and materials, contractors’ profits, overhead and general conditions. Except as otherwise expressly provided herein to the contrary, Landlord shall not charge any supervisory or overhead or other fee with respect to any alterations performed by Tenant, but Tenant shall be responsible for the cost of the engineer as provided above. Upon completing any Alterations (other than Non-Structural Alterations), Landlord may request and Tenant shall then furnish Landlord with contractors’ affidavits in form reasonably required by Landlord or by law, as is applicable, and full and final waivers of lien and receipted bills covering all labor and materials expended and used. All Alterations shall comply with all insurance requirements and with all city and county ordinances and regulations and with the requirements of all state and federal statutes and regulations. Notwithstanding anything contained herein to the contrary, if any Alterations will affect the mechanical, electrical and/or plumbing systems in the Building, such Alterations shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, delayed or conditioned.
Subject to Tenant’s obligation to obtain Landlord’s written approval of Tenant’s connection to Landlord’s systems in the Building, which approval shall not be unreasonably withheld, delayed, or conditioned, Landlord shall provide to Tenant, at no additional Rent or other charge, reasonable and non-exclusive access to shafts, closets and risers in the Building reasonably designated by Landlord for installation of the Lines, supplemental HVAC and other requirements customary for Tenant’s permitted use, for Tenant’s installation, removal, replacement, repair, maintenance and operation therein, at Tenant’s sole cost and expense, of conduits, lines, cables, ducts, pipes and other installations for data, telecommunications, supplemental HVAC, emergency generator and other requirements, whether connecting from the

Building points of entry to the Premises, or from any rooftop mounted equipment to the Premises.
The installation of any supplemental HVAC system in the Premises for the purpose of providing supplemental air-conditioning to the Premises (the “Supplemental HVAC System”) shall be governed by the terms of Article 12 of this Lease if installed as an Alteration or the Workletter if installed as part of Tenant’s Work, and this paragraph, and, if approved by Landlord pursuant to the terms of Article 12 of this Lease or Workletter, as applicable, and this paragraph, shall be performed by Tenant at its sole cost and expense. All aspects of the Supplemental HVAC System (including, but not limited to, the plans and specifications therefor and any connection to the Building's condenser water system) shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, unless the structural aspects of the Building, the Building Systems, the exterior appearance of the Building and/or the certificate of occupancy issued for the Building or the Premises will be adversely affected and/or the installation of the Supplemental HVAC System will violate any Applicable Laws, in which event Landlord's approval may be withheld in Landlord's sole and absolute discretion. Notwithstanding the foregoing, if required for such purpose, Tenant may connect into the Building's condenser water system, and further, Tenant shall have available for the Lease Term of the Lease such cooling capacity as is reasonably required by Tenant for operating the Supplemental HVAC System reasonably consistent with the supplemental cooling needs for the ordinary course of Tenant’s business (including customary office IT server rooms). Notwithstanding any provision to the contrary contained in this Lease, Tenant shall have no obligation to remove the Supplemental HVAC System prior to the expiration or earlier termination of this Lease. Any reimbursements owing by Tenant to Landlord pursuant to this paragraph shall be payable by Tenant within thirty (30) days of Tenant's receipt of an invoice and reasonable supporting documentation therefor
ARTICLE 13

ASSIGNMENT AND SUBLETTING
13.1.Assignment and Subletting. Tenant, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, delayed or conditioned, shall not (a) assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest under it, (b) allow to occur any transfer of this Lease or Tenant’s interest herein by operation of law, (c) sublet the Premises or any part thereof, (d) permit the use or occupancy of the Premises or any part thereof for any purpose not provided for in the Schedule to this Lease or by anyone other than Tenant and Tenant’s agents and employees (other than Desk Space Users), or (e) if Tenant is not a publicly traded entity, cause, suffer or permit to occur any “Change of Control” (as such term is defined in Section 13.8 hereof). To the extent permitted by law, this Lease shall not be assigned or assignable by voluntary or involuntary bankruptcy proceedings or otherwise, and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.
13.2.Rentals Based on Net Income. Without limiting the generality of the foregoing provisions of this Article 13, Tenant expressly covenants and agrees not to enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of the Premises which provides for rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied or utilized (other than an amount based upon a fixed percentage or percentages of receipts or sales), and that any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.
13.3.Tenant to Remain Obligated. Consent by Landlord to any assignment, subletting, use, occupancy or transfer shall not operate to relieve Tenant from any covenant or obligation hereunder except to the extent, if any, expressly provided for in such consent, or be deemed to be a consent to or relieve Tenant from obtaining Landlord’s consent to any subsequent assignment, transfer, subletting, use or occupancy. Tenant shall pay all of Landlord’s reasonable, out of pocket costs, charges and expenses, including attorneys’ fees, incurred in connection with any assignment, transfer, subletting, use or occupancy made or requested by Tenant, not to exceed $2,500 plus reasonable attorneys’ fees incurred by Landlord in the aggregate per transfer request.
13.4.Tenant’s Notice; Landlord’s Right to Terminate. Except for any Permitted Transfers for which this Section 13.4 shall not apply, Tenant, by notice in writing, shall advise Landlord of its intention from, on and after a stated date (which shall not be less than twenty (20) days after the date of Tenant’s notice) to assign this Lease or sublet any part or all of the Premises for the balance or any part of the Term, and, in such event, Landlord shall have the right, to be exercised by giving written notice to Tenant within twenty (20) days after receipt of Tenant’s notice, to recapture the space described in Tenant’s notice and such recapture notice, if given, shall terminate this Lease with respect to the space therein described as of the date stated in Tenant’s notice. Tenant’s notice shall state the name and address of the proposed subtenant or assignee, and the material terms upon which the transfer is proposed and sufficient information to permit Landlord to determine the financial responsibility and character of the proposed subtenant or assignee shall be delivered to Landlord with said notice. If Tenant’s notice covers all of the space hereby demised, and if Landlord gives its recapture notice with respect thereto, the Term of this Lease shall expire on the date stated in Tenant’s notice as fully and completely as if that date had been herein definitely fixed for the expiration of the Term. If, however, this Lease is terminated pursuant to the foregoing with respect to less than the entire Premises, Base Rent and Tenant’s Proportionate Share as defined herein shall be adjusted on the basis of the number of rentable square feet retained by Tenant, and this Lease as so amended shall continue thereafter in full force and effect; provided that Tenant shall pay all costs in connection with any physical subdivision of any portion of the Premises required to comply with applicable laws following a recapture and termination of such space. In the alternative, Tenant may deliver to Landlord a preliminary request for determination (a “Request for Determination”) as to Landlord’s intent to recapture and terminate, in which case, the name of the proposed subtenant or assignee is not initially required, and Landlord shall provide to Tenant its determination whether it will elect to recapture and terminate or not within ten (10) business days after receipt (provided, however, that Landlord’s response to a Request for Determination does not vitiate any other term or condition of this Article 13, including, as provided below, Landlord’s recapture right). Tenant acknowledges and agrees however that, notwithstanding anything contained herein to the contrary, Landlord will still require the notice specified above with detail surrounding the proposed subtenant or assignee as a condition to granting its consent as provided in Section 13.5 below, notwithstanding Landlord’s response to a Request for Determination and if, after being informed of the name of the proposed subtenant or assignee, Landlord shall have the right to recapture the applicable portion of the Premises.

13.5.Landlord’s Consent. If Landlord, upon receiving Tenant’s notice with respect to any such space, does not exercise its right to terminate as aforesaid, Landlord will not unreasonably withhold, condition or delay its consent to Tenant’s assignment of this Lease or subletting the space covered by its notice, and shall notify Tenant of the same within the same twenty (20) day period provided to Landlord in which to elect to recapture and terminate as provided in Section 13.4 above. Landlord shall not be deemed to have unreasonably withheld its consent to a sublease of part or all of the Premises or an assignment of this Lease if its consent is withheld because: (a) Tenant is then in breach or violation of any of the terms hereunder beyond any applicable notice and cure period; (b) any notice of termination of this Lease or termination of Tenant’s possession was given under Article 17; (c) the portion of the Premises which Tenant proposes to sublease, including the means of ingress thereto and egress therefrom and the proposed use thereof, or the remaining portion of the Premises, or both, will violate any applicable law, ordinance or regulation, including, without limitation, any applicable building code or zoning ordinances; (d) the proposed use of the Premises by the subtenant or assignee does not conform with the use permitted by Article 5; (e) in the reasonable judgment of Landlord, the proposed subtenant or assignee is of a character or is engaged in a business which would be deleterious to the reputation of the Building, or the subtenant or assignee is not sufficiently financially responsible to perform its obligations under the proposed sublease or assignment; (f) the proposed subtenant or assignee is a government or a government agency; or (g) the proposed subtenant or assignee is an entity to whom Landlord or Landlord’s agent have been engaged in active negotiations for the leasing of space in the Building as evidenced by the trading of letters of intent in the 3 month period prior to Tenant sending its notice of proposed transfer under Section 13.4 above; provided, however, that the foregoing are merely examples of reasons for which Landlord may withhold its consent and shall not be deemed exclusive of any permitted reasons for reasonably withholding consent whether similar to or dissimilar from the foregoing examples.
13.6.Profits. Except for any Permitted Transfer for which this Section 13.6 shall not apply, if Tenant, having first obtained Landlord’s consent to any sublease or assignment, or if Tenant or a trustee in bankruptcy for Tenant pursuant to the Bankruptcy Code, assigns this Lease or sublets the Premises, or any part thereof, at a rental or for other consideration in excess of the Rent or pro rata portion thereof due and payable by Tenant under this Lease, then Tenant shall pay to Landlord as additional Rent 50% of any such excess rent or other monetary consideration payable solely with respect to the applicable portion of Tenant’s leasehold estate in Premises (after deducting therefrom reasonable and customary real estate brokerage commissions actually paid by Tenant to unaffiliated third parties, tenant improvement allowances, rent concessions, the actual cost of improvements to the Premises made by Tenant for the transferee, legal fees, marketing expenses, and other direct out-of-pocket costs actually paid by Tenant in connection with the transfer (as long as the costs are commercially reasonable and are commonly incurred by landlords in leasing similar space and Tenant promptly provides to Landlord an itemization of charges and reasonable supporting documentation evidencing such deductions)) within ten (10) days after receipt under any such assignment or, in the case of a sublease, (a) within ten (10) days after receipt of the same each month during the term of any sublease, the excess of all rent and other consideration due from the subtenant for such month over the Rent then payable to Landlord pursuant to the provisions of this Lease for said month (or, if only a portion of the Premises is being sublet, the excess of all rent and other consideration due from the subtenant for such month over the portion of the Rent then payable to Landlord pursuant to the provisions of this Lease for said month which is allocable on a square footage basis to the space sublet) and (b) immediately upon receipt thereof, any other consideration realized by Tenant from such subletting; it being agreed, however, that Landlord shall not be responsible for any deficiency if Tenant assigns this Lease or sublets the Premises or any part thereof at a rental less than that provided for herein.

13.7.Assignee to Assume Obligations. If Tenant assigns this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of the assignment. If Tenant subleases the Premises as permitted herein, Tenant shall obtain and furnish to Landlord, not later than fifteen (15) days prior to the effective date of such sublease and in form reasonably satisfactory to Landlord (if not already contained in the sublease), the written agreement of such subtenant to the effect that the subtenant, at Landlord’s option and written request, will attorn to Landlord in the event this Lease terminates before the expiration of the sublease.
13.8.Change of Control. Notwithstanding anything to the contrary in this Article 13, this Section 13.8 shall not be applicable to Tenant so long as Tenant is a publicly traded entity but if that is not the case, if Tenant is a corporation (other than a corporation the stock of which is publicly traded) the term “Change of Control” shall mean any direct or indirect change in the legal or beneficial ownership or control of the shares of stock which constitute control of Tenant other than by reason of gift or death. The term “control” as used herein means the power, directly or indirectly, to direct or cause the direction of the management or policies of Tenant. If Tenant is a partnership, whether general or limited, or a limited liability company, the term “Change of Control” shall mean any direct or indirect change in the legal or beneficial ownership or control of the partnership interests or, as the case may be, any change in the membership or control of said limited liability company, which constitute control of Tenant other than by reason of gift or death.
13.9.Permitted Transfer. Notwithstanding Section 13.1 above to the contrary, Tenant may assign its interest in this Lease or sublease all or any part of the Premises (each a “Permitted Transfer”) to a Permitted Transferee (as hereinafter defined) without Landlord’s prior written consent; provided, that (i) Tenant gives Landlord a written notice of any Permitted Transfer not later than thirty (30) days prior to the effective date of such Permitted Transfer (unless prior notice of such Permitted Transfer is prohibited by applicable law, in which case Tenant shall provide notice promptly following the Permitted Transfer); (ii) Tenant is not in Default under this Lease beyond any applicable notice and cure period; (iii) with respect to a Permitted Transfer involving an assignment of this Lease, the Permitted Transferee assumes this Lease by a written assumption agreement delivered to Landlord prior to the effective date of such Permitted Transfer (unless such delivery is prohibited by applicable law, in which case Tenant shall provide such agreement promptly following the Permitted Transfer); (iv) the Permitted Transferee shall use the Premises only for the Permitted Use; (v) intentionally omitted; (vi) the occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfer; and (vii) Tenant shall not be released from any liability under this Lease (whether past, present or future) by reason of such Permitted Transfer. As used herein, (1)  “Affiliate” means any person or entity who or which controls, is controlled by, or is under common control with Tenant and which is solvent, including, without limitation, any Ibotta Related Entity, (2)  “control” shall mean the possession of the power to direct the management and policies of the applicable controlled entity through the ownership of more than fifty percent (50%) of the voting or equity securities or other ownership interests in such controlled entity or the power, directly or indirectly to direct or cause the direction of the management and policy of such entity, whether through the ownership of voting or equity securities or other ownership interests, by statute, according to the provisions of a contract, or otherwise, (3) “Successor” means any business entity in which or with which Tenant is merged or consolidated in accordance with applicable statutory provisions governing merger and consolidation of business entities, or by reorganization or recapitalization, so long as (A) Tenant’s obligations under this Lease are assumed by the Successor (which may be by operation of law); and (B) the Tangible Net Worth of the Successor is not less than the Tangible Net Worth of Tenant immediately preceding the effective date of such merger or consolidation, (4) “Purchaser” means any person or entity who or which acquires all or substantially all of the stock or assets of Tenant, so long as the Tangible Net Worth of the Purchaser is not less than the Tangible Net Worth of Tenant immediately preceding such acquisition; (5) “Permitted Transferee” means an Affiliate, Successor or Purchaser, or any Ibotta Related Entity; and (6) “Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied (“GAAP”) or such other reasonable accounting standards then used by the applicable party, consistently applied, excluding however, from the determination of total assets, all assets which would be classified as intangible assets under GAAP, including, without limitation, good will, licenses, patents, trademarks, trade names, copyrights and franchises. “Ibotta Related Entity” shall mean any direct or indirect Affiliate or subsidiary of Tenant (collectively, the “Ibotta Companies”), together with any other entity now existing or hereafter formed that is managed, controlled by, controlling or under common control with any of the Ibotta Companies. A “Permitted Assignee” means any assignee of this Lease that is a Permitted Transferee.
13.10.Desk Space Users. Notwithstanding anything to the contrary contained herein, Tenant shall have the right, without Landlord’s consent, to have certain persons and/or entities with “Special Relationships” (collectively, “Users”) utilize desk space in the Premises, subject to the following conditions:
(a)All such Users shall in the aggregate not occupy more than 10% of the rentable square feet of the Premises at any one time;
(b)No separate entrances or demising walls shall be constructed in connection with such use and there shall be no separate signage for any User on any entrance door to the Premises;
(c)The Users shall have no rights under this Lease, and Landlord shall have no liability or obligation to the Users under this Lease for any reason whatsoever in connection with the use or occupancy of the Premises;
(d)The Users shall use the Premises in conformity with all applicable provisions of this Lease;
(e)Any breach or violation of this Lease by a User shall be deemed to be and shall constitute a breach or violation by Tenant under this Lease, any act or omission of a User shall be deemed to be and shall constitute the act or omission of Tenant under this Lease and, without limiting the foregoing, any insurance policies required to be maintained by Tenant hereunder shall insure against any injury or damage caused by any of the Users as if such User was an employee of Tenant;
(f) The right of Tenant to permit Users to occupy a portion of the Premises shall not be deemed to be an assignment of, or sublease under, this Lease and shall automatically terminate upon the expiration or earlier termination of this Lease or upon the assignment of this Lease by Tenant to an entity other than a Permitted Assignee;
(g)Tenant shall indemnify, defend and hold Landlord harmless from and against any and all loss, claim, damage or expense (including, without limitation, reasonable attorneys’ fees and disbursements) arising from the acts or omissions of the Users;

(h)No User shall be entitled, directly or indirectly, to diplomatic or sovereign immunity and each User shall be subject to the service of process at, and the jurisdiction of, the courts of the State of Colorado;
(i) Nothing herein shall be deemed a consent to the use of the Premises by any party other than Tenant and such Users; and
(j)Tenant shall not generate a profit for the use or occupancy of such space.
13.11.As used herein, a person or entity having a “Special Relationship” means (A) clients of Tenant and any Affiliate of Tenant and (B) persons or entities for whom Tenant or any Affiliate of Tenant provide or receive services, such as auditing, application, server and other technical support, data services, or with whom Tenant or an Affiliate of Tenant have a similar business relationship consistent with the primary services of Tenant’s business, nonprofit entities, public figures or other strategic partners whose interests reasonably align with Tenant’s, or for persons or entities providing services to Tenant in support of Tenant’s permitted use herein, provided that such shall not be for the purposes of producing rental income for Tenant, and provided that, in the case of clauses (A) and (B) immediately above, in Landlord’s reasonable judgment exercisable from time to time (whether before or after occupancy), such User or proposed User is of a character in keeping with the occupancy of first-class office buildings in the downtown Denver, Colorado area. Tenant will advise Landlord of the then current occupancy of the Premises by any Users promptly following Landlord’s request from time to time.
ARTICLE 14

WAIVER OF CERTAIN CLAIMS; INDEMNITY BY TENANT
14.1.Waiver of Certain Claims. To the extent not prohibited by law, Tenant releases Landlord and its agents, servants and employees, from and waives all claims for damages to person or property sustained by Tenant or by any occupant of the Premises or the Building, or by any other person, resulting directly or indirectly from fire or other casualty, cause or any existing or future condition, defect, matter or thing in or about the Premises, the Building, or from any equipment or appurtenance therein, or from any accident in or about the Building, or from any act or neglect of any tenant or other occupant of the Building or any part thereof or of any other person, including Landlord, and its agents, employees and contractors. This Section shall apply especially, but not exclusively, to damage caused by water, snow, frost, steam, excessive heat or cold, sewerage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, broken glass, sprinkling or air conditioning devices or equipment, or flooding of basements, and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the acts specifically enumerated above, or from any other thing or circumstance, whether of a like nature or of a wholly different nature, provided the foregoing waiver shall not apply to any willful misconduct or gross negligence on the part of Landlord and its agents, servants and employees.
14.2.Damage Caused by Tenant’s Neglect. If any damage to the Premises or the Building or any equipment or appurtenance therein, whether belonging to Landlord or to other tenants or occupants of the Building, results from any act or neglect of Tenant, its employees, agents, contractors, licensees or invitees, Tenant shall be liable therefor and Landlord, at its option, may repair such damage and Tenant, upon demand by Landlord, shall reimburse Landlord for all costs of such repairs and damages in excess of amounts, if any, paid to Landlord under insurance covering such damage.

14.3.Tenant Responsible for Personal Property. All personal property belonging to Tenant or any occupant of the Premises that is in the Building or the Premises shall be there at the risk of Tenant or other person only and Landlord shall not be liable for damage thereto or theft or misappropriation thereof.
14.4.Indemnification.
(a)To the extent not prohibited by law, Tenant agrees to defend and hold Landlord and its agents, employees, and contractors harmless and to indemnify each of them against claims and liabilities, including reasonable attorneys’ fees, for injuries to all persons and damage to or theft, misappropriation or loss of property occurring in or about the Premises or the Building arising from Tenant’s occupancy of the Premises or the conduct of its business or from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises or the Building or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease or due to any other act or omission of Tenant, its agents, contractors, invitees, licensees or employees, but only to the extent of Landlord’s liability, if any, in excess of amounts, if any, paid to Landlord under insurance covering such claims or liabilities. Tenant specifically acknowledges that the undertaking herein shall apply to claims in connection with or arising out of the transportation, use, storage, maintenance, generation, manufacturing, handling, disposal or Release of any Hazardous Material as described in Article 26.
(b)To the extent not prohibited by law, Landlord agrees to defend and hold Tenant and its agents, employees, and contractors harmless and to indemnify each of them against claims and liabilities, including reasonable attorneys’ fees, for injuries to all persons and damage to or theft, misappropriation or loss of property occurring in the common areas of the Building arising from Landlord’s ownership, maintenance and use of the Building or the conduct of its business or from any activity, work or thing done, permitted or suffered by Landlord in or about the common areas resulting from any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed pursuant to the terms of this Lease related to the common areas or due to any other act or omission of Landlord, its agents, contractors, invitees, licensees or employees related to the common areas.
ARTICLE 15

DAMAGE OR DESTRUCTION BY CASUALTY
15.1.Damage or Destruction by Casualty. If the Premises or the Building are damaged by fire or other casualty and if such damage does not render all or a substantial portion of the Premises or the Building untenantable, then Landlord shall proceed to repair and restore the same with reasonable promptness, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord’s reasonable control. If any such damage renders all or a substantial portion of the Premises or the Building untenantable, Landlord, with reasonable promptness after the occurrence of such damage, shall reasonably estimate (in consultation with independent architects and/or contractors) the length of time that will be required to substantially complete the repair and restoration of such damage and shall advise Tenant by notice of such estimate. If it is estimated that the amount of time required to substantially complete such repair and restoration will exceed two hundred seventy (270) days from the date such damage occurred, then either Landlord or Tenant (but as to Tenant, only if all or a substantial portion of the Premises or the parking area as reasonably required for Tenant to make productive use of the Premises are rendered untenantable) shall have the right to terminate this Lease as of the date of such damage upon giving notice to the other at any time within twenty (20) days after Landlord gives Tenant the notice containing said estimate (it being understood that, if it elects to do so, Landlord may also give such notice of termination together with the notice containing said estimate). Unless this Lease is so terminated, Landlord shall proceed with reasonable promptness and diligence to repair and restore the Premises, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord’s reasonable control, and also subject to zoning laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease, except as hereinafter provided, if such repairs and restoration in fact are not completed within the time period estimated by Landlord or within two hundred seventy (270) days. If the Premises are not repaired or restored within eighteen (18) months after the date of such fire or other casualty, then either party may terminate this Lease, effective as of the date of such fire or other casualty, by written notice given to the other party not later than thirty (30) days after the expiration of said eighteen (18) month period, but prior to substantial completion of repair or restoration. Notwithstanding anything to the contrary set forth herein, (a) Landlord shall have no duty pursuant to this Section to repair or restore any portion of the alterations, additions or improvements owned or made by or on behalf of Tenant in the Premises or existing in the Premises as of the date such space is leased to, or occupied by, Tenant, all of which shall be repaired or restored by Tenant, or to expend for any repair or restoration amounts in excess of insurance proceeds paid to Landlord and available for repair or restoration; (b) Tenant shall not have the right to terminate this Lease pursuant to this Section if the damage or destruction was caused by the negligence or willful misconduct of Tenant, its agents or employees; and (c) if any such damage rendering all or a substantial portion of the Premises or the Building untenantable shall occur during the last two (2) years of the Term, either Landlord or Tenant shall have the option to terminate this Lease by giving written notice to the other within sixty (60) days after the date such damage occurred, and if such option is so exercised, this Lease shall terminate as of the date of such notice. The provisions of this Section 15.1 shall govern, notwithstanding any applicable laws, statutes or ordinances to the contrary.
15.2.Abatement of Rent. In the event any fire or casualty and such fire or casualty renders the Premises untenantable and if this Lease is not terminated pursuant to Section 15.1 by reason of such damage, then Rent shall abate during the period beginning with the date of such damage and ending with the date Landlord tenders the Premises to Tenant with Landlord’s restoration work completed. Such abatement shall be in an amount bearing the same ratio to the total amount of Rent for such period as the portion of the Premises not ready for occupancy from time to time bears to the entire Premises. In the event of termination of this Lease pursuant to Section 15.1, Rent shall be apportioned on a per diem basis and shall be paid to the date of the fire or casualty. Notwithstanding the foregoing, if the fire or casualty is caused by the negligence or willful misconduct of Tenant, its agents or employees, then Rent shall not abate as provided in this Section 15.2 unless and to the extent that Landlord receives insurance proceeds related thereto.
ARTICLE 16

EMINENT DOMAIN
If the Building or a substantial part thereof, or any part thereof which includes all or a substantial part of the Premises, shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, the Term of this Lease shall end upon and not before the earlier of the date when the possession of the part so taken shall be required for such use or purpose or the effective date of the taking, and without apportionment of the award to or for the benefit of Tenant. If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of the Building, the taking of which, in Landlord’s reasonable opinion, would prevent the economical operation of the Building, and such taking or damage makes it reasonably necessary or desirable to remodel the Building to conform to the taking or damage, Landlord shall have the right to terminate this Lease upon written notice given to Tenant not less than ninety (90) days prior to the date of termination designated in said notice so long as Landlord also terminates all other leases in the Building. In either of these events, Rent at the then current rate shall be apportioned as of the date of the termination. No money or other consideration shall be payable by Landlord to Tenant for the right of termination. Landlord shall receive the entire award or other compensation for the Real Property, the Project and other improvements taken and Tenant shall have no right to share in the condemnation award, whether for a total or partial taking, for loss of Tenant’s leasehold or improvements or other loss or expenses or to share in any judgment for damages. Tenant shall have the right to make any claims allowed by the laws of the State of Colorado against the condemning authority, including an award for moving expenses, loss of Tenant’s Property and the unamortized balance of leasehold improvements done at Tenant’s expense and not paid for by any Landlord provided improvement allowance, as long as any award made to Tenant does not diminish Landlord’s award.
ARTICLE 17

DEFAULT
17.1.Events of Default. The occurrence of any one or more of the following matters constitutes a “Default” by Tenant under this Lease:
(a)Failure by Tenant to pay any Rent within five (5) business days after notice from Landlord to Tenant of said failure to pay the same on the due date;
(b)Tenant transfers this Lease in violation of Article 13;
(c) Failure by Tenant to pay for services described in Article 6 within ten (10) days after notice from Landlord to Tenant of said failure to pay same;
(d)Failure by Tenant to observe or perform any other covenant, agreement, condition or provision of this Lease not otherwise referred to in this Section 17.1, including, without limitation, the rules and regulations provided for in this Lease, if such failure continues for thirty (30) days after notice thereof from Landlord to Tenant, provided that if the nature of such failure or default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default so long as Tenant commences to cure such failure or default within such thirty (30) day period and thereafter diligently prosecutes the cure to completion;
(e)Tenant abandons the Premises and fails to otherwise perform under this Lease;
(f)Tenant becomes insolvent or bankrupt or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for Tenant or for the major part of its property;

(g)The levy upon, under writ of execution or the attachment by legal process of, the leasehold interest of Tenant, or the filing or creation of a lien with respect to such leasehold interest, which lien shall not be release or discharged within sixty (60) days from the date of such filing;
(h)A trustee or receiver is appointed for Tenant or for the major part of its property and is not discharged within ninety (90) days after such appointment; or
(i)Any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding for relief under any bankruptcy law, or similar law for the relief of debtors, is instituted (i) by or on behalf of Tenant or (ii) against Tenant and is allowed against it or is consented to by it or is not dismissed within ninety (90) days after such institution.
At Landlord’s option, any written notice of default required to be given to Tenant may be given in the form of a statutory notice of default under the laws of the State in which the Building is located relating to the leasing of real property.
17.2.Rights and Remedies of Landlord. If a Default occurs, Landlord shall have, to the extent not prohibited expressly by law, the rights and remedies set forth in this Article 17, which shall be distinct, separate and cumulative and shall not operate to exclude or deprive Landlord of any other right or remedy allowed it by law:
(a)Landlord may terminate this Lease by giving to Tenant notice of Landlord’s election to do so, in which event the Term of this Lease shall end, and all right, title and interest of Tenant hereunder shall expire, on the date stated in such notice and demanding that Tenant deliver possession of the Premises on such date;
(b)Landlord may terminate the right of Tenant to possession of the Premises without terminating this Lease by giving notice to Tenant that Tenant’s right to possession shall end on the date stated in such notice, whereupon the right of Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice and demanding that Tenant deliver possession of the Premises on such date; and
(c)Landlord may enforce the provisions of this Lease and may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all moneys due or to become due from Tenant under any of the provisions of this Lease.
17.3.Right to Re-Enter. If Landlord exercises either of the remedies provided in Sections 17.2(a) or (b), Tenant shall surrender possession and vacate the Premises and immediately deliver possession thereof to Landlord, and Landlord may re-enter and take complete and peaceful possession of the Premises, with or without process of law, full and complete license to do so being hereby granted to Landlord, and Landlord may remove all occupants and property therefrom, using such force as may be necessary, without being deemed guilty in any manner of trespass, eviction or forcible entry and detainer and without relinquishing Landlord’s right to Rent or any other right given to Landlord hereunder or by operation of law.
17.4.Current Damages. If Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease, Landlord shall have the right to immediate recovery of all amounts then due hereunder. Such termination of possession shall not release Tenant, in whole or in part, from Tenant’s obligation to pay Rent hereunder for the full Term, and Landlord shall have the right, from time to time, to recover from Tenant, and Tenant shall remain liable for, all Base Rent, Rent Adjustments and any other sums accruing as they become due under this Lease during the period from the date of such notice of termination of possession to the stated end of the Term. In any such case, Landlord may relet the Premises or any part thereof for the account of Tenant for such rent, for such time (which may be for a term extending beyond the Term of this Lease) and upon such terms as Landlord shall determine and may collect the rents from such reletting. Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant relative to such reletting. Also, in any such case, Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent deemed by Landlord necessary or desirable and in connection therewith change the locks or other access devices to the Premises, and Tenant upon demand shall pay the cost of all of the foregoing together with Landlord’s expenses of reletting. The rents from any such reletting shall be applied first to the payment of the expenses of reentry, redecoration, repair and alterations and the expenses of reletting and second to the payment of Rent herein provided to be paid by Tenant. Any excess or residue shall operate only as an offsetting credit against the amount of Rent due and owing as the same thereafter becomes due and payable hereunder, and the use of such offsetting credit to reduce the amount of Rent due Landlord, if any, shall not be deemed to give Tenant any right, title or interest in or to such excess or residue and any such excess or residue shall belong to Landlord solely, and in no event shall Tenant be entitled to a credit on its indebtedness to Landlord in excess of the aggregate sum (including Base Rent and Rent Adjustments) which would have been paid by Tenant for the period for which the credit to Tenant is being determined, had no Default occurred. No such reentry or repossession, repairs, alterations and additions, or reletting shall be construed as an eviction or ouster of Tenant or as an election on Landlord’s part to terminate this Lease, unless a written notice of such intention is given to Tenant, or shall operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, and Landlord, at any time and from time to time, may sue and recover judgment for any deficiencies remaining after the application of the proceeds of any such reletting.
17.5.Final Damages. If this Lease is terminated by Landlord pursuant to Section 17.2(a), Landlord shall be entitled to recover from Tenant all Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or for which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease, which may be then owing and unpaid, and all costs and expenses, including court costs and attorneys’ fees incurred by Landlord in the enforcement of its rights and remedies hereunder, and, in addition, Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty (a) the unamortized portion of any brokerage commissions paid by Landlord in connection with this Lease and of any concessions offered by Landlord to Tenant in connection with this Lease, including without limitation Landlord’s unamortized contribution to the cost of tenant improvements and alterations, if any, installed by either Landlord or Tenant pursuant to this Lease or any Workletter, (b) the aggregate sum which at the time of such termination represents the excess, if any, of the present value of the aggregate Rent which would have been payable after the termination date had this Lease not been terminated, including, without limitation, Base Rent at the annual rate or respective annual rates for the remainder of the Term provided for in Article 3 of this Lease or elsewhere herein and the amount projected by Landlord to represent Rent Adjustments for the remainder of the Term pursuant to Article 4 of this Lease, over the then present value of the then aggregate fair rental value of the Premises for the balance of the Term, such present worth to be computed in each case on the basis of a four percent (4%) per annum discount from the respective dates upon which such rentals would have been payable hereunder had this Lease not been terminated, and (c) any damages in addition thereto, including reasonable attorneys’ fees and court costs, which Landlord sustains as a result of the breach of any of the covenants of this Lease other than for the payment of Rent.
17.6.Acceleration. Notwithstanding anything to the contrary contained in this Lease, to the extent not expressly prohibited by law, in the event of any Default by Tenant, Landlord may terminate this Lease or Tenant’s right to possession and accelerate and declare all Rent reserved for the remainder of the Term to be immediately due and payable (including amounts projected by Landlord for Rent Adjustments that would have accrued thereafter); provided the Rent so accelerated shall be discounted at the rate of four percent (4%) per annum to the then present value, and Landlord shall, after received payment of the same from Tenant, be obligated to turn over to Tenant any actual net reletting proceeds (net of all expenses incurred by Landlord in such reletting) thereafter received during the remainder of the Term, up to the amount so received from Tenant pursuant to this provision.
17.7.Removal of Personal Property. All property of Tenant removed from the Premises by Landlord pursuant to any provision of this Lease or applicable law may be handled, removed or stored by Landlord at the cost and expense of Tenant, and Landlord shall not be responsible in any event for the value, preservation or safekeeping thereof. Tenant shall pay Landlord for all expenses incurred by Landlord with respect to such removal and storage so long as the same is in Landlord’s possession or under Landlord’s control. All such property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the Term, however terminated, at Landlord’s option, shall be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale without further payment or credit by Landlord to Tenant.
17.8.Landlord’s Right to Cure. In addition and without prejudice to any other right or remedy of Landlord, if a Default shall occur, Landlord may cure the same at the expense of Tenant (i) immediately and without notice in the case (A) of emergency, (B) where such Default unreasonably interferes with any other tenant in the Building, or (C) where such Default will result in the violation of any applicable law or the cancellation of any insurance policy maintained by Landlord and (ii) in any other case if such Default continues for 10 days from the receipt by Tenant of notice of such Default from Landlord. All reasonable costs incurred by Landlord in curing such Default, including, without limitation, reasonable attorneys’ fees, shall be reimbursable by Tenant as Rent hereunder upon demand, together with interest thereon, from the date such costs were incurred by Landlord, at the rate specified in Section 30.8 below.
17.9.Attorneys’ Fees. In the event that either Landlord or Tenant should bring suit (or arbitration if elected by Tenant with respect to Section 9(d) of the Workletter) for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.
17.10.Assumption or Rejection in Bankruptcy. If Tenant is adjudged bankrupt, or a trustee in bankruptcy is appointed for Tenant, Landlord and Tenant, to the extent permitted by law, agree to request that the trustee in bankruptcy determine within sixty (60) days thereafter whether to assume or to reject this Lease.
17.11.Intentionally Omitted.

17.12.Waiver of Right of Redemption; Mitigation. Tenant hereby waives all right of redemption to which Tenant or any person under Tenant may be entitled by any law now or hereafter in force. In addition, Landlord shall use commercially reasonable efforts in order to mitigate its damages following any Default by Tenant under this Lease; provided, however, nothing shall require Landlord to attempt to re-lease the Premises unless and until Landlord obtains possession of the Premises.
ARTICLE 18

SUBORDINATION
18.1.Subordination. Subject to Tenant first obtaining a commercially reasonable subordination, non-disturbance and attornment agreement, this Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (each a “Mortgage”), or any ground lease, master lease, or primary lease (each, a “Prime Lease”), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Prime Lease is referred to herein as a “Landlord’s Mortgagee”). Any Landlord’s Mortgagee may elect at any time, unilaterally, to make this Lease superior to its Mortgage, Prime Lease, or other interest in the Premises by so notifying Tenant in writing. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall execute and return to Landlord (or such other party designated by Landlord) such agreement or agreements as may be reasonably required by such Landlord’s Mortgagee or trustee under any Mortgage or Prime Lease, in recordable form, if required, to evidence the subordination of this Lease to such Landlord’s Mortgagee’s Mortgage or Prime Lease or, if the Landlord’s Mortgagee so elects, the subordination of such Landlord’s Mortgagee’s Mortgage or Prime Lease to this Lease. The Landlord’s Mortgagee’s current form of Subordination, Non-Disturbance and Attornment Agreement (the “SNDA”) is attached hereto as Exhibit F. As a condition to the effectiveness of this Lease, Landlord shall cause Landlord’s Mortgagee to provide its form of SNDA in favor of Tenant in the form attached hereto as Exhibit F. All costs and expenses, including, but not limited to, attorneys’ fees, charged by Landlord’s Mortgagee as of the Date of Execution as such Landlord’s Mortgagee’s initial/basic fee to commence the SNDA negotiation process related to the SNDA to be delivered to Tenant upon the Date of Execution shall be borne solely by Landlord and any and all additional costs and expenses charged by Landlord’s Mortgagee, including, but not limited to, attorneys’ fees, shall be borne solely by Tenant. Landlord shall not charge Tenant, and Tenant shall have no obligation whatsoever to pay any fees or costs of a future Landlord’s Mortgagee in connection with the delivery of an SNDA to Tenant from such future Landlord’s Mortgagee.
18.2.Liability of Holder of Mortgage; Attornment. Except as otherwise set forth in any SNDA among Tenant, Landlord and Landlord’s Mortgagee, it is further agreed that if any Mortgage is foreclosed, (i) the holder of the Mortgage or its grantees, or purchaser at any foreclosure sale (or grantee in a deed in lieu of foreclosure), as the case may be, shall not be (x) liable for any act or omission of any prior landlord (including Landlord) except for acts, omissions, obligations, or payments of a continuing nature, provided that Mortgagee’s obligation to cure such default shall be limited solely to performance as required pursuant to the terms of the Lease, and so long as Tenant (i) notifies Mortgagee of such continuing default, and (ii) provides Mortgagee with a reasonable opportunity to cure such continuing default, (y) subject to any offsets or counterclaims which Tenant may have against a prior landlord (including Landlord), or (z) bound by any prepayment of Base Rent or Rent Adjustments which Tenant may have made in excess of the amounts then due for the next succeeding month, (ii) the liability of the mortgagee or trustee hereunder or purchaser at such foreclosure sale or the liability of a subsequent owner designated as Landlord under this Lease shall exist only so long as such trustee, mortgagee, purchaser or owner is the owner of the Building or Land and such liability shall not continue or survive after further transfer of ownership; and (iii) upon request of the mortgagee or trustee, if the Mortgage is foreclosed, Tenant will attorn, as Tenant under this Lease, to the purchaser at any foreclosure sale under any Mortgage, such purchaser shall recognize Tenant as tenant under this Lease and not disturb Tenant’s tenancy hereunder, and Tenant will execute such commercially reasonable instruments as may be necessary or appropriate to evidence such attornment.
18.3.Intentionally Omitted.
18.4.Short Form Lease. Should any Landlord’s Mortgagee or any prospective mortgagee require execution of a short form of lease for recording (containing the names of the parties, a description of the Premises, and the Term of this Lease) or a certification from Tenant concerning this Lease in such form as may be required by said Landlord’s Mortgagee or said prospective mortgagee, Tenant agrees to execute promptly such short form of lease or certificate and deliver the same to Landlord within ten (10) days following the request therefor, so long as such short form of Lease or certificate is commercially reasonable and does not purport to change any of the terms and conditions of this Lease.
ARTICLE 19

MORTGAGEE PROTECTION
Tenant agrees to give any Landlord’s Mortgagee, as defined in Section 18.1, against the Land or Building, or any interest therein, by registered or certified mail or overnight delivery, a copy of any notice or claim of default served upon Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of Landlord’s interests in leases, or otherwise) of the address of such Landlord’s Mortgagee. Tenant further agrees that if Landlord has failed to cure such default within twenty (20) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced cure or correction within such twenty (20) days and is pursuing diligently the remedies or steps necessary to cure or correct such default), then the Landlord’s Mortgagee shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if such Landlord’s Mortgagee has commenced cure or correction within such thirty (30) days and is pursuing diligently the remedies or steps necessary to cure or correct such default, including the time necessary to obtain possession if possession is necessary to cure or correct such default).
ARTICLE 20

ESTOPPEL CERTIFICATE
Not more often that twice per calendar year (other than in the event of a financing, sale or investment), Tenant agrees that from time to time within ten (10) business days’ of written request received from Landlord, Tenant will deliver to Landlord or to the Landlord’s Mortgagee (if so directed by Landlord), a statement in writing signed by Tenant (and/or such other party) certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease as modified is in full force and effect and identifying the modifications); (b) the date upon which Tenant began paying Rent and the dates to which Rent and other charges have been paid; (c) that to Tenant’s knowledge, Landlord is not in default under any provision of this Lease, or, if in default, the nature thereof in detail; (d) that the Premises have been completed in accordance with the terms hereof and Tenant is in occupancy and paying Rent on a current basis with no rental offsets or claims, or, stating otherwise as applicable; (e) that there has been no prepayment of Rent other than that provided for in this Lease; (f) that to Tenant’s knowledge there are no actions, whether voluntary or involuntary, pending against Tenant under the bankruptcy laws of the United States or any State thereof; and (g) such other matters as may be reasonably required by Landlord or the Landlord’s Mortgagee.
From time to time but not more frequently than twice per calendar year, Landlord shall provide Tenant or its designee(s), within ten (10) business days’ following written notice by Tenant, an estoppel certificate in a commercially reasonable form.
ARTICLE 21

SUBROGATION AND INSURANCE
21.1.Waiver of Subrogation. Landlord and Tenant agree to have all fire and extended coverage and other property damage insurance and other insurance as applicable which may be carried by either of them endorsed with a clause providing that any release from liability of or waiver of claim for recovery from the other party entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of such policy or the right of the insured to recover thereunder, and providing further that the insurer waives all rights of subrogation which such insurer might have against the other party. Without limiting any release or waiver of liability or recovery set forth elsewhere in this Lease, and notwithstanding anything in this Lease which may appear to be to the contrary, each of the parties hereto waives all claims for recovery from the other party for any loss or damage to any of its property insured under valid and collectible insurance policies to the extent of any recovery collectible under such insurance policies. Notwithstanding the foregoing or anything contained in this Lease to the contrary, any release or any waiver of claims shall not be operative, nor shall the foregoing endorsements be required, in any case where the effect of such release or waiver is to invalidate insurance coverage or to invalidate the right of the insured to recover thereunder or to increase the cost thereof (provided that in the case of increased cost, the other party shall have the right, within ten (10) days following written notice thereof, to pay such increased cost and thereby keep such release or waiver in full force and effect).
21.2.Tenant’s Insurance. Tenant shall carry insurance during the entire Term hereof with terms, coverages and companies (which shall be licensed to do business in the state in which the Building is located and shall be rated no lower than A- XV by A.M. Best Company) reasonably satisfactory to Landlord and with such increases in limits as Landlord may reasonably request from time to time and reasonably consistent with limits required by landlords of comparable buildings in the vicinity of the Building, but initially Tenant shall maintain the following coverages in the following amounts:
(a)Commercial general liability insurance, including contractual liability and the broad or extended liability endorsement, insuring against claims for death, bodily injury, personal injury and property damage occurring upon, in or about the Premises or the Building on an occurrence basis, in an amount not less than Six Million Dollars ($6,000,000.00) per occurrence/$7,000,000 General Aggregate per location, which may be satisfied with general liability and/or umbrella coverage, covering Tenant as a named insured and Landlord, the managing agent for the Building and their respective officers, directors, shareholders, partners, members, agents and employees as additional insureds on a primary and non-contributory basis.
(b)Automobile Liability Insurance in the amount of at least $1,000,000 Combined Single Limit for bodily injury and property damage per accident each covering all owned (but only if and when Tenant actually owns and operates owned automobiles out of the Premises, which as of the date hereof, Tenant does not), non-owned and hired motor vehicles used in connection with Tenant’s operations in, about or upon the Premises. Landlord and the Landlord additional insured parties identified in this Article 21 shall be included as additional insured on the Automobile Liability Insurance on a primary, non-contributory basis.
(c)Insurance against “all risk” and the extended coverage perils for the full replacement cost of all additions, improvements and alterations to the Premises whether owned, made or installed by or on behalf of Tenant or existing in the Premises as of the date such space is leased to, or occupied by, Tenant, if any, and of all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant’s property on the Premises, with loss or damage payable to Landlord and Tenant as their interests may appear.
(d)If not included in the All Risk coverage above, boiler feedwater and condensate return piping and water piping for heating, air conditioning or refrigerator systems but only to the extent located within the boundaries of the Premises (and not, for the avoidance of doubt, Landlord’s Building system HVAC system).
(e)Business interruption insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils covered by the insurance described in clause (b) above or attributable to prevention or denial of access to the Premises or Building as a result of such perils for a period of eighteen (18) months.
(f)State Workers’ Compensation Insurance in the statutorily mandated limits and Employers Liability Insurance with limits of not less than One Million Dollars ($1,000,000.00), or such greater amount as the law may from time to time require.
(g)Such other insurance or insurance in such greater amounts as Landlord or Landlord’s Mortgagee may reasonably require from time to time provided the same are reasonably consistent with limits required by landlords of comparable buildings in the vicinity of the Building.
21.3.Certificates of Insurance. Tenant shall furnish to Landlord, prior to the taking possession of the Premises, policies or certificates evidencing such coverage, which policies or certificates shall state that such insurance coverage may not be reduced, cancelled, modified or not renewed without at least thirty (30) days’ prior written notice to Landlord, Tenant and any Landlord’s Mortgagee (unless such cancellation is due to nonpayment of premium, and in that case, only ten (10) days’ prior written notice shall be sufficient).
21.4.Compliance with Requirements. Tenant shall comply and cause the Premises to comply with all applicable laws and ordinances, all court orders and decrees and all requirements of other governmental authorities, and shall not make, directly or indirectly, any use of the Premises which may be prohibited thereby, which may be dangerous to person or property, which may jeopardize any insurance coverage or which may increase the cost of insurance or require additional insurance coverage. If any insurance policy carried by Landlord or Tenant shall be cancelled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way by reason of the use or occupation of the Premises in violation of the Permitted Use or as a result of a breach of this Lease by Tenant, the Building or any part thereof by Tenant, any party claiming by, through or under Tenant or anyone permitted by Tenant to be upon the Premises, and if Tenant fails to remedy the conditions giving rise to said cancellation or threatened cancellation or reduction in coverage on or before the earlier of (i) five (5) business days after notice thereof from Landlord, or (ii) prior to said cancellation or reduction becoming effective, Tenant shall be in default hereunder and Landlord shall have all of the remedies available to Landlord pursuant to this Lease.
ARTICLE 22

NONWAIVER
No waiver of any condition expressed in this Lease shall be implied by any neglect of Landlord to enforce any remedy on account of the violation of such condition whether or not such violation is continued or repeated subsequently, and no express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. Without limiting Landlord’s rights under Article 9, it is agreed that no receipt of moneys by Landlord from Tenant after the termination in any way of the Term or of Tenant’s right to possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such moneys. It is also agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any moneys due, and the payment of said moneys shall not waive or affect said notice, suit or judgment.
ARTICLE 23

DUE AUTHORIZATION
Tenant represents and warrants that this Lease has been duly authorized, executed and delivered by and on behalf of Tenant and constitutes the valid and binding agreement of Tenant in accordance with the terms hereof. Landlord represents and warrants that this Lease has been duly authorized, executed and delivered by and on behalf of Landlord and constitutes the valid and binding agreement of Landlord in accordance with the terms hereof.
ARTICLE 24

REAL ESTATE BROKERS
Landlord and Tenant each represents that it has dealt with and only with the brokers identified in the Schedule (whose commission, if any, shall be paid by Landlord pursuant to separate agreement) as broker(s) in connection with this Lease and agrees to indemnify and hold the other harmless from all damages, liabilities, claims, losses, costs and expenses, including reasonable attorneys’ fees, arising from any claims or demands of any other broker or brokers or finders for any commission alleged to be due such broker or brokers or finders in connection with its having introduced Tenant to the Premises or having participated in the negotiation of this Lease. Tenant shall, upon request from Landlord, furnish Landlord with an instrument executed by Tenant’s broker(s) waiving and releasing any and all liens or claims of lien that said brokers may have in connection with the Premises or this Lease.
ARTICLE 25

NOTICES
All notices, demands and requests which may be given or which are required to be given by either party to the other must be in writing. All notices, demands and requests by Landlord or Tenant shall be (i) delivered personally, (ii) sent by a recognized overnight courier, (iii) intentionally omitted, or (iv) sent by United States certified mail, postage prepaid, and addressed as set forth in the Schedule to this Lease or at such substitute addresses as may be specified by either party by written notice furnished to the other in accordance herewith. Notices, demands and requests delivered in the manner provided hereinabove will be deemed received: (i) upon receipt or refusal, if delivered personally, (ii) if sent by recognized overnight courier, on the next business day following deposit therewith, (iii) intentionally omitted, and (iv) if sent by certified mail, three (3) business days after the date of postmark thereof. Notices and demands from Landlord to Tenant may be given by Landlord, the managing agent for the Building or the agent or attorney of any of them. Notices and demands from Tenant to Landlord may be given by Tenant or its attorney.
ARTICLE 26

ENVIRONMENTAL MATTERS
26.1.Tenant’s Obligations with Respect to Environmental Matters. Tenant hereby represents, warrants and covenants that, during the Term of this Lease, (i) Tenant shall comply at its sole cost and expense with all federal, state and local statutes, ordinances, regulations and rules in effect and as amended from time to time relating to Hazardous Materials (as defined below), environmental quality, health, safety, contamination and cleanup, including, without limitation, the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Clean Water Act, 33 U.S.C. Section 1251 et seq., and the Water Quality Act of 1987; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. Section 6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. Section 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act, the Emergency Planning and Community Right-to-Know Act, and the Radon Gas and Indoor Air Quality Research Act; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; and all state, regional, county, municipal, and other local laws, regulations, and ordinances insofar as they are equivalent or similar to the federal laws recited above or purport to regulate Hazardous Materials (“Environmental Laws”). “Hazardous Materials” shall mean and include the following, including mixtures thereof: any hazardous substance, pollutant, contaminant, waste, by-product or constituent regulated under any Environmental Law, including but not limited to oil, petroleum products, natural gas, natural gas liquids, liquefied natural gas and synthetic gas usable for fuel, pesticides, asbestos, asbestos-containing materials and PCBs; (ii) Tenant shall not install any underground storage tanks without prior written disclosure to and prior written approval by Landlord; (iii) Tenant shall not take any action that would subject the Premises to the permit requirements under RCRA for storage, treatment or disposal of Hazardous Materials;

(iv) Tenant shall not dispose of Hazardous Materials in dumpsters provided by Landlord for tenant use; (v) Tenant shall not discharge Hazardous Materials into Project drains or sewers; (vi) Tenant shall not cause or allow the Release of any Hazardous Materials on, to or from the Project. For purposes of this Article 26, “Release” or “Released” shall mean any actual or threatened spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of Hazardous Materials into the environment; and (vii) if Tenant’s use, including treatment, storage and disposal of Hazardous Materials at the Premises (a) gives rise to liability or to a claim under any Environmental Law, or any common law theory of tort or otherwise, (b) causes a threat to, or endangers human health or the environment, or (c) creates a nuisance or trespass, Tenant shall, at its sole cost and expense, promptly take all actions as are necessary to return the Premises or any adjacent property to the condition existing prior to the introduction of any such Hazardous Material and to comply with all applicable Environmental Laws and eliminate or avoid any liability claim with respect thereto. Landlord’s written approval of such actions to be taken with respect to the Premises or any adjacent property shall first be obtained. For the avoidance of doubt, Tenant may use and store in the Premises ordinary office cleaning supplies of such types and in such amounts that are not in violation of Environmental Laws.
26.2.Landlord’s Right to Inspect. Upon not less than 24 hours advance notice to Tenant, except in an emergency in which event no such notice shall be required, and, at Tenant’s election, with the accompaniment of a representative of Tenant, Landlord and Landlord’s employees shall have the right to enter the Premises and conduct such inspections or as Landlord in its reasonable discretion deems appropriate or necessary, for the purpose of determining Tenant’s compliance with Tenant’s environmental obligations pursuant to this Lease and this Article 26. Tenant agrees to reasonably cooperate with such investigations and to provide any relevant information reasonably requested by Landlord.
26.3.Copies of Notices and Documentation. Within ten (10) business days of Tenant’s receipt of a written request by Landlord, Tenant shall provide Landlord with (i) copies of all environmental reports and tests obtained by Tenant pertaining to the Premises; (ii) copies of transportation and disposal contracts (and related manifests, schedules, reports, and other information) entered into or obtained by Tenant with respect to any Hazardous Materials pertaining to the Premises; (iii) copies of any permits issued to Tenant under Environmental Laws with respect to the Premises; (iv) copies of any and all reports, notifications, and other filings made by Tenant to any federal, state, or local environmental authorities or agencies pertaining to the Premises and with respect to Environmental Laws; and (v) any other applicable documents and information with respect to environmental matters relating to the Premises in Tenant’s possession or control. During the Term of this Lease, Tenant shall provide Landlord promptly with copies of all summonses, citations, directives, information inquiries or requests, notices of potential responsibility, notices of violation or deficiency, orders or decrees, claims, complaints, investigations, judgments, letters, notices of environmental liens or response actions in progress, and other written communications, from any federal, state, or local agency or authority, or any other entity or individual, concerning (i) any actual or alleged Release of a Hazardous Material on, to or from the Premises; (ii) the imposition of any lien on the Premises; (iii) any actual or alleged violation of, or responsibility under, any Environmental Laws pertaining to the Premises; or (iv) any actual or alleged liability under any theory of common law tort or toxic tort, including without limitation, negligence, trespass, nuisance, strict liability, or ultrahazardous activity pertaining to the Premises.
26.4.Landlord’s Right to Act. In the event that Tenant shall fail to comply with any of its obligations under this Article 26 as and when required hereunder, then Landlord shall give written notice of the same to Tenant and if Tenant fails to commence to cure its failure to comply with the same within fifteen (15) days thereafter, then Landlord shall have the right (but not the obligation) to take such action as is required to be taken by Tenant hereunder and in such event, Tenant shall be liable and responsible to Landlord for all reasonable, out of pocket costs, expenses, liabilities, claims and other obligations paid, suffered, or incurred by Landlord in connection with such matters. Tenant shall reimburse Landlord within thirty (30) days following demand for all such amounts for which Tenant is liable together with an itemization of charges and reasonable supporting documentation.
ARTICLE 27

SECURITY DEPOSIT
27.1.Security Deposit. Tenant has deposited with Landlord the sum set forth in the Schedule as the security deposit for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant is in Default with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may use, apply or retain all or any part of the security deposit for the payment of any Rent and any other sum with respect to which Tenant is in Default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s Default. If any portion of the security deposit is to be used or applied, Tenant, within ten (10) days after written demand therefor, shall deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the security deposit separate from its general funds and Tenant shall not be entitled to interest on any security deposit. Provided no default has occurred that has not been cured by Tenant, then the security deposit or any balance thereof remaining after application by Landlord as permitted under this Lease shall be returned to Tenant (or at Landlord’s option to the last assignee of Tenant’s interest) within sixty (60) days after the expiration of the Term and Tenant’s vacation of the Premises.
27.2.Letter of Credit. As an alternative to the cash security deposit described above, Tenant at its election may deposit with Landlord the Letter of Credit (as hereinafter defined). Concurrent with Tenant’s execution and delivery of this Lease, and subject to the terms and conditions set forth in this Section 27.2, Tenant may, at its option as provided in the foregoing sentence, as security for the performance of Tenant’s obligations under this Lease, cause to be delivered via overnight delivery or other verifiable means to Landlord directly from the issuer thereof an unconditional, standby and irrevocable letter of credit (such letter of credit and any amendment or replacement thereof is defined herein as the “Letter of Credit”) in favor of Landlord and its successors and assigns, issued by a financial institution reasonably satisfactory to Landlord, in an amount equal to the then-applicable amount of the security deposit. If and as Tenant elects to deliver the Letter of Credit to Landlord, each initial Letter of Credit hereunder shall expire no earlier than the day which is twelve (12) months after the Commencement Date and any subsequent or replacement Letter of Credit hereunder shall expire no earlier than the day which is twelve (12) months from the expiration of the then outstanding and expiring Letter of Credit. If and when the security deposit is in the form of a Letter of Credit, Tenant shall ensure that, at all times during the Term, as extended, if applicable, after the delivery to Landlord of the initial Letter of Credit and for thirty (30) days after expiration of the Term, as extended, if applicable, an unexpired Letter of Credit shall be in the possession of Landlord. Accordingly, Tenant shall cause to be delivered to Landlord as described herein during the Term, as extended, if applicable, not later than thirty (30) days prior to expiration of the then outstanding and expiring Letter of Credit, a replacement Letter of Credit. Failure by Tenant to so cause to be delivered to Landlord as described herein any replacement Letter of Credit shall entitle Landlord to draw on the then outstanding Letter of Credit and retain the entire proceeds thereof as part of the Letter of Credit under this Lease unless and until Tenant provides Landlord with the required replacement Letter of Credit. The Letter of Credit shall be in form and substance reasonably satisfactory to Landlord. The form of the Letter of Credit attached hereto as Exhibit J is satisfactory to Landlord. If the form of Letter of Credit normally issued by Tenant’s financial institution is different than the form of Letter of Credit attached hereto as Exhibit J, Landlord’s approval shall not be unreasonably withheld, provided that such letter of credit is consistent with the terms stated in this Section. Tenant shall bear all costs and expenses related to maintaining the Letter of Credit, including the fees of the financial institution that issues the Letter of Credit and any fees required to transfer the Letter of Credit to any new owner of the Building. Upon the occurrence of a default by Tenant under this Lease beyond any applicable notice and cure periods as provided herein, Landlord may draw upon the Letter of Credit, in whole or in part, and use all or any part of the draw on the Letter of Credit for the payment of any Rent or for the payment of any amounts which Landlord may pay or become obligated to pay by reason of such default, or to compensate Landlord for any loss or damage which Landlord may suffer by reason of such default. If the Letter of Credit is drawn upon, in whole or in part, Tenant shall, within ten (10) days after written demand therefor, restore the Letter of Credit to its original amount. Landlord shall not be required to keep the cash proceeds of any draw on the Letter of Credit separate from its general funds, and Tenant shall not be entitled to interest on such cash proceeds. In no event shall the cash proceeds of any draw on the Letter of Credit be considered an advance payment of Rent, and in no event shall Tenant be entitled to use such cash proceeds for the payment of Rent. The Letter of Credit (or any balance thereof as reduced by any draw thereunder) shall be returned to Tenant within sixty (60) days after the last to occur of the expiration of the Term, as extended, if applicable, and vacation of the Building by Tenant. Landlord shall have the right to transfer the Letter of Credit to any purchaser of the Building without charge or fee to Landlord. Upon such transfer, Tenant shall look solely to such purchaser for return of the Letter of Credit, and Landlord shall be relieved of any liability with respect to such items.
27.3.Transfer of Security Deposit. Tenant hereby agrees not to look to any mortgagee as mortgagee, mortgagee in possession, or successor in title to the Building for accountability for any security deposit required by Landlord hereunder, unless said sums have actually been received by said mortgagee as security for Tenant’s performance of this Lease. Landlord may deliver the funds deposited hereunder by Tenant to the purchaser of Landlord’s interest in the Building, in the event that such interest is sold, and thereupon Landlord and its managing agent shall be discharged from any further liability with respect to such security deposit.
ARTICLE 28

INTENTIONALLY OMITTED
ARTICLE 29

TITLE AND COVENANT AGAINST LIENS
Landlord’s title is paramount and always shall be paramount to the title of Tenant and nothing contained in this Lease shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. Tenant covenants and agrees not to do any act, make any contract or suffer or permit anything to occur which may create or be the foundation for any lien or other encumbrance upon or against the Premises, the Building, the Project or against Tenant’s leasehold interest in the Premises and, in case of any such lien attaching, to bond over (in form and content approved by Landlord in writing, provided if the bond effectively causes the lien to be released against the real estate, then it shall be deemed approved), or pay or otherwise remove the same within thirty (30) days after Tenant receives notice of the same. Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Premises, the Building or the Project, and any and all liens and encumbrances created by Tenant shall attach only to Tenant’s interest in the Premises. If any such liens so attach and Tenant fails to bond over (in form and content approved by Landlord in writing, provided if the bond effectively causes the lien to be released against the real estate, then it shall be deemed approved), pay or otherwise remove the same within thirty (30) days after receipt of notice of the same, Landlord, at its election, may pay and satisfy the same and in such event the sums so paid by Landlord, with interest from the date of Landlord’s payment thereof at the rate set forth in Section 30.8 for amounts owed to Landlord by Tenant, shall be deemed to be additional Rent due and payable by Tenant at once without notice or demand. All materialmen, contractors, artisans, mechanics, laborers, and any other persons now or hereafter contracting with Tenant or any contractor or subcontractor of Tenant for the furnishing of any labor services, materials, supplies, or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same.
ARTICLE 30

MISCELLANEOUS
30.1.Successors and Assigns. Each provision of this Lease shall extend to and shall bind and inure to the benefit not only of Landlord and Tenant, but also of their respective heirs, legal representatives, successors and assigns, but this provision shall not operate to permit any transfer, assignment, mortgage, encumbrance, lien, charge or subletting contrary to the provisions of this Lease.
30.2.Modifications in Writing. No modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon Landlord unless in writing signed by Landlord.
30.3.No Option; Irrevocable Offer. Submission of this instrument for examination shall not constitute a reservation of or option for the Premises or in any manner bind Landlord and no lease or obligation on Landlord shall arise until this instrument is signed and delivered by Landlord and Tenant.
30.4.Definition of Tenant. The word “Tenant” whenever used herein shall be construed to mean the party named above as Tenant or any one or more of them in all cases where there is more than one party named above as Tenant; and the necessary grammatical changes required to make the provisions hereof apply either to corporations, partnerships or other entities or individuals shall in all cases be assumed as though in each case fully expressed. In all cases where there is more than one party named above as Tenant, the liability of each shall be joint and several.
30.5.Definition of Landlord. The term “Landlord” as used in this Lease means only the owner or owners at the time being of the Building, so that in the event of any assignment,

conveyance or sale, once or successively, of the Building, or any assignment of this Lease by Landlord, said Landlord making such sale, conveyance or assignment shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing after such sale, conveyance or assignment, and Tenant agrees to look solely to such purchaser, grantee or assignee with respect thereto. This Lease shall not be affected by any such assignment, conveyance or sale, and Tenant agrees to attorn to the purchaser, grantee or assignee.
30.6.Headings. The headings of Articles and Sections are for convenience only and do not limit, expand or construe the contents of the Articles and Sections.
30.7.Time of Essence. Time is of the essence of this Lease and of all provisions hereof.
30.8.Default Rate of Interest. All amounts, including, without limitation, Base Rent and Rent Adjustments, owed by Tenant to Landlord pursuant to any provision of this Lease shall bear interest from the date due until paid at the annual rate of four percent (4%) in excess of the prime rate of interest published in The Wall Street Journal, changing as and when said prime rate changes, unless a lesser rate is then the maximum rate permissible by law with respect thereto, in which event said lesser rate shall be charged.
30.9.Severability. The invalidity of any provision of this Lease shall not impair or affect in any manner the validity, enforceability or effect of the rest of this Lease.
30.10.Entire Agreement. All understandings and agreements, oral or written, previously made between the parties hereto are merged in this Lease, which alone fully and completely expresses the agreement between Landlord and its agents and Tenant. This Lease cannot be amended or modified except by a written instrument executed by Landlord and Tenant.
30.11.Force Majeure. If Landlord or Tenant fails to perform timely any of the terms, covenants or conditions of this Lease to be performed by such party and such failure is due in whole or in part to any strike, lockout, labor trouble, civil disorder, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrections, war, fuel shortages, accidents, casualties, acts of God, acts caused directly or indirectly by the other party, or by the other party’s agents, employees, contractors, licensees or invitees, or any other cause beyond the reasonable control of Landlord or Tenant, as applicable, then Landlord or Tenant, as applicable, shall not be deemed in default under this Lease as a result of such failure and any time for performance by Landlord or Tenant, as applicable, provided for herein shall be extended by the period of delay resulting from such cause. Notwithstanding anything contained in this Section 30.11 to the contrary, Tenant acknowledges and agrees that any force majeure event shall not defer or delay in any manner whatsoever Tenant’s monetary obligations under this Lease.
30.12.Intentionally Omitted.
30.13.Choice of Law; Venue. This Lease shall be governed by and all of its terms construed according to the laws of the state in which the Building is located. Any action or proceeding brought by either party against the other for any matter arising out of or in any way relating to this Lease, the Premises or the Building, shall be heard in the County where the Building is located.
30.14.Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN

ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.
30.15.Waiver of Counterclaims. If Landlord commences any summary proceeding against Tenant, Tenant will not interpose any counterclaim of any nature or description in any such proceeding (unless failure to interpose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim), and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant.
30.16.Relationship. The relationship of Landlord and Tenant hereunder is solely that of landlord and tenant and the parties disclaim any intention to create a joint venture, partnership or agency relationship.
30.17.No Recording. Except as provided in Section 18.4, Tenant shall not record this Lease or any memorandum or short form of this Lease without the prior written consent of Landlord, which may be withheld in Landlord’s sole and absolute discretion.
30.18.Counterparts. This Lease may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute but one and the same instrument.
30.19.Confidentiality. It is agreed and understood that Tenant may acknowledge only the existence of an agreement between Landlord and Tenant pertaining to the Lease and that Tenant may not disclose any of the terms and provisions contained in this Lease to any tenant or other occupant in the Building or to any agent, employee, subtenant or assignee of such tenant or occupant, provided, however, the foregoing shall not prevent Tenant from making any disclosures required to comply with applicable law, including, without limitation, the United States Securities and Exchange Commission. Tenant acknowledges that any breach by Tenant of this Section shall cause Landlord irreparable harm. The terms and provisions of this Section shall survive the termination of the Lease (whether by lapse of time or otherwise).
30.20.Tenant’s Signage. Landlord, at its cost and expense, shall place Tenant’s name on the directory in the lobby of the Building and at the entry of the Premises using Tenant’s current branding style, colors and materials as reasonably approved by Landlord.
30.21.Energy and Environmental Initiatives. Landlord and Tenant acknowledge and agree that Landlord is committed to employing sustainable operating and maintenance practices for the Building and the Land. If and to the extent required by applicable law, Tenant shall fully cooperate with Landlord in any programs in which Landlord may elect to participate relating to the Building’s and the Land’s (i) energy efficiency, management and conservation; (ii) water conservation and management; (iii) environmental standards and efficiency; (iv) recycling and reduction programs; and/or (v) safety, which participation may include, without limitation, the Leadership in Energy and Environmental Design (LEED) program and related Green Building Rating System promoted by the U.S. Green Building Council. All carbon tax credits and similar credits, offsets and deductions are the sole and exclusive property of Landlord.
If and to the extent required by applicable law, Tenant agrees to cooperate with Landlord by implementing reasonable conservation practices. Periodically, Landlord may offer additional examples, guidance and practices related to energy conservation measures, which Tenant agrees to consider for implementation.
Notwithstanding anything herein to the contrary, Tenant shall not be restricted from operating its business in the fashion and manner which it deems appropriate for itself. Should any specific practice(s) proposed by Landlord be deemed to be inconsistent with Tenant’s business operations, Tenant shall so advise Landlord in writing as its reason for declining to implement such specific practice(s). In no event may the terms of this Section 30.21 give rise to a default by Tenant.
30.22.Waiver of Consequential Damages. Neither Tenant nor Landlord shall be liable to the other for any consequential or punitive damages (except that this provision shall not limit the liability to Landlord for actual costs incurred by Landlord for damages arising from Tenant's failure to timely surrender the Premises as are expressly set forth in Article 9 of this Lease).
ARTICLE 31
AMERICANS WITH DISABILITIES ACT
The parties acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. §12101 et seq.) and regulations and guidelines promulgated thereunder, and similar state and local laws, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the “ADA”) establish requirements under Title III of the ADA (“Title III”) pertaining to business operations, accessibility and barrier removal, and that such requirements may be unclear and may or may not apply to the Premises and the Building depending on, among other things: (1) whether Tenant’s business operations are deemed a “place of public accommodation” or a “commercial facility,” (2) whether compliance with such requirements is “readily achievable” or “technically infeasible,” and (3) whether a given alteration affects a “primary function area” or triggers so-called “path of travel” requirements. The parties acknowledge and agree that Tenant has been provided an opportunity to inspect the Premises and the Building sufficient to determine whether or not the Premises and the Building in their condition current as of the date hereof deviate in any manner from the ADA Accessibility Guidelines (“ADAAG”) or any other requirements under the ADA pertaining to the accessibility of the Premises or the Building. Tenant further acknowledges and agrees that except as may otherwise be specifically provided herein, Tenant accepts the Premises and the Building in “as-is” condition and agrees that Landlord makes no representation or warranty as to whether the Premises or the Building conform to the requirements of the ADAAG or any other requirements under the ADA pertaining to the accessibility of the Premises or the Building. Tenant has prepared or reviewed or will prepare and review the plans and specifications for Tenant’s Work (as such term is defined in the Workletter) and has independently determined or will independently determine that such plans and specifications are in conformance with the ADAAG and any other requirements of the ADA. Tenant further acknowledges and agrees that to the extent that Landlord prepared, reviewed or approved any of those plans and specifications or will do so, such action shall in no event be deemed any representation or warranty that the same comply with any requirements of the ADA. Notwithstanding anything to the contrary in this Lease, the parties hereby agree to allocate responsibility for Title III compliance as follows:

(a) Tenant shall be responsible for all Title III compliance and costs in connection with the Premises (other than elevator lobbies located on 5th and 6th floors of the Building which are Landlord’s responsibility for any nonconformance with elevator button height or otherwise), including structural work, if any, and including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease, and (b) Landlord shall perform, and Tenant shall be responsible for the cost of, any so-called Title III “path of travel” requirements triggered by any construction activities or alterations in the Premises. Except as set forth above with respect to Landlord’s Title III obligations, Tenant shall be solely responsible for all other requirements under the ADA relating to Tenant or any affiliates or persons or entities related to Tenant (collectively, “Affiliates”), operations of Tenant or Affiliates, or the Premises, including, without limitation, requirements under Title I of the ADA pertaining to Tenant’s employees.
ARTICLE 32

EXCULPATORY PROVISIONS
It is understood and agreed expressly by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings and agreements made herein on the part of Landlord, while in form purporting to be the representations, warranties, covenants, undertakings and agreements of Landlord, are nevertheless each and every one of them made and intended, not as personal representations, warranties, covenants, undertakings and agreements by Landlord or for the purpose or with the intention of binding Landlord personally, but are made and intended for the purpose only of subjecting Landlord’s interest in the Building, the Land and the Premises to the terms of this Lease and for no other purpose whatsoever, and in case of default hereunder by Landlord, Tenant shall look solely to the interests of Landlord in the Building and Land; that Landlord shall have no personal liability whatsoever to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, contained herein; and that no personal liability or personal responsibility of any sort is assumed by, nor shall at any time be asserted or enforceable against, said Landlord, individually or personally, on account of any representation, warranty, covenant, undertaking or agreement of Landlord in this Lease contained, either express or implied, all such personal liability, if any, being expressly waived and released by Tenant and by all persons claiming by, through or under Tenant. Notwithstanding the provisions of the foregoing exculpation clause, nothing therein is intended to limit or preclude payment of the Landlord’s obligations and claims of the Tenant from public liability insurance, excess liability insurance (umbrella policies), fire and casualty insurance policies and all other policies of insurance affecting the Premises maintained by the Landlord.
32.1.Landlord Exculpation. The liability of Landlord, its partners, and their respective officers, agents, servants, employees, and independent contractors (collectively, “Landlord Parties”) to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to the equity interest of Landlord in the Building. Other than Landlord, none of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 1 shall inure to the benefit of Landlord's and the Landlord Parties' present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord's obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.
32.2.Tenant Exculpation. Other than Tenant, none of the Tenant’s partners, and their respective officers, agents, servants, employees, and independent contractors (collectively “Tenant Parties”) shall have any personal liability under this Lease, and Landlord hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Landlord. The limitations of liability contained in this Section shall inure to the benefit of Tenant's and the Tenant Parties' present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Tenant (if Tenant is a partnership), or trustee or beneficiary (if Tenant or any partner of Tenant is a trust), have any liability for the performance of Tenant's obligations under this Lease. Notwithstanding any contrary provision herein, neither Tenant nor the Tenant Parties shall be liable under any circumstances for injury or damage to, or interference with, Landlord's business, including but not limited to, loss of profits, loss of revenues (not including, however, loss of rents), loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring, except in connection with a holdover by Tenant pursuant to express terms of Article 9 above.
ARTICLE 33

U.S. REGULATIONS - PATRIOT ACT
Each party represents and warrants to, and covenants with, the other that such party currently is not, nor at any time during the Term hereof shall it be, in violation of any laws relating to terrorism or money laundering (collectively, the “Anti-Terrorism Laws”), including without limitation Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”) and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA Patriot Act”). Each party covenants with the other that it shall not be during the Term hereof a “Prohibited Person,” which is defined as follows: (i) a person or entity that is listed in the Annex to, or is otherwise subject to, the provisions of the Executive Order; (ii) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity with whom either party is prohibited from dealing with or otherwise engaging in any transaction by any Anti-Terrorism Law, including without limitation the Executive Order and the USA Patriot Act; (iv) a person or entity who commits, threatens or conspires to commit or support “terrorism” as defined in Section 3(d) of the Executive Order; (v) a person or entity that is named as a “specially designated national and blocked person” on the then-most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/offices/eotffc/ofac/sdn/t11sdn.pdf, or at any replacement website or other replacement official publication of such list; and (vi) a person or entity who is affiliated with a person or entity listed in items (i) through (v), above. At any time and from time-to-time during the Term, each party shall deliver to the other, within ten (10) days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to the other evidencing and confirming such party’s compliance with this Section.
ARTICLE 34

OPTION TO TERMINATE
34.1.Option to Terminate.
(a)Tenant shall have a one-time option to terminate the Lease effective after August 31, 2032 (the “Early Termination Date”), upon the terms and conditions provided herein. Tenant shall exercise such right to terminate upon delivery of a written notice thereof to Landlord (the “Early Termination Notice”) given not less than twelve (12) months prior to the Early Termination Date. In connection with the exercise of the option to terminate provided herein, Tenant shall pay to Landlord a “Termination Fee” which is defined as that amount equal to the unamortized portion of (a) Landlord’s Contribution (as defined in the Workletter), and (b) the commissions and fees paid by Landlord to the Brokers, such amortization to be made evenly over the Term at an annual interest rate of eight percent (8%) plus an amount equal to two (2) months of the Base Rent and additional Rent at the rate payable on the effective date of such termination. The Termination Fee shall be payable upon delivery of the Early Termination Notice (and shall accompany such Notice). Tenant may only exercise the option to terminate described herein if at the time Tenant notifies Landlord of the exercise of the option to terminate and as of the Early Termination Date a Default beyond any applicable notice and cure period is then in existence. The Termination Notice may not be modified or withdrawn by Tenant after delivery thereof to Landlord. Upon an exercise by Tenant of the right to terminate in accordance with the provisions hereof, the Early Termination Date shall be deemed to be the expiration date of this Lease.
(b)Intentionally Omitted.
(c)This option to terminate is personal to Ibotta, Inc. and any Permitted Assignee.
ARTICLE 35

OPTIONS TO EXTEND
35.1.Options to Extend. Provided that Tenant is not then in Default under this Lease, subject to applicable notice and cure rights, and provided further that (i) this Lease shall not have theretofore been assigned to any party other than a Permitted Assignee, and (ii) either (a) Tenant has not sublet the entire 4th Floor portion of the Premises to a party that is not a Permitted Transferee, or (b) Tenant has not sublet more than twenty percent (20%) of the rentable square feet of the 5th and 6th Floor portion of the Premises to any party that is not a Permitted Transferee, in each case at the time of electing the Option to Extend and at the time of the commencement of the applicable Optional Extension Term, Tenant shall have the right, at

Tenant’s option, to extend the Term of this Lease for two (2) additional periods of either five (5) years or ten (10) years in each case as elected by Tenant at the time it exercises and Option to Extend (each an “Optional Extension Term”). The options to extend (each, an “Option to Extend”) shall be exercised by Tenant giving written notice of the exercise thereof to Landlord at least nine (9) months before the expiration of the initial Term as to the first Option to Extend and at least nine (9) months before the expiration of the first Option to Extend as to the second Option to Extend. Each Optional Extension Term shall be upon the same terms, covenants, and conditions as set forth in this Lease with respect to the initial Term as to the first Option to Extend want with respect to the first Option to Extend as to the second Option to Extend, except that (i) Landlord shall have no obligation whatsoever to alter, improve or remodel the Premises, and (ii) the Annual Base Rent and additional Rent payable during the Optional Extension Term, as applicable, shall equal the then-prevailing Fair Market Rental Rate for the Premises, as defined below. At any time within twelve (12) months prior to the expiration of the initial Term as to the first Option to Extend or within twelve (12) months prior to the expiration of the first Option to Extend as to the second Option to Extend, Tenant may request in writing that Landlord provide Tenant with its reasonable determination of the Fair Market Rental Rate for the Premises which shall apply during the Optional Extension Term, as applicable, and Landlord shall furnish same in writing to Tenant within thirty (30) days after such request. Tenant shall have fifteen (15) days thereafter to object to such determination by written notice to Landlord.
35.2.Fair Market Rental Rate. For purposes of this Article 35, the term “Fair Market Rental Rate” shall mean the fair rental, as of the date for which such Fair Market Rental Rate is being calculated, per annum per rentable square foot for comparable space for a comparable term, by reference to comparable space with a comparable use in the Building, and in other buildings comparable to the Building in quality and location (but excluding those leases where the tenant has an equity interest in the Building), where the landlord has had a reasonable time to locate a tenant who rents with the knowledge of the uses to which the Premises can be adapted, and neither the landlord nor the prospective tenant is under any compulsion to rent. The Fair Market Rental Rate shall take into account and reflect the rental rates for new tenancies of similar quality properties and size.
35.3.Arbitration. In the event Tenant fails to timely object to Landlord’s determination of the Fair Market Rental Rate as provided above, such determination shall be deemed conclusive and binding upon the parties for the purposes of the Option to Extend, as applicable, set forth herein. If Tenant timely objects to Landlord’s determination of the Fair Market Rental Rate in any instance, Landlord and Tenant shall attempt to agree on the Fair Market Rental Rate. If they fail, after good faith efforts, to agree upon the Fair Market Rental Rate within thirty (30) days following the date Landlord receives Tenant’s notice of its exercise of the Option to Extend, as applicable, as provided above (the “Settlement Period”), the Fair Market Rental Rate applicable during the Optional Extension Term, as applicable, shall be determined by arbitration as follows:
(i)If Landlord and Tenant fail to agree upon the Fair Market Rental Rate during the Settlement Period, Landlord and Tenant shall attempt to agree upon an arbitrator to determine the Fair Market Rental Rate applicable during the Optional Extension Term, as applicable. If they fail, after good faith efforts, to agree upon an arbitrator within fifteen (15) days after expiration of the Settlement Period (the “Negotiation Period”), then Landlord and Tenant shall each appoint a qualified and impartial person as arbitrator (a qualified person being one who has had at least ten (10) years of experience in a profession which directly relates to the leasing of

Class A office space in the downtown Denver, Colorado submarket) within fifteen (15) days after the expiration of the Negotiation Period (the “Selection Period”). The identity and address of each such appointee shall be designated in writing by each party to the other. If either party fails to appoint an arbitrator on or before the expiration of the Selection Period, then the arbitrator appointed by the party not in default hereunder may appoint a qualified and impartial person who has had at least ten (10) years of experience in a profession which directly relates to the leasing of Class A office space in the downtown Denver, Colorado submarket as the second arbitrator and shall notify the other party of the identity and address of such appointee. If the two arbitrators so appointed (the “Related Arbitrators”) fail to agree upon the Fair Market Rental Rate within thirty (30) days after submission of the matter to them, they shall, within ten (10) days after the expiration of said thirty (30) day period, appoint a third arbitrator who has no previous or existing relationship with Landlord or Tenant and who also has had at least ten (10) years of experience in a profession which directly relates to the leasing of Class A office space in the downtown Denver, Colorado submarket (the “Independent Arbitrator,” and together with the Related Arbitrators, the “Arbitrators”). In the case of the failure of the two initial arbitrators to agree upon the identity of an Independent Arbitrator, such Independent Arbitrator shall be appointed by the American Arbitration Association, or its successor, from its qualified panel of arbitrators, and shall be a person having no previous or existing relationship with Landlord or Tenant and having at least ten (10) years of experience in a profession which directly relates to the leasing of Class A office space in the downtown Denver, Colorado submarket.
(ii)The parties shall submit all facts, including expert opinions, to the Related Arbitrators and the Independent Arbitrator, if one has been appointed. The Related Arbitrators and Independent Arbitrator, after having been duly sworn to perform his or their duties with impartiality and dispatch, shall proceed to determine the Fair Market Rental Rate with all reasonable dispatch and in any event shall render their decision within thirty (30) days after the submission of the matter to the Related Arbitrators, except in any case in which the Related Arbitrators fail to agree and an Independent Arbitrator is appointed, in which case the Arbitrators shall render their decision not later than thirty (30) days after the appointment of the Independent Arbitrator. Such decision shall be in writing and in duplicate, with one counterpart thereof delivered to Landlord and one counterpart thereof delivered to Tenant. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, or its successor, and applicable Colorado law. The decision of a majority of the Arbitrators appointed pursuant to the foregoing shall be binding, final and conclusive on the parties. The arbitration decision shall be enforceable by either party in any court of law.

(iii)If a majority of the duly appointed Arbitrators believes or believe that expert advice would materially assist him, her or them in the resolution of the matter in dispute, or if either Landlord or Tenant desires to provide expert advice, he or they may retain one or more qualified persons to provide such expert advice. The fees of the Arbitrators and the expenses incident to the proceedings shall be borne equally between Landlord and Tenant. The fees of respective counsel engaged by the parties, and the fees of expert witnesses and other witnesses called for by the parties, shall be paid by the respective party engaging such counsel or calling or engaging such witnesses.
(iv)Intentionally omitted.
(v)If Tenant becomes obligated to pay Rent, or adjustments thereto, if any, with respect to any space or any period prior to the foregoing determination of the Fair Market Rental Rate for such space or period, Tenant shall commence paying Base Rent and additional Rent, if any, utilizing the Fair Market Rental Rate specified by Landlord in its notice of the Fair Market Rental Rate for such space or period. Following determination of the Fair Market Rental Rate in accordance with the foregoing, Landlord and Tenant, by a cash payment within thirty (30) days after the date of such determination, shall adjust between themselves the difference, if any, between the Rent and adjustments thereto, if any, paid by Tenant pursuant to the foregoing sentence and the Rent and adjustments thereto, if any, actually owed by Tenant pursuant to the terms of this Lease for the period prior to such determination.
35.4.Amendment. Should the Term be extended hereunder, the parties shall memorialize the extension by executing a commercially reasonable amendment modifying the Lease promptly thereafter, which agreement shall set forth the Annual Base Rent and additional Rent and the other economic terms and provisions in effect during the Optional Extension Term. These Options to Extend are personal to Ibotta, Inc. and any Permitted Assignee.
ARTICLE 36

RIGHT OF FIRST OFFER
Commencing as of the Commencement Date, Tenant shall have a continuing right of first offer to lease certain space in the Building subject to the terms and conditions set forth below:
(a)“ROFO Space” shall mean vacant and available space in the Building.
(b)Provided that, (i) no Default by Tenant beyond any applicable notice and cure period is then in existence; (ii) Tenant and/or any Permitted Transferee is occupying the Premises; and (iii) the Lease has not been assigned nor have the Premises been sublet other than to a Permitted Transferee in each case; and (iv) there are at least sixty (60) months remaining in the Term, unless Tenant extends the Term as provided in this Lease at the same time Tenant delivers Tenant’s Acceptance Notice (as hereinafter defined), if the ROFO Space becomes available for lease after the date of this Lease to a new tenant and is not subject to: (i) the rights of any existing tenant of the Building as such rights exist on the Execution Date hereof; and

(ii) the rights of any tenant leasing such space subsequent to the date of this Lease if Tenant was offered such space pursuant to this Article 36 and declined to exercise its right of first offer with respect to such space, including the election of the existing tenant to continue in occupancy thereof, Tenant shall have the continuing right to lease the ROFO Space pursuant to the terms and conditions set forth in Landlord’s First Offer Notice (as defined below).
(c)Such offer of ROFO Space shall be given by Landlord to Tenant in a written notice (the “First Offer Notice”), which First Offer Notice shall designate the space being offered and specify the terms and conditions upon which Landlord intends to lease the ROFO Space, as determined by Landlord; such terms being no less favorable to Tenant as those intended to be offered to third parties. Tenant may accept the offer set forth in Landlord’s First Offer Notice by delivering to Landlord an unconditional acceptance thereof, in writing, within ten (10) business days after Landlord’s delivery of the First Offer Notice to Tenant (“Tenant’s Acceptance Notice”). Time shall be of the essence with respect to Tenant’s Acceptance Notice. Once Tenant delivers Tenant’s Acceptance Notice to Landlord, it cannot be modified or withdrawn. Tenant must lease the ROFO Space on all of the terms and conditions set forth in the First Offer Notice if Tenant elects to lease the ROFO Space, and Tenant must accept all and not a portion of the ROFO Space offered by Landlord in the First Offer Notice if Tenant desires to accept any of such ROFO Space. If Tenant does not accept (or fails to timely accept within such ten (10) business day period) an offer made by Landlord pursuant to the terms of this Section with respect to the ROFO Space designated in the First Offer Notice, then Tenant shall be deemed to have waived its right of first offer with respect to the ROFO Space that was the subject of the First Offer Notice and Landlord shall be free to lease such ROFO Space to any third party on substantially the terms set forth in the First Offer Notice, provided, however, if the rent offered shall decrease by more than 10% from that of the First Offer Notice, then Landlord must once again offer the ROFO Space to Tenant upon such updated economic terms.
(d)If Tenant timely delivers Tenant’s Acceptance Notice, within twenty (20) days of Tenant’s Acceptance Notice, Landlord and Tenant shall enter into an amendment to this Lease, prepared by Landlord and reasonably approved by Tenant, adding the ROFO Space to the Premises and setting forth the terms of Tenant’s lease of the ROFO Space as set forth in Landlord’s First Offer Notice. Except as set forth in Landlord’s First Offer Notice, Tenant’s lease of the ROFO Space shall be under the same terms and conditions pertaining to Tenant’s lease of the Premises under the Lease, excluding any concessions not expressly set forth in Landlord’s First Offer Notice, including, but not limited to, free rent and tenant improvements, if any.
(e)Tenant acknowledges and agrees that this right of first offer is personal to Ibotta, Inc. and any Permitted Assignee, and shall not inure to the benefit of any other party.
(f)Landlord shall not be liable to Tenant in the event that Landlord does not deliver possession of all or part of the ROFO Space to Tenant on account of a holding over by any prior tenant of such ROFO Space in violation of the terms of such tenant’s lease, provided that Landlord shall use reasonable efforts to obtain possession of the ROFO Space from such other tenant(s) (and Tenant hereby agrees to join in any action brought for possession of such ROFO Space upon Landlord’s request and at Landlord’s sole cost and expense) and the occupancy date of the ROFO Space (the “Right of First Offer Occupancy Date”) shall not be deemed to occur until Landlord shall actually deliver the right of possession of such ROFO Space to Tenant.
(g)Commencing on the Right of First Offer Occupancy Date, the ROFO Space shall become part of the Premises hereunder, and the Base Rent and additional Rent for the Premises, including such ROFO Space, shall be adjusted as of the Right of First Offer Occupancy Date. The term for the ROFO Space shall be coterminous with the expiration of the Term, as extended. If the Right of First Offer Occupancy Date is other than on the first day of a month, the monthly installment of Base Rent and additional Rent for the first month shall be appropriately adjusted.
ARTICLE 37

RIGHT OF FIRST REFUSAL
37.1.Commencing on the Commencement Date, Tenant shall have a continuing right of first refusal to add to the Premises the Offered Space as hereinafter defined, subject to the terms and conditions hereinafter set forth. “Offered Space” shall mean the adjacent space on the 3rd and 4th floor which is vacant and available space in the Building, provided that such space shall not be deemed to be “available” if it is subject to the rights of an existing tenant of the Building or if an existing tenant has elected to continue in occupancy thereof.
37.2.If Landlord intends to enter into a lease (the “Proposed Lease”) for all or a portion of the Offered Space with anyone (the “Proposed Tenant”) other than an existing tenant, then Landlord shall, after it has received a bona fide offer from the Proposed Tenant, offer to Tenant the right to lease such Offered Space upon the terms and conditions of the Proposed Lease to the Proposed Tenant for the Offered Space, subject to the terms and conditions hereinafter provided. Tenant may only exercise the right of first refusal described herein if as of the date that Tenant elects to exercise such right pursuant to Tenant’s Notice (as hereinafter defined) and as of the commencement date of the term of the lease of the Offered Space each of the following conditions are satisfied ( the “ROFR Exercise Conditions”) (i) no Default beyond any applicable notice and cure period is then in existence; (ii) Tenant and/or any Permitted Transferee is occupying the Premises; (iii) the Lease has not been assigned nor have the Premises been sublet other than to a Permitted Transferee in each case; and (iv) there are at least sixty (60) months remaining in the Term (unless Tenant extends the Term for the Premises as hereinafter provided). If any of the ROFR Exercise Conditions are not satisfied, Tenant’s exercise of this right of first refusal shall, at Landlord’s sole election, be null and void. And tenant shall be deemed to have waived its rights to the applicable Offered Space.
37.3.Such offer shall be made by Landlord to Tenant in a written notice (the “First Refusal Notice”) which offer shall designate the space being offered and shall specify the terms for such Offered Space which shall be the same as those offered in the Proposed Lease to the Proposed Tenant. Tenant may accept the offer set forth in the First Refusal Notice by delivering to Landlord an unconditional acceptance in writing (“Tenant’s Notice”) of such offer within fifteen (15) days after delivery by Landlord of the First Refusal Notice to Tenant. Notwithstanding the foregoing, if Tenant exercises the right of first refusal to lease the Offered Space by delivering a timely Tenant’s Notice, (i) and the term of the lease for the Offered Space would expire prior to the expiration of the Term, then Tenant may request in Tenant’s Notice that certain of the terms of the Proposed Lease be adjusted to permit the proposed lease term thereof to be coterminous with the Lease Term of the Premises, and (ii) if the Term of this Lease would expire prior to the expiration of the Proposed Lease for the Offered Space Landlord shall so specify in First Refusal Notice and state, in bold, therein that “Tenant, by giving Tenant’s Notice shall be deemed to have agreed that the Term of this Lease for the Premises shall automatically be deemed extended so that it is coterminous with the lease of the Offered Space, with the extension to be on all of the terms set forth in this Lease, except that the Base Rent for the Premises for the period between the end of the existing Term and the end of the term for the Offered Space shall escalate in the same manner and by the same percentage as the base rent for the Offered Space escalates pursuant to the First Refusal notice”. Upon receipt of such request from Tenant to adjust the Lease Term of the Offered Space to be coterminous, Landlord shall provide Tenant with an offer of the adjusted terms of the Proposed Lease necessary to provide to Landlord the same economic return as the Proposed Lease. Such offer of the adjusted terms shall be made by Landlord to Tenant in a written notice (“Landlord’s Adjusted Notice”). Tenant may accept the offer set forth in the Adjusted Notice by delivering to Landlord an unconditional acceptance in writing (“Tenant’s Adjusted Notice”) of such offer within fifteen (15) days after delivery from Landlord to Tenant of Landlord’s Adjusted Notice. Time shall be of the essence with respect to the giving of Tenant’s Notice and Tenant’s Adjusted Notice, as the case may be. If Tenant does not accept (or fails to timely accept) an offer made by Landlord pursuant to the provisions of this Section with respect to the Offered Space designated in the First Refusal Notice, or Landlord’s Adjusted Notice, as the case may be, or Tenant , after a timely exercise does not timely enter into the lease amendment described in section 37.4, Landlord shall be under no further obligation with respect to such space by reason of this Section. In order to send the First Refusal Notice, Landlord does not need to have negotiated a complete lease with the Proposed Tenant but may merely have agreed upon the material economic terms for the Proposed Lease, and Tenant must make its decision with respect to the Offered Space as long as it has received a description of such material economic terms.
37.4.Tenant must accept all of the Offered Space offered by Landlord at any one time in a First Refusal Notice if Tenant desires to accept any of such Offered Space and may not exercise its right with respect to only a portion of such space. In connection with the acceptance of the Offered Space by Tenant for lease, within twenty (20) days of Tenant’s Notice, or Tenant’s Adjusted Notice, as the case may be, Landlord and Tenant shall execute a lease amendment prepared by Landlord and reasonably approved by Tenant and reflecting the addition of the Offered Space to the then existing Premises pursuant to the terms and provisions described in the First Refusal Notice or Landlord’s Adjusted Notice, as the case may be, with the other terms of this Lease remaining unchanged, except as provided above with respect to the extension of the Term of the Lease if the term for the Offered Space would expire after the Term of this Lease and the escalations of Base Rent during such extension, which will be set forth in the lease amendment. If Tenant does not timely exercise the right of first offer and Landlord does not enter into a lease or amendment for such Offered Space as described above with a third party, if Landlord thereafter receives another offer to lease the Offered Space, Landlord shall follow the process described above as this right of Tenant is a continuing right of first refusal.
37.5.This right of first refusal is personal to Ibotta, Inc. and any Permitted Assignee.
ARTICLE 38

SIGNAGE
Except as expressly set forth below, Landlord reserves unto itself the exclusive right to erect any signage on the roof or exterior of the Building. Landlord shall, at Landlord’s sole cost, (i) install a Building standard sign identifying Tenant at the entrance to the Premises and install Building-standard directional signage in the elevator lobby identifying the location of the Premises in each case on any multi-tenant floor that includes a portion of the Premises, (ii) install Tenant’s name in the top position on the Building signage plaque (with at least as many rows allocated to Tenant as any other tenant of the Building as applicable) at the entry on the 16th Steet side of the Building, which plaque is depicted on Exhibit G attached hereto; provided, however, that the foregoing shall not prohibit or restrict Landlord from allowing other tenants to have sign panels on such plaque that is equal in size (based on square footage of the applicable sign panel) or smaller than Tenant’s sign panel on such plaque and (iii) if the lobby in the Building contains tenants’ signage, identify Tenant based on Tenant’s Proportionate Share with Building standard main lobby signage, which may be an electronic directory sign or such other form of signage (as Landlord may elect, consistent with a first-class office building) established by Landlord for the Building in the same manner as the other occupants thereof. Tenant, at Tenant’s sole cost and expense, shall be permitted to install suite entry signage on any floor where Tenant is the only Tenant on such floor without needing Landlord’s approval. Except as otherwise provided in this Article 38, Tenant shall not, without Landlord’s prior written consent which shall not be unreasonably withheld, delayed or conditioned, install, fix or use any other signs or any notice, picture, placard or poster, or any advertising or identifying media which is visible from the exterior of the Premises. Tenant, at its sole cost and expense, shall have the right and Landlord shall cooperate with Tenant, at no cost or expense to Landlord, to obtain the permits and other approvals necessary and required for Tenant to install exterior “eyebrow” Building signage as shown on Exhibit G attached hereto, which signage may, at Tenant’s election, be illuminated and may be up to the maximum size permitted by applicable code. In connection therewith, Landlord will provide access to reasonably convenient electrical connections and Tenant shall pay for the cost of all electricity consumed by Tenant’s exterior signage. The exact size, type and location of the exterior signage (to the extent either differing or not addressed in Exhibit G) shall be subject to Tenant’s and Landlord’s mutual written agreement and reasonable approval and shall be in conformance with and subject to applicable laws, including, without limitation, compliance with the LDDR design district which has jurisdiction over such exterior signage in Lodo, and Landlord shall, at no cost or expense to Landlord, use commercially reasonable efforts to cooperate with Tenant in obtaining all required approvals for such exterior signage, at Tenant’s sole cost and expense. Tenant shall be responsible for the prompt removal of its exterior Building signage at the expiration of the Term or any extensions thereof or earlier termination of this Lease and to restore such effected area to the condition which existed prior to such installation, reasonable wear and tear excepted.
ARTICLE 39

CONTRACTION RIGHT
39.1.Tenant may elect to terminate this Lease respect to the portion of the Premises which constitutes space on the fourth (4th) floor (28,842 rentable square feet) then being leased by Tenant hereunder (the “Excluded Premises”) by notice (the “Partial Exclusion Notice”) to Landlord in writing given no later than the last day of the seventy-second (72nd) full month of the Term hereunder (time being of the essence) (the “Partial Exclusion Notice Expiration Date”).
39.2.If Tenant so elects to exercise its contraction right as provided in Section 39.1 above, then the lease of the Excluded Premises shall terminate on the last day of the eighty-fourth (84th) full month of the Term (the “Exclusion Date”) as though the lease had expired by lapse of time on the Exclusion Date with respect to the Excluded Premises. From and after the Exclusion Date, the remainder of the Premises (the “Remainder Leased Premises”), after exclusion of such Excluded Premises, shall be deemed to be the Premises under this Lease. If Tenant has exercised said contraction option, within thirty (30) days after request by either party hereto, Landlord and Tenant shall enter into a written amendment to this Lease prepared by Landlord and approved by Tenant, confirming the terms, conditions and provisions applicable to the Excluded Premises and the Remainder Leased Premises as determined in accordance herewith.
39.3.If Tenant exercises its contraction right under this Article 39, then Tenant shall vacate and deliver possession of the Excluded Premises to Landlord in the manner set forth in, and in the condition required by, the Lease for surrender of the Premises, on or before the Exclusion Date, which shall include, without limitation, removal of the internal staircase between floors 4 and 5 that is contemplated to be installed as part of Tenant’s Work and repairing the slab to the condition which existed prior to installation of the stairway. Any retention of possession by Tenant of all or part of the Excluded Premises after the Exclusion Date shall be deemed a holdover under Article 9 of this Lease without consent of Landlord, and shall be subject to the terms and conditions of said Article 9 with respect to such holdover.
39.4.If Tenant exercises its contraction right under this Article 39, then effective as of the Exclusion Date, Base Rent provided to be paid under the lease for the Premises shall be reduced for the remainder of the Term based on the Base Rent applicable to the Excluded Premises as set forth in this Lease. Tenant’s Proportionate Share of Expenses, Taxes and Utility Expenses for the calendar year which includes the Exclusion Date shall be calculated separately for the Excluded Premises and the Remainder Leased Premises as follows:
(a)Tenant’s Proportionate Share of Expenses, Taxes and Utility Expenses attributable to the Excluded Premises shall be prorated pursuant to Article 4 of this Lease for the calendar year which includes the Exclusion Date as though this Lease will terminate on the Exclusion Date, and the number of days in the Term shall be deemed to be the number of days in the period commencing on January 1 of the calendar year which includes the Exclusion Date and ending on the Exclusion Date. Tenant’s Proportionate Share of Expenses, Taxes and Utility Expenses attributable to the Excluded Premises for said calendar year shall be computed pursuant to Tenant’s Proportionate Share, using as the numerator the rentable area of the Excluded Premises.
(b)Tenant’s Proportionate Share of Expenses, Taxes and Utility Expenses with respect to the Remainder Leased Premises for such calendar year and for the remainder of the Term thereafter shall be computed pursuant to the definition of Tenant’s Proportionate Share, using as the numerator described therein the total rentable area of the Remainder Leased Premises.
39.5.In the event Tenant exercises its option to contract as provided in this Article 39, then, notwithstanding anything contained in this Article 39 to the contrary, Tenant shall pay Landlord the “Excluded Premises Termination Fee” (as hereinafter defined) with respect to the Excluded Premises at the same time as Tenant delivers its written termination notice under this Article 39, which payment shall be an express condition of the effectiveness of Tenant’s early termination election hereunder. For purposes hereof, the term “Excluded Premises Termination Fee” shall mean an amount, calculated with respect to the Excluded Premises, equal to the “Unamortized Excluded Premises Costs” (as hereinafter defined), calculated as of the Exclusion Date. For purposes hereof, the term “Unamortized Excluded Premises Costs” for the Excluded Premises shall mean an amount equal to the unamortized portion of (a) Landlord’s Contribution, and (b) the commissions and fees paid by Landlord to the Brokers, such amortization to be made evenly over the Term at an annual interest rate of eight percent (8%). At any time and from time to time during the Term, Tenant may in a written notice to Landlord request that Landlord deliver to Tenant a “Certified Cost Statement” (as hereinafter defined)

with respect to the Excluded Premises Termination Fee. Landlord shall provide such Certified Cost Statement to Tenant within fifteen (15) business days after receipt of such request. As used herein, a “Certified Cost Statement” is a statement certified by Landlord to be true and correct setting forth the total Excluded Premises Termination Fee (or the Termination Fee or other similar Fee with respect to the exercise by Tenant of options hereunder) as reasonably determined by Landlord in connection with this Section, including the amount of each specific component of such Fee and amortization schedules, to the extent applicable thereto. Provided that Tenant requests a then-current Certified Cost Statement by no later than sixty (60) days prior to the last day of the seventy-second (72nd) full month of the Term, then in the event that Landlord fails to deliver a Certified Cost Statement to Tenant by no later than thirty (30) days prior to the last date of the eighty-fourth (84th) full month of Term, then the last date on which Tenant may exercise its termination right set forth herein shall be extended until thirty (30) days after Tenant’s receipt of the Certified Cost Statement.
39.6.Any notice to contract shall be irrevocable once given.

[EXECUTION PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the date first written above.

LANDLORD: TR 16 MARKET SQUARE CORP., a Delaware corporation
By:	/s/ Jenifer Ratcliffe
Jenifer Ratcliffe, President

TENANT: IBOTTA, INC., a Delaware corporation
By:	/s/ David D. Shapiro
Name:	David Shapiro
Title:	Chief Legal Officer

EXHIBIT A
FLOOR PLAN FOR THE PREMISES

A-1

EXHIBIT B
RULES AND REGULATIONS
Landlord and Tenant agree that the following Rules and Regulations shall be and hereby are made a part of this Lease, and Tenant agrees that Tenant’s employees and agents, or any others permitted by Tenant to occupy or enter the Premises, will at all times abide by said Rules and Regulations. If there is any inconsistency between these rules and regulations and the terms of the Lease, the terms of the Lease shall control:
1.    The sidewalks, entries, passages, corridors, stairways, and elevators of the Building shall not be obstructed by Tenant, or Tenant’s agents or employees, or used for any purpose other than ingress to and egress from the Premises.
2.    Furniture, equipment or supplies will be moved in or out of the Building only upon the elevator designated by Landlord and then only during such hours and in such manner as may be reasonably prescribed by Landlord. Landlord shall have the right to reasonably approve or disapprove the movers or moving company employed by Tenant. Tenant shall cause its movers to use only the loading facilities and elevator designated by Landlord. In the event Tenant’s movers damage the elevator or any part of the Building, Tenant shall forthwith pay to Landlord the amount required to repair said damage.
3.    No safe or articles, the weight of which may in the opinion of Landlord constitute a hazard or damage to the Building or Building’s equipment, shall be moved into the Premises.
4.    Safes and other equipment, the weight of which is excessive, shall be moved into, from and about the Building only during such hours and in such manner as shall be prescribed by Landlord; and Landlord shall have the right to designate the location of such articles in the Premises.
5.    Intentionally omitted.
6.    No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of the Building unless of such color, size and style and in such place upon or in the Building as shall be first designated by Landlord; but there shall be no obligation or duty on the part of Landlord to allow any sign, advertisement or notice to be inscribed, painted or affixed on any part of the inside or outside of the Building. A Directory in a conspicuous place, with the name(s) of Tenant(s), not to exceed one name per 500 square feet of space contained in the Premises, will be provided by Landlord; any necessary revision to this Directory will be made by Landlord at no cost, within a reasonable time after notice from Tenant of the change making the revision necessary. No furniture shall be placed in front of the Building or in any lobby or corridor, without the prior written consent of Landlord. Landlord shall have the right to remove all nonpermitted signs and furniture, without notice to Tenant, and at the expense of Tenant.

7.    Tenant shall not do or permit anything to be done in the Premises or bring or keep anything therein which would in any way increase the rate of property insurance on the Building or on property kept therein, constitute a nuisance or waste, or obstruct or interfere with the rights of other tenants or in any way injure or annoy them, or conflict with the laws relating to fire or with any regulations of the fire department or with any insurance policy upon the Building or any part thereof or conflict with any of the rules or ordinances of the Department of Health of the City and County where the Building is located.
8.    Tenant shall not employ any person or persons other than the janitor or cleaning contractor of Landlord for the purpose of cleaning or taking care of the Premises, without the prior written consent of Landlord, which shall not be unreasonably withheld, delayed or conditioned. Landlord shall be in no way responsible to Tenant for any loss of property from the Premises unless caused by the willful misconduct of Landlord or Landlord Parties, however occurring, or for any damage done to Tenant’s furniture or equipment by the janitor or any of the janitor’s staff, or by any other person or persons whomsoever. The janitor of the Building may at all times keep a pass key, and other agents of Landlord shall at all times be allowed admittance to the Premises.
9.    Water closets and other water fixtures shall not be used for any purpose other than that for which they are intended; and any damage resulting to the same from misuse on the part of Tenant or Tenant’s agents or employees shall be paid for by Tenant. No person shall waste water by tying back or wedging the faucets or in any other manner.
10.    Except for service animals, seeing eye dogs for the blind and hearing dogs for the deaf, no animals shall be allowed in the offices, halls, corridors and elevators of the Building. No persons shall disturb the occupants of this or adjoining buildings or premises by the use of any radio, sound equipment or musical instrument or by the making of loud or improper noises.
11.    Except for wheelchairs, no vehicles, including bicycles, shall be permitted in the offices, hall, corridors, and elevators in the Building, nor shall any vehicles be permitted to obstruct the sidewalks or entrances of the Building.
12.    Tenant shall not allow anything to be placed on the outside of the Building, nor shall anything be thrown by Tenant or Tenant’s agents or employees out of the windows or doors, or down the corridors, elevator shafts, or ventilating ducts or shafts of the Building. Tenant, except in case of fire or other emergency, shall not open any outside window.
13.    No additional lock or locks shall be placed by Tenant on any door in the Building unless written consent of Landlord shall first have been obtained which consent shall not be unreasonably withheld, delayed or conditioned. A reasonable number of keys to the Premises and the toilet rooms, if locked by Landlord, will be furnished by Landlord; and neither Tenant nor Tenant’s agents or employees shall have any duplicate keys made. At the termination of this tenancy, Tenant shall promptly return to Landlord all keys to offices, toilet rooms or vaults.

14.    No window shades, blinds, screens, draperies or other window coverings will be attached or detached by Tenant without Landlord’s prior written consent which shall not be unreasonably withheld, delayed or conditioned.
15.    No awnings shall be placed over any window.
16.    If Tenant desires telegraphic, telephonic or other electric connections, Landlord or Landlord’s agents will direct the electricians as to where and how the wire may be introduced; and without such directions, no boring or cutting for wires will be permitted. Any such installation and connection shall be made at Tenant’s expense.
17.    Tenant shall not install or operate any steam or gas engine or boiler in the Premises. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Building.
18.    Any painting or decorating as may be agreed to be done by and at the expense of Landlord shall be done during regular weekday working hours. Should Tenant desire such work on Saturdays, Sundays, holidays or outside of regular working hours, Tenant shall pay for the extra cost thereof.
19.    Intentionally omitted.
20.    Intentionally omitted.
21.    Use of the parking areas of the Project shall be subject to the following rules:
a.    Drivers shall use due care not to injure pedestrians, other vehicles, or the fixtures and improvements within the parking areas.
b.    Vehicles shall be parked only in marked parking spaces, and not in ramps, corridors, fire lanes, entrances, exits or other areas posted for no parking.
c.    Long term storage of vehicles is strictly prohibited.
d.    From time to time Landlord may promulgate such other reasonable and nondiscriminatory rules and regulations as Landlord deems necessary or useful, and Tenant shall be bound thereby.
22.    Tenant and its employees shall use ordinary care to safeguard their belongings by locking the Premises when not in use and during times other than ordinary business hours, by locking their automobiles, and by taking reasonable precautions with respect to items such as handbags, wallets and other valuables.
23.    Tenant and its employees shall not smoke inside the Building or at any main Building entrances.

24.    Intentionally omitted.
25.    Tenant agrees that Landlord may reasonably amend, modify, delete or add new and additional rules and regulations for the use and care of the Premises and the Building. Tenant agrees to comply with all such rules and regulations upon notice to Tenant from Landlord. In the event of any breach of any rules and regulations herein set forth, or any reasonable amendments, modifications or additions thereto, Landlord shall have all remedies set forth in this Lease in the event of default by Tenant, subject to any applicable notice and cure period.
26.    Tenant shall comply with all covenants, restrictions and declarations, including any transportation management plans, recorded against the Project.
27.    There shall be no smoking of (i) any form of tobacco-related products (including, but not limited to pipes, cigars, cigarettes and similar products), (ii) vaporized products via electronic cigarettes (or any similar products and technological evolutions or innovations thereof), or (iii) any other plant-based or synthetic products which emit substances into the air at any time in or around the Building.

EXHIBIT C
INTENTIONALLY OMITTED
C-1

EXHIBIT D
WORKLETTER
TABLE OF CONTENTS
Paragraph    Page
1    Base Building Work    D-2
2    Tenant’s Work    D-2
3    Preconstruction Activities    D-2
4    Delays    D-4
5    Charges and Fees    D-4
6    Change Orders    D-5
7    Standards of Design and Construction and Conditions of Tenant’s Performance    D-5
8    Insurance and Indemnification    D-6
9    Landlord’s Contribution; Excess Amounts    D-8
10    Construction Escrow    D-9
11    Miscellaneous    D-9

WORKLETTER
THIS WORKLETTER is executed simultaneously with that certain Lease between TR 16 MARKET SQUARE CORP., a Delaware corporation, as Landlord, and IBOTTA, INC., a Delaware corporation, as Tenant, relating to certain premises (the “Premises”) in the building located at 16 Market Square, Denver, Colorado, which Premises are more fully identified in the Lease. Capitalized terms used herein, unless otherwise defined in this Workletter, shall have the respective meanings assigned to them in the Lease.
For and in consideration of the agreement to lease the Premises and the mutual covenants contained herein and in the Lease, Landlord and Tenant hereby agree as follows:
1.    Landlord’s Work.
Subject to extension as a result of a force majeure event, long lead items and/or Tenant delays (of which Landlord gives written notice to Tenant within 10 business days after occurring), Landlord shall perform the following in a commercially reasonable, diligent manner: (i) bathroom renovation work on the 4th floor (which bathroom renovation work is reasonably complementary to the design and aesthetic attributes of the approved plan for restrooms renovations that Tenant carries out and completes on the 5th and 6th floors of the Building, a rendering of which bathroom renovation work is attached to this Workletter as Schedule 1), which shall be completed by the later to occur of: (i) September 1, 2025; and (ii) the date that Tenant opens for business in the Premises, (ii) elevator renovations to modernize the interior cabs of the elevators, which estimated completion date is December 31, 2025 (a rendering of the elevator renovations is attached to this Workletter as Schedule 2), (iii) the expansion of the fitness center as shown on Exhibit I attached to this Lease, which is estimated to occur on the latest to occur of: (a) September 1, 2025, (b) the date Tenant opens for Business in the Premises; and (c) 270 days after Landlord secures control of such space from the existing tenant (which control Landlord shall use commercially reasonable, diligent efforts to pursue), and (iv) lobby security upgrades (the “Lobby Security Upgrades”) which are estimated to be complete by the later to occur of: (i) September 1, 2025; and (ii) the date that Tenant opens for business in the Premises (a rendering of the lobby security upgrades currently contemplated is attached to this Workletter as Schedule 3)(collectively, “Landlord’s Work”). Except for the Monthly Lobby Security Expense (payable as Rent Adjustments under Article 4 of the Lease) and as provided hereinbelow with respect to the Lobby Security Upgrades, Landlord’s Work shall be at no cost to Tenant and may not be passed through to Tenant as an Expense or deducted from Landlord’s Contribution (as hereinafter defined). For purposes of the next sentence, Landlord and Tenant agree to assign an allocation of 25% to each of the categories of the work described in (i)-(iv) above If Landlord fails to deliver the required category of Landlord’s Work (i.e. (i), (ii) (iii) or (iv)) within ninety (90) days after the estimated dates set forth above, as applicable, subject to extension for force majeure event, long lead items and/or Tenant delays (of which Landlord gives written notice to Tenant within 10 business days after occurring), then, for each day of such delay, Tenant shall receive a credit against Base Rent based upon the applicable percentage of the category not substantially complete until substantial completion has been achieved. For example, if Landlord is able to timely deliver only 2 of the 4 categories of the work and as a result the extended delivery date has been exceeded for those 2 undelivered categories, then Tenant shall receive a per diem credit equal to 50% of the applicable Base Rent until substantial completion of those 2 undelivered categories.
As of the Date of Execution, Landlord and Tenant have identified Kastle Systems as a potential vendor to perform the Lobby Security Upgrades and provide the accompanying technology services. Based on credible and reasonably comprehensive bids obtained by Landlord from Kastle Systems, Landlord and Tenant anticipate the cost of Lobby Security Upgrades will be approximately $96,000.00, which cost may increase based on unanticipated scope but not to more than $120,000.00 without the prior written agreement of Landlord and Tenant (the foregoing cost, the “Base Installation Cost”). The final pricing of the Lobby Security Upgrades will be shared with Tenant on an open-book and collaborative basis, and is subject to the mutual agreement by Landlord and Tenant. Landlord and Tenant shall share the Base Installation Cost 50/50.
Notwithstanding the foregoing, Tenant may propose optional upgrades or changes, a different make and model, or alternative technology providers to Kastle Systems (the foregoing, “Tenant Options”), provided that any additional cost beyond the Base Installation Cost shall be presented to Tenant for Tenant’s review and approval, and if approved by Tenant, shall be borne 100% by Tenant. Any delay in delivery caused by Tenant’s Options shall be deemed Tenant delay. All Tenant Options shall be subject to the prior approval of Landlord, which may not be unreasonably withheld, delayed or conditioned.
When the total cost of the Lobby Security Upgrades, any Tenant Options, and final specifications are all approved by Landlord and Tenant, the installation of the Lobby Security Upgrades shall be performed by Landlord. Tenant’s portion of the cost (being 50% of the Base Installation Cost and 100% of any Tenant Options) shall be deducted from the Landlord Contribution.
2.    Tenant’s Work. Tenant, at its sole cost and expense, shall perform or cause to be performed Tenant’s work (“Tenant’s Work”) in the Premises provided for in the Plans (as defined in Paragraph 3 hereof) to be submitted to and approved in writing by Landlord, which Tenant’s Work shall include all demolition work related to the Premises. Tenant’s Work shall be constructed in a good and workmanlike fashion, in accordance with the requirements set forth herein and in compliance with all applicable laws, ordinances, rules and other governmental requirements, including, without limitation, the ADA and ADAAG. Tenant shall commence the construction of Tenant’s Work promptly following completion of the preconstruction activities provided for in Paragraph 3 below and shall diligently proceed with all such construction. Tenant shall coordinate Tenant’s Work so as avoid unreasonably interference with any other work being performed by or on behalf of Landlord (including, without limitation, Landlord’s Work) and other tenants at the Building. Tenant’s Work shall not be deemed to be Alterations.

3.    Preconstruction Activities.
(a)    As soon as reasonably practicable in light of Tenant’s construction planning, Tenant shall submit the following information and items to Landlord for Landlord’s review and approval:
(i)    a detailed construction schedule containing the major components of Tenant’s Work including demolition plans and the time required for each, including the scheduled commencement date of construction of Tenant’s Work, milestone dates and the estimated date of completion of construction;
(ii)    an itemized statement of the estimated construction cost, including permits and architectural and engineering fees;
(iii)    Intentionally Omitted;
(iv)    the names and addresses of Tenant’s contractors (and the contractors’ subcontractors) to be engaged by Tenant for Tenant’s Work (“Tenant’s Contractors”). Landlord has the right to reasonably approve or disapprove Tenant’s Contractors. B2SJ is hereby approved as Tenant’s Architect. Provident Construction is hereby approved as an option for Tenant’s Contractor. Tenant shall not employ as Tenant’s Contractors any persons or entities disapproved by Landlord. If Landlord has affirmatively approved only certain contractor(s) and/or subcontractor(s) from Tenant’s list, Tenant shall employ as Tenant’s Contractors only those persons or entities so approved. Landlord may, at its election, designate a list of approved contractors for performance of Tenant’s Work involving electrical, mechanical, plumbing or life-safety systems, from which Tenant must select its contractors for such work;
(v)    certified copies of insurance policies or certificates of insurance as hereinafter described. Tenant shall not permit Tenant’s Contractors to commence Tenant’s Work until the required insurance has been obtained and certified copies of policies or certificates have been delivered to Landlord; and
(vi)    the Plans for Tenant’s Work, which Plans shall be subject to Landlord’s approval in accordance with Paragraph 3(b) below.
Tenant will update such information and items by notice to Landlord of any changes.
(b)    As used herein, the term “Plans” shall mean full and detailed architectural and engineering plans and specifications covering Tenant’s Work (including, without limitation, architectural, mechanical and electrical tenant’s working drawings for Tenant’s Work). The Plans shall be subject to Landlord’s approval and the approval of all local governmental authorities requiring approval, if any. Landlord shall give its approval or disapproval (giving general reasons in case of disapproval) of the Plans within seven (7) business days after receipt thereof by Landlord, and thereafter, within five (5) business days for any re-submission. Landlord agrees not to unreasonably withhold, delay or condition its approval of said Plans; provided, however, that Landlord shall not be deemed to have acted unreasonably if it withholds its consent because, in Landlord’s opinion: (i) Tenant’s Work is likely to affect adversely Building systems, telecommunications or data transmission equipment or systems, the structure of the Building or the safety of the Building and its occupants, including possible disturbance of any Hazardous Material; (ii) Tenant’s Work would materially decrease Landlord’s ability to furnish services to Tenant or other tenants; (iii) Tenant’s Work would materially increase the cost of operating the Building; (iv) Tenant’s Work would violate any Laws; (v) Tenant’s Work contains or uses Hazardous Materials; (vi) Tenant’s Work would adversely affect the exterior appearance of the Building (excluding Tenant’s exterior eyebrow signage which is permitted); or (vii) Tenant’s Work would adversely affect another tenant’s premises. The foregoing reasons, however, shall not be exclusive of the reasons for which Landlord may withhold consent, whether or not such other reasons are similar to or dissimilar from the foregoing. Landlord shall cooperate with Tenant by discussing or reviewing preliminary plans and specifications, at Tenant’s request prior to completion of the full, final detailed Plans, in order to expedite preparation of the final Plans and the approval process. If Landlord notifies Tenant that changes are required to the final Plans submitted by Tenant, Tenant shall, within five (5) days thereafter, submit to Landlord for its approval the Plans as amended in accordance with the changes so required. The Plans shall also be revised, and Tenant’s Work shall be changed, to incorporate any work required in the Premises by any local governmental field inspector. Landlord’s approval of the Plans shall in no way be deemed to be acceptance or approval of any element therein contained which is in violation of any applicable laws, ordinances, regulations or other governmental requirements. Tenant shall have the right to provide its own construction manager to manage the construction process, and to let and hold the construction contracts. As described above, Landlord shall be entitled to reasonable approval rights of Tenant’s Contractors, including, without limitation, all contractors, subcontractors, engineers and construction managers; provided, however, Landlord shall not specify that Tenant use any particular subcontractor unless Landlord’s MEP Engineers (as hereinafter defined) advise Landlord to require a specific subcontractor. In addition, Landlord may require certain mechanical, electrical, plumbing and structural engineering firms (collectively, the “MEP Engineers”) to be engaged to ensure preservation of Building systems, code compliance, structural integrity of improvements and impact on other tenants in the Building. There will be no Building construction standards imposed on Tenant as to Tenant’s Work other than those mandated/required by applicable code and/or by the MEP Engineers. During the construction of Tenant’s Work, Landlord shall provide all utilities required to carry out and complete the construction at no cost to Tenant. If in connection with Tenant’s Work, if reinforcing of the floor is required, Tenant shall have the right, at its sole cost and expense to reinforce the floor in any areas specified by Tenant’s architect as designed by Landlord’s approved structural engineer, subject to the terms of this Lease and with Landlord approved impact on other tenants only. There shall be no construction, management, coordination fee or other “mark ups” on Tenant’s Work payable to Landlord, other than the Construction Management Fee and any actual out of pocket, third party engineers fees incurred by Landlord in connection with Landlord’s review process to the extent as expressly permitted in Paragraph 5 below.
(c)    Tenant’s Work shall not be undertaken or commenced by Tenant in the Premises until:
(i)    the Plans have been submitted to and approved by Landlord;
(ii)    all necessary building permits have been obtained by Tenant;
(iii)    all required insurance coverages have been obtained by Tenant. (Failure of Landlord to receive evidence of such coverage upon commencement of Tenant’s Work shall not waive Tenant’s obligations to obtain such coverages.);
(iv)    items required to be submitted to Landlord prior to commencement of construction of Tenant’s Work have been so submitted and have been approved, where required; and
(v)    Landlord has given written notice that Tenant’s Work can proceed, subject to such reasonable conditions as Landlord may impose.
4.    Delays. In the event Tenant, for any reason, fails to complete Tenant’s Work on or before the scheduled Commencement Date of the Term of the Lease, Tenant shall be responsible for rent and all other obligations as set forth in the Lease from the scheduled date for the commencement date under the Lease, regardless of the degree of completion of Tenant’s Work on such date, and no such delay in completion of Tenant’s Work shall relieve Tenant of any of its obligations under said Lease, except to the extent the delay is caused by Landlord Delay in which case the scheduled Commencement Date will be tolled for each day of actual Landlord Delay. “Landlord Delay” shall mean any actual delay in the substantial completion of Tenant’s Work caused to Tenant by any delay by Landlord in performing its obligations under the Workletter within the time periods specified therein, in each case so long as Tenant gives written notice to Landlord within 10 business days of the Landlord Delay occurring.
5.    Charges and Fees. Subject to Paragraph 9 below, Tenant shall be responsible for all costs and expenses attributable to Tenant’s Work provided there shall be no construction, management, coordination fee or other “mark ups” on Tenant’s Work payable to Landlord, other than the Construction Management Fee and out of pocket, third party expenses related to the hiring of engineers to assist Landlord in connection with such review; provided, however, if Tenant uses Landlord’s engineers, there will be no additional fee related to such engineers.
6.    Change Orders. All changes to the final Plans requested by Tenant must be approved by Landlord in advance of the implementation of such changes as part of Tenant’s Work. All delays caused by Tenant-initiated change orders, including, without limitation, any stoppage of Tenant’s Work during the change order review process, are solely the responsibility of Tenant and shall cause no delay in the commencement of the Lease or the rental and other obligations therein set forth.
7.    Standards of Design and Construction and Conditions of Tenant’s Performance. All of Tenant’s Work done in or upon the Premises by Tenant shall be done according to the standards set forth in this Paragraph 7, except as the same may be modified in the Plans approved by or on behalf of Landlord and Tenant.
(a)    Tenant’s Plans and all design and construction of Tenant’s Work shall comply with all applicable statutes, ordinances, regulations, laws, codes and industry standards, including, but not limited to, requirements of Landlord’s fire insurance underwriters. Approval by Landlord of the Plans shall not constitute a waiver of this requirement or assumption by Landlord of responsibility for compliance. Where several sets of the foregoing laws, codes and standards must be met, the strictest shall apply where not prohibited by another law, code or standard.
(b)    Tenant shall obtain, at its own cost and expense, all required building permits and, when construction has been completed, shall obtain, at its own cost and expense, an occupancy permit for the Premises, which permit shall be delivered to Landlord. Tenant’s failure to obtain such permits shall not cause a delay in the commencement of the Lease or the rental and other obligations therein set forth.
(c)    Tenant’s Contractors shall be licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord’s contractors and subcontractors and with other contractors and subcontractors in the Building. All work shall be coordinated with any other construction or other work in the Building in order not to affect unreasonably and adversely construction work being performed by or for Landlord or its tenants, it being understood that, in the event of any conflict, Landlord and its contractors and subcontractors shall have priority over Tenant and Tenant’s Contractors, but Landlord shall reasonably cooperate with Tenant, at no material cost or expense to Landlord, so as not to cause delay in Tenant’s Work as a result of Landlord’s work.
(d)    Landlord shall have the right, but not the obligation, to perform on behalf of and for the account of Tenant upon not less than 15 days advance notice to Tenant, subject to reimbursement by Tenant, any work (i) which Landlord deems to be necessary on an emergency basis, (ii) which pertains to structural components, Building systems or the general utility systems for the Building, (iii) which pertains to the erection of temporary safety barricades or signs during construction, or (iv) which Landlord completes relating to Tenant’s Work and other work in the Building which Tenant was obligated to complete, but Tenant failed to do so after Landlord’s provided written notice thereof to Tenant as described above, but Tenant failed to so cure within such 15 day period to cure.
(e)    Tenant shall use only new, first-class materials in Tenant’s Work, except where explicitly shown otherwise in the Plans approved by Landlord and Tenant. Tenant shall obtain warranties of at least one (1) year’s duration from the completion of Tenant’s

Work against defects in workmanship and materials on all Tenant’s Work performed and equipment installed in the Premises as part of Tenant’s Work.
(f)    Tenant and Tenant’s Contractors, in performing work, shall not unreasonably interfere with other tenants and occupants of the Building. Tenant and Tenant’s Contractors shall make all reasonable efforts and take all steps appropriate to construction activities undertaken in a fully occupied, first-class office building so as not to unreasonably interfere with the operation of the Building and shall, in any event, comply with all reasonable rules and regulations existing from time to time at the Building. Tenant and Tenant’s Contractors shall take all reasonable precautionary steps to minimize dust, noise and construction traffic and to protect their facilities and the facilities of others affected by Tenant’s Work and to properly police same. Construction equipment and materials are to be kept within the Premises, and delivery and loading of equipment and materials shall be done at such locations and at such time as Landlord shall direct so as not to burden the construction or operation of the Building.
(g)    Landlord shall have the right to order Tenant or any of Tenant’s Contractors who violate the requirements imposed on Tenant or Tenant’s Contractors in performing work to cease work and remove its equipment and employees from the Building. No such action by Landlord shall delay the commencement of the Lease or the rental and other obligations therein set forth.
(h)    Tenant shall have no responsibility to pay utility costs or charges for any service (including HVAC and the like) to the Premises during construction of Tenant’s Work. Further, Tenant shall have no obligation to pay for any support services provided by Landlord’s contractors. All use of freight elevators is subject to reasonable scheduling by Landlord at no cost to Tenant. Tenant shall arrange and pay for removal of construction debris and shall not place debris in the Building’s waste containers.
(i)    Tenant shall permit access to the Premises, and Tenant’s Work shall be subject to inspection, by Landlord and Landlord’s architects, engineers, contractors and other representatives at all times during the period in which Tenant’s Work is being constructed and installed and following completion of Tenant’s Work.
(j)    Tenant shall proceed with Tenant’s Work expeditiously. Tenant shall notify Landlord upon completion of Tenant’s Work and shall furnish Landlord with such further documentation as may be reasonably necessary under Paragraphs 9 and 10 below.
(k)    Tenant shall have no authority to materially deviate from the Plans in performance of Tenant’s Work, except as authorized by Landlord and its designated representative in writing.
(l)    Landlord shall have the right to run utility lines, pipes, conduits, duct work and component parts of all mechanical and electrical systems where necessary or desirable through the Premises, to repair, alter, replace or remove the same, and to require Tenant to install and maintain proper access panels thereto.

(m)    Tenant shall impose on and enforce all applicable terms of this Workletter against Tenant’s architect and Tenant’s Contractors.
8.    Insurance and Indemnification.
(a)    In addition to any insurance which may be required under the Lease, Tenant shall secure, pay for and maintain or cause Tenant’s Contractors to secure, pay for and maintain during the continuance of construction and fixturing Tenant’s Work within the Building or Premises, insurance in the following minimum coverages and limits of liability:
(i)    Workers’ compensation and employers’ liability insurance with limits of not less than $500,000.00, or such higher amounts as may be required from time to time by any employee benefit acts or other statutes applicable where Tenant’s Work is to be performed, and in any event sufficient to protect Tenant’s Contractors from liability under the aforementioned acts;
(ii)    commercial general liability insurance (including contractors’ protective liability) in an amount not less than $3,000,000.00 combined single limit, whether involving bodily injury liability (or death resulting therefrom) or property damage liability or a combination thereof. Such insurance shall provide for explosion and collapse, completed operations coverage and broad form blanket contractual liability coverage and shall insure Tenant’s Contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others and arising from its operations under the contracts whether such operations are performed by Tenant’s Contractors or by anyone directly or indirectly employed by any of them;
(iii)    “special form” builder’s risk insurance upon the entire Tenant’s Work to the full insurable value thereof. This insurance shall include the interests of Landlord and Tenant (and their respective contractors and subcontractors of any tier to the extent of any insurable interest therein) in Tenant’s Work and shall insure against the perils of fire and extended coverage and shall include “all risk” builder’s risk insurance for physical loss or damage including, without duplication of coverage, theft, vandalism and malicious mischief. If portions of Tenant’s Work are stored off the site of the Building or in transit to said site are not covered under said “all risk” builder’s risk insurance, then Tenant shall effect and maintain similar property insurance on such portions of Tenant’s Work. Any loss insured under said “all risk” builder’s risk insurance is to be adjusted with Landlord and Tenant and made payable to Landlord as trustee for the insureds, as their interests may appear.

All policies (except Tenant’s workers’ compensation policy) shall be endorsed to include as additional insured parties Landlord and its beneficiaries, their partners, directors, officers, employees and agents, Landlord’s contractors, Landlord’s architects, and such additional persons as Landlord may designate. The waiver of subrogation provisions contained in the Lease shall apply to all insurance policies (except Tenant’s workers’ compensation policy) to be obtained by Tenant pursuant to this Paragraph. The insurance policy endorsements shall also provide that all additional insured parties shall be given thirty (30) days’ prior written notice of any reduction, cancellation or nonrenewal of coverage (except that ten (10) days’ notice shall be sufficient in the case of cancellation for nonpayment of premium) and shall provide that the insurance coverage afforded to the additional insured parties thereunder shall be primary to any insurance carried independently by said additional insured parties. Additionally, where applicable, each policy shall contain a cross-liability and severability of interest clause.
(b)    Without limitation of the indemnification provisions contained in the Lease, to the fullest extent permitted by law Tenant agrees to indemnify, protect, defend and hold harmless Landlord, Landlord’s contractors and Landlord’s architects and their partners, directors, officers, employees and agents, from and against all claims, liabilities, losses, damages and expenses of whatever nature arising out of or in connection with Tenant’s Work or the entry of Tenant or Tenant’s Contractors into the Building and the Premises, including, without limitation, mechanics’ liens or the cost of any repairs to the Premises or Building necessitated by activities of Tenant or Tenant’s Contractors and bodily injury to persons or damage to the property of Tenant, its employees, agents, invitees or licensees or others. It is understood and agreed that the foregoing indemnity shall be in addition to the insurance requirements set forth above and shall not be in discharge of or in substitution for same or any other indemnity or insurance provision of the Lease.
9.    Landlord’s Contribution; Excess Amounts.
(a)    Landlord shall pay Landlord’s Contribution on a monthly basis so long as each request by Tenant to make such payment shall be accompanied by a contractors affidavit and lien waivers, in form and content reasonably approved by Landlord and, if applicable, Landlord’s Mortgagee. Upon completion of Tenant’s Work, Tenant shall furnish Landlord with final waivers of liens and contractors’ affidavits, in such form as may be required by Landlord, Landlord’s title insurance company and Landlord’s Mortgagee, from all parties performing labor or supplying materials or services in connection with Tenant’s Work showing that all of said parties have been compensated in full and waiving all liens in connection with the Premises and Building. Tenant shall submit to Landlord a detailed breakdown of Tenant’s total construction costs, together with such evidence of payment as is reasonably satisfactory to Landlord.
(b)    Tenant shall deliver to Landlord evidence satisfactory to Landlord that Tenant’s Work has been completed, and paid for, which evidence shall include invoices, receipts, lien waivers, sworn statements, final as-built plans and a “schedule of values”. Provided that there is no default under this Lease beyond any applicable notice and cure period, within fifteen (15) days after the last to occur of the following: (a) Landlord’s receipt of the aforesaid evidence and (b) Tenant opens for business in the Premises, Landlord shall remit to Tenant Landlord’s contribution (“Landlord’s Contribution”) in the amount of One Hundred Forty-Five and 00/100 Dollars ($145.00) per rentable square foot of the Premises (using the Final Rentable Area for the avoidance of doubt and resulting in a total Landlord’s Contribution amount of $14,024,400.00 for application to the cost of Tenant’s Work. If the cost of Tenant’s Work exceeds Landlord’s Contribution, Tenant solely shall have responsibility for the payment of such excess cost. If the cost of Tenant’s Work is less than Landlord’s Contribution, Tenant shall have the right to apply up to 10% of Landlord’s Contribution for any move-related expenses of Tenant and (a) telecommunications equipment and installation; (b) the purchase of furniture, fixtures and equipment; (c) other specialty trade fixtures and equipment as selected by Tenant for the Premises; (d) legal fees and consultant fees; and (e) moving costs of any kind. Notwithstanding anything herein to the contrary, Landlord may deduct from Landlord’s Contribution any amounts due to Landlord or its architects or engineers under this Workletter. As part of Landlord’s Contribution, Landlord’s shall be paid a ½ of 1% construction management fee of the total hard construction costs of Tenant’s Work (the “Construction Management Fee”), but no other fees or charges shall be due to Landlord as a result of the performance of Tenant’s Work, other than any such out of pocket third party engineers’ expenses incurred by Landlord unless Tenant uses Landlord’s engineers in which event Tenant shall not be obligated to pay any such expenses to such engineers.
(c)    In addition to Landlord’s Contribution, Landlord agrees to provide to Tenant an allowance with respect to a test-fit of the Premises (the “Test-Fit Allowance”, together with Landlord’s Contribution, the “Construction Allowance”) in the amount of up to Fourteen Thousand Five Hundred Eight and 00/100 Dollars ($14,508.00) representing fifteen cents ($0.15) per rentable square foot of the Final Rentable Area of the Premises to be applied to the costs of a test-fit of the Premises to be prepared by Tenant’s architect B2SJ with one revision and pricing notes in order to estimate Building efficiency and construction costs; provided, that: (a) Tenant delivers written notice to Landlord requesting that Landlord deposit with Tenant the Test-Fit Allowance; (b) Tenant delivers to Landlord documents, reasonably acceptable to Landlord, evidencing such expenses, including copies of third party invoices; and (c) Tenant is not then in default under the Lease beyond any applicable notice or grace period.
(d)    Notwithstanding anything to the contrary contained in this Lease, if Landlord fails to timely pay any amount of the Construction Allowance and Tenant has satisfied all conditions for obtaining disbursement (a “Qualified TI Disbursement”), and such default by Landlord is not cured within 30 days after notice thereof from Tenant then Tenant shall be entitled, at its option, to set off the amount of such Qualified TI Disbursement from Tenant’s Base Rent obligation hereunder. Tenant’s setoff rights hereunder shall not exceed the total Construction Allowance less any amount previously disbursed to Tenant. Notwithstanding anything contained in this subsection (d) to the contrary, if Landlord and Tenant have a good faith bona fide dispute relating to Tenant’s

Work and/or Landlord’s Contribution in connection with a Qualified TI Disbursement, such 30 day period described herein shall be extended on a day for day basis until such dispute is settled. At the request of Tenant, any dispute as to Tenant’s exercise of any rights under this section shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, with the following exceptions. The arbitration shall be held in Denver, Colorado. There shall be a single arbitrator selected by the American Arbitration Association. The arbitrator shall be independent of the parties and have at least ten years’ experience in the supervision of the operation and management of major office buildings in the area in which the Building is located. The arbitrator will have no authority to award punitive or other damages not measured by the prevailing party’s actual damages. The arbitrator must set forth in any award findings of fact and conclusions of law supporting the decision. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction. The cost of the arbitrator shall be allocated as provided in Section 17.9 of this Lease.
10.    Intentionally Omitted.
11.    Miscellaneous.
(a)    Except as expressly set forth herein or in the Lease, Landlord has no agreement with Tenant and has no obligation to do any work with respect to the Premises.
(b)    If the Plans for Tenant’s Work require the construction and installation of more fire hose cabinets or telephone/electrical closets than the number regularly provided by Landlord in the core of the Building in which the Premises are located, then Tenant agrees to pay all costs and expenses arising from the construction and installation of such additional fire hose cabinets or telephone/electrical closets.
(c)    Time is of the essence under this Tenant’s Workletter.
(d)    If Tenant fails to make any payment relating to Tenant’s Work as required hereunder, Landlord, at its option, may complete Tenant’s Work pursuant to the approved Plans and continue to hold Tenant liable for the costs thereof and all other costs due to Landlord. Tenant’s failure to pay any amounts owed by Tenant hereunder when due or Tenant’s failure to perform its obligations hereunder shall also constitute a default under the Lease, and Landlord shall have all the rights and remedies granted to Landlord under the Lease for nonpayment of any amounts owed thereunder or failure by Tenant to perform its obligations thereunder.
(e)    Notices under this Workletter shall be given in the same manner as under the Lease.
(f)    The liability of Landlord hereunder or under any amendment hereto or any instrument or document executed in connection herewith (including, without limitation, the Lease) shall be limited to and enforceable solely against Landlord’s interest in the Building.
(g)    The headings set forth herein are for convenience only.

(h)    This Workletter sets forth the entire agreement of Tenant and Landlord regarding Tenant’s Work. This Workletter may only be amended if in writing and duly executed by both Landlord and Tenant.

SCHEDULE 1
BATHROOM RENDERING

D-1-1

SCHEDULE 2
ELEVATOR UPGRADES

Elevator Modernization/Cosmetic Remodel

MARKET 16 SQUARE

Updated

Concepts 10/22/24:

NOTE: These images are illustrative of the Landlord's design team's direction and not intended to be final selections.

1400 16TH STREET, DENVER, CO

CUSHMAN & WAKEFIELD

D-2-1

SCHEDULE 3
LOBBY SECURITY UPGRADES

OptiStile 720

Swinging Barrier Glass Optical Turnstile

The OptiStile 720 showcases Gunnebo's years of proven optical technology and custom manufacturing capabilities. The 35" high swinging glass barrier increases control and optimizes flow management while ensuring overall security within the building environment.

Custom options such as housing finishes and design, lid and glass height options, along with access control reader integration (prox, biometric, visitor management, etc.) make this product a great solution where design and functionality are of utmost importance.

With the integration of Gunnebo HMI (Human Machine Interface) touchscreen or remote pushbutton desktop controller (DTC), the OptiStile 720 provides remote locations with everything needed to fully tailor, control, and optimize the optical turnstiles to their specific requirements.

C US

GUNNEBO®
For a safer world

D-3-1

EXHIBIT E
CONFIRMATION OF COMMENCEMENT DATE
THIS CONFIRMATION AGREEMENT is made and agreed upon as of this _____ day of _____________, 20_, by and between TR 16 Market Square Corp., a Delaware corporation (the “Landlord”), and __________________________, a(n) _______________ _________________ (the “Tenant”).
W I T N E S S E T H :
WHEREAS, Landlord and Tenant have previously entered into that certain Office Lease dated ____________  __, 2024 (the “Lease”), covering certain premises located in the Building at 1400 16th Street, Denver, Colorado as more particularly described in the Lease; and
WHEREAS, Landlord and Tenant wish to set forth their agreements as to the commencement of the term of the Lease;
NOW, THEREFORE, in consideration of the foregoing, the parties hereto mutually agree as follows:
1.    For the purpose of confirming the establishment of the Commencement Date, as required by the provisions of the Lease, Landlord and Tenant hereby agree that:
a.    The date of __________________, 202_, is hereby established as the “Commencement Date” referred to in the Lease; and
b.    The date of ___________________, ____, is hereby established as the “Expiration Date” referred to in the Lease.
2.    The Rentable Area of the Premises is ______ square feet and the Rentable Area of the Building, as defined in the Lease, is 207,243 square feet.
3.    Tenant’s Proportionate Share, as defined in the Lease, as of the Commencement Date, is ___%.
4.    This Confirmation of Commencement Date and each and all provisions hereof shall inure to the benefit of, or bind, as the case may require, the parties hereto and their respective heirs, successors and assigns.

E-1

IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date and year first written above.

LANDLORD: TR 16 MARKET SQUARE CORP., a Delaware corporation By: _________________________ Jenifer Ratcliffe, President
TENANT: _______________________, a(n) _____________ _____________________ By: Name: Title:

E-2

EXHIBIT F
FORM OF SNDA

                                    Loan Number 160001035
Record and Return To:
KELLEY DRYE & WARREN LLP
3 WTC
175 Greenwich Street
New York, New York 10007
Attention: Robert D. Bickford, Jr., Esq.
SUBORDINATION,
NONDISTURBANCE AND ATTORNMENT AGREEMENT
THIS AGREEMENT, made as of ____________, 2024, by and among TR 16 MARKET SQUARE CORP., a Delaware corporation (“Borrower”), EQUITABLE FINANCIAL LIFE INSURANCE COMPANY, a New York corporation, (“Lender”), and IBOTTA, INC., a Delaware corporation (“Tenant”),
W I T N E S S E T H:
WHEREAS, Lender has a loan to Borrower secured by a mortgage, deed of trust or other security instrument (the "Mortgage") from Borrower to Lender, recorded in the Official Records of the City and County of Denver, State of Colorado. The mortgage encumbers the real property (the “Property”) in the City and County of Denver, State of Colorado, commonly known as 16 Market Square, which is described in Exhibit A attached hereto and made a part hereof. Tenant is the tenant under the Lease (the “Lease”) dated _____________, _____, between Borrower, as landlord, and Tenant, as tenant. Tenant leases a portion of the Property pursuant to the Lease. Borrower will assign or has assigned the Lease to Lender pursuant to the Mortgage.
NOW, THEREFORE, Borrower, Lender and Tenant agree as follows:
1.Subordination
. The Lease is hereby made and shall at all times be subject and subordinate in all respects to the Mortgage and all indebtedness and obligations now or hereafter secured by the Mortgage, including, without limitation, all amendments, modifications, extensions, supplements, substitutions and replacements of the Mortgage and all advances made by Lender to Borrower secured by the Mortgage, subject to the terms hereof.
2.Nondisturbance; Recognition
. If there is a judicial foreclosure sale, a sale pursuant to the power of sale, or an acceptance of a deed in lieu of foreclosure under the Mortgage (any such event being a “Foreclosure Transfer”), the Lease shall not be terminated (or subject to termination) as a result of the Foreclosure Transfer, nor shall Tenant’s use, possession or enjoyment of the portion of the

Property demised by the Lease be disturbed, so long as no default exists beyond any applicable notice and cure under the Lease that would give the landlord under the Lease the right to terminate the Lease or would cause automatic termination of the Lease, and the Lease and Tenant’s rights thereunder shall be recognized by Foreclosure Transferee subject to the terms hereof. Tenant agrees that the person or entity, which may include Lender, and its successors and assigns, that acquires title to the Property by reason of a Foreclosure Transfer and succeeds to the interest of Borrower as landlord under the Lease (such person or entity being the “Foreclosure Transferee”) shall not be:
(a)     liable for any act or omission of Borrower or any other prior landlord under the Lease except for acts, omissions, obligations, or payments of a continuing nature, provided that Foreclosure Transferee’s obligation to cure such default shall be limited solely to performance as required pursuant to the terms of the Lease, and so long as Tenant (i) notifies Foreclosure Transferee of such continuing default, and (ii) provides Foreclosure Transferee with an opportunity to cure such continuing default, in each case, in accordance with Section 4 of this Agreement, and, in such event, the Foreclosure Transferee’s responsibility shall be determined as if the failure had first arisen upon the day the Foreclosure Transferee acquires title to the Property by reason of a Foreclosure Transfer and succeeds to the interest of Borrower as landlord under the Lease,
(b)     subject to any claim, charge, offset or defense under the Lease that Tenant might have against Borrower or any such prior landlord based on any act, omission, event or occurrence before the Foreclosure Transfer,
(c)     bound by any rent, additional rent or deposit that Tenant might have paid in advance to Borrower or any such prior landlord for more than the current month (or other period for which rent or additional rent is to be paid in advance in accordance with the Lease) in which the Foreclosure Transfer occurs, unless such rent, additional rent or deposit is actually received by the Foreclosure Transferee,
(d)     bound by any amendment or modification of the Lease or any termination of the Lease made without Lender’s prior written consent, except to confirm (i) the exercise of the options expressly provided in Article 34 (Option to Terminate), Article 35 (Options to Extend), Article 36 (Right of First Offer), Article 37 (Right of First Refusal), and Article 39 (Contraction Right) and (ii) the election of rights of Tenant to terminate the Lease as are expressly provided in Section 2.2 of the Lease as of the date hereof,
(e)     responsible for repairing or restoring the Property in the case of damage by fire or other casualty or taking by condemnation, except as otherwise expressly set forth in the Lease, provided, however, the foregoing shall not limit the termination rights of the parties in the event of a casualty or condemnation as expressly set forth in the Lease. To the extent that Foreclosure Transferee shall be obligated under the Lease to make such repairs, Foreclosure Transferee shall be obligated to finance the completion of such repairs only to the extent of casualty insurance proceeds or condemnation awards received and available for repair or restoration,

(f)     obligated to perform any construction work required to be done by Borrower or any such prior landlord or to reimburse Tenant for any construction work performed by Tenant or to pay Tenant for any tenant improvement or construction allowance, or
(g)     bound by any agreement not expressly set forth in the Lease.
3.Attornment
. If the interest of the landlord under the Lease is transferred by reason of a Foreclosure Transfer, Tenant shall be bound to the Foreclosure Transferee and the Foreclosure Transferee shall be bound to Tenant under the Lease for the balance of the term of the Lease, and any extension thereof which may be effected in accordance with the Lease, with the same force and effect as if the Foreclosure Transferee were the original landlord under the Lease, except as otherwise provided in Paragraph 2 hereof. Tenant hereby attorns to the Foreclosure Transferee as the landlord under the Lease, such attornment to be effective and self-operative upon the Foreclosure Transfer without the execution of any further agreement. The respective rights and obligations of the Foreclosure Transferee and Tenant upon such attornment, to the extent of such balance of the term of the Lease and any such extension, shall be the same as now set forth in the Lease, except as otherwise provided in Paragraph 2 hereof.
4.Covenants
. With respect to the assignment of the Lease by Borrower to Lender pursuant to the Mortgage, Tenant shall pay all rent and perform all obligations under the Lease to Borrower until Tenant receives written notice from Lender, in which event Tenant agrees to pay all rent and to perform all obligations under the Lease directly to and for the benefit of Lender or such other party as Lender directs in such notice, and Borrower (as landlord under the lease) authorizes Tenant to do so in accordance with the instructions of Lender. Borrower agrees that such payment and performance to and for the benefit of Lender shall satisfy Tenant’s obligations under the Lease. Tenant agrees that Lender assumes no obligations under the Lease by virtue of the assignment of the Lease by Borrower to Lender pursuant to the Mortgage or other loan document and that Lender shall not become liable for any obligations under the Lease unless Lender acquires title to the Property as a Foreclosure Transferee at a Foreclosure Transfer. As long as the Mortgage shall encumber the Property:
(a)Tenant shall not pay any rent under the Lease more than one (1) month in advance.
(b)Tenant shall not terminate (except upon default or breach by Borrower, after giving Lender written notice and opportunity to cure pursuant to this Agreement) the Lease for a default by Borrower, as landlord under the Lease, without the prior written consent of Lender, it being acknowledged and agreed that Lender’s consent is not required for the exercise by Tenant of any of express termination rights under the Lease.
(c)If Borrower defaults under or breaches the Lease, Tenant shall simultaneously send to Lender a copy of any default notice sent to Borrower describing each such default or breach and give Lender the following opportunity to cure such default or breach:

(i)    In the case of a default or breach that is capable of being cured by the payment of money, Lender shall have the cure period available to Borrower under the Lease plus twenty (20) days to cure such default or breach;
(ii)    In the case of a non-monetary default or breach that is capable of being cured without possession of the Property, Lender shall have the cure period available to Borrower under the Lease plus sixty (60) days to cure such default or breach; and
(d)     (iii)    If curing such default or breach requires possession of the Property, Lender shall have sixty (60) days after the date on which Lender obtains possession of the Property to cure such default or breach.
Tenant shall not terminate the Lease because of any such default or breach by Borrower unless Tenant has given such written notice to Lender and Lender has failed to cure such default or breach within the applicable period of time.
Anything in this Subparagraph 4(c) to the contrary notwithstanding, if the default or breach is of such a nature that Lender is not obligated to cure such pursuant to the provisions of Paragraph 2 hereof, Tenant shall not terminate the Lease so long as Lender is diligently moving towards completion of a Foreclosure Transfer, and upon completion of such Foreclosure Transfer, such default or breach shall be deemed waived.
1.Notices
. All notices under this Agreement shall be properly given only if made in writing and either mailed by certified mail, return receipt requested, postage prepaid, or delivered by hand (including messenger or recognized delivery, courier or air express service) to the party at the address set forth in this paragraph or such other address as such party may designate by notice to the other parties. Such notices shall be effective on the date of receipt (evidenced by the certified mail receipt) if mailed or on the date of delivery if hand delivered. If any such notice is not received or cannot be delivered because the receiving party changed its address and did not give notice of such change to the sending party or due to a refusal to accept such notice by the receiving party, such notice shall be effective on the date delivery is attempted. Any notice under this Agreement may be given on behalf of a party by the attorney for such party.
(a)The address of Borrower is:
TR 16 Market Square Corp.
c/o Lincoln Property Company
120 N. LaSalle Street, Suite 2900
Chicago, Illinois 60602
Attention: Jenifer Ratcliffe
39.7.
(a)The address of Lender is:

Equitable Financial Life Insurance Company 1345 Avenue of the Americas, Third Floor New York, NY 10105 Attention: Real Estate Legal Department (Loan No. 160001035)

AXA Investment Managers US Inc. 10000 Avalon Blvd, Suite 500 Alpharetta, GA 30009 Attention: Asset Management (Loan No. 160001035)

            and

Berkadia Commercial Mortgage LLC Attn: EVP Client Relations 323 Norristown Road, Suite 300 Ambler, PA 19002 Attention: Equitable Loan No. 160001035

(b)The address of Tenant is
Until the Commencement Date of the Lease:
Ibotta, Inc.
1801 California Street
Denver, CO 80202
Attention: Ms. Marisa Daspit
Telephone: 321-246-3332

On and after the Commencement Date of the Lease:
Ibotta, Inc.
Suite 600
1400 16th Street
Denver, CO 80202
Attention: Ms. Marisa Daspit
Telephone: 321-246-3332
With a copy to:

Polsinelli PC
1401 Lawrence Street, Suite 2300

Denver, CO 80202
Attention: Amy Hansen, Esq.
1.Miscellaneous
. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado. If there is any conflict or inconsistency between this Agreement and the Lease, this Agreement shall control. This Agreement may be executed in counterparts, each of which shall be an original but all of which together shall constitute this Agreement. This Agreement shall bind and inure to the benefit of Borrower, Lender and Tenant and their respective successors and assigns.

[SIGNATURES ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, Borrower, Lender and Tenant have executed this Agreement as of the date first hereinabove written.
                BORROWER:
TR 16 MARKET SQUARE CORP., a Delaware corporation,

By: ________________________________
Name:
Title:

STATE OF _____________,            )
                )    ss.
COUNTY OF ______________________.    )
On _______________________, 2024, before me, ______________________________, a Notary Public in and for the State of _____________________, personally appeared ________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he or she executed the within instrument in his or her authorized capacity and that, by his or her signature on the within instrument, the person or entity upon behalf of which he or she acted executed the within instrument.
WITNESS my hand and official seal.
Signature ________________________________________________    (Seal)

[signatures continue on the following pages]

LENDER:

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY (formerly known as AXA Equitable Life Insurance Company), a New York corporation

By:
Name:
Title:

STATE OF _____________,            )
                )    ss.
COUNTY OF ______________________.    )
On _______________________, 2024, before me, ______________________________, a Notary Public in and for the State of _____________________, personally appeared ________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he or she executed the within instrument in his or her authorized capacity and that, by his or her signature on the within instrument, the person or entity upon behalf of which he or she acted executed the within instrument.
WITNESS my hand and official seal.
Signature ________________________________________________    (Seal)

[signatures continue on the following pages]

IBOTTA, INC.,
a Delaware corporation

By:
Name: David Shapiro
Title: Chief Legal Officer

STATE OF TEXAS,                )
                )    ss.
COUNTY OF HARRIS            )
On _______________________, 2024, before me, ______________________________, a Notary Public in and for the State of ____________, personally appeared ________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he or she executed the within instrument in his or her authorized capacity and that, by his or her signature on the within instrument, the person or entity upon behalf of which he or she acted executed the within instrument.
WITNESS my hand and official seal.
Signature ________________________________________________    (Seal)

[end of signature pages]

EXHIBIT A

Description of the Property

All of the real property in the City of Denver and County of Denver, Colorado, described as follows:

EXHIBIT G
TENANT’S BUILDING SIGNAGE AND
BUILDING SIGN PLAQUE AT ENTRY

Enhancements included in Letter of Intent

- Signage Approval Submittal – Landlord made preliminary application within a few days of LOI, received comments, rallied support and then submitted revised Amendment to our Comprehensive Signage Plan.

16 MARKET SQUARE BUILDING - 1400 16TH STREET

COMPREHENSIVE SIGN PLAN AMENDMENT: CSP-2022-0000011-AMEND PREPARED: 10.15.2024

Prepared by ArtHouse Design

Denver Zoning Administrator Approval Date

1400
ibotta

1400 16TH STREET, DENVER, CO

CUSHMAN & WAKEFIELD

G-1

EXHIBIT H
JANITORIAL SPECIFICATIONS

(SEE ATTACHED)

DocuSign Envelope ID: 2B86C174-EA76-4742-9430-8C2E1DF5CC9A

EXHIBIT C

JANITORIAL SPECIFICATIONS

Landlord's contracted cleaning/janitorial services provider shall follow the most current and prevailing approved cleaning chemicals, cleaning methods and disinfecting protocols published by the Centers for Disease Control (CDC)

1. **Entrance and Main Lobby; Porter Closets; Windows**

    a. Daily

        i. Wash and sanitize push, pull and grab points on both sides of entry door

        ii. Wipe fingerprints and smudges from all metal surfaces

        iii. Vacuum track off mats and carpet

        iv. Dust mop floor. Remove gum, spills. Wet mop floor.

        v. Dust or damp wipe lobby and reception area.

        vi. Clean all utility/porter closet sinks and used equipment such as soiled mop heads and damp rags

    b. Weekly

        i. Dust horizontal surfaces up to 6 ft. high

        ii. Clean and shine all thresholds.

        iii. Dust window sills

        iv. Wipe stair railings.

    c. Semi-Annually

        i. Wash both the exterior and interior surfaces of the window. Exterior service is subject to weather conditions and requirements

2. **Restrooms**

    a. Daily

        i. Clean, sanitize and polish all sinks and toilet fixtures taking care to clean under edges of fixtures and to wipe clean all chrome-plated plumbing on fixtures. Use a germicidal detergent on all surfaces.

#80804446_v9

C-1

DocuSign Envelope ID: 2B86C174-EA76-4742-9430-8C2E1DF5CC9A

ii. Refill toilet paper, toilet seat covers, hand towels, liquid soap, sanitary napkin containers, check to be sure all containers are in good working order.

iii. Clean and polish all mirrors, dispensers, countertops and bright work (flushometer, piping, faucet, stall hinges) and enameled surfaces.

iv. Empty and sanitize all receptacles.

v. Sweep and damp mop floors using disinfectant cleaner. Clean splash marks from base and walls and be certain corners are free of dirt.

vi. Clean and sanitize both sides of toilet seat. When finished leave the seat up.

vii. Spot clean both sides of stall doors, and partitions as needed to remove marks, stains and dirt. Wipe clean all light switch plates, door handles and dispensers.

viii. Clean and sanitize urinals.

b. Weekly

i. Fill floor drains with germicidal solution.

ii. Dust all light fixtures and dust air vents.

3. Corridors and Elevator Lobbies

a. Daily

i. Spot sanitize elevator doors, frame and call buttons

ii. Vacuum carpet thoroughly.

iii. Clean, polish and sanitize drinking fountains.

iv. Dust window mullions.

b. Weekly

i. Dust baseboards.

ii. Dust light fixtures.

4. Office Areas

NOTE: Lock all doors during cleaning and upon leaving suite. All chairs and furniture to be straightened. Wastebaskets are to be put in proper place. Turn out the lights.

a. Daily

#80804446_v9

C-2

DocuSign Envelope ID: 2B86C174-EA76-4742-9430-8C2E1DF5CC9A

i. Empty all waste and recycle receptacles and replace liners. Transport trash to collection areas. Note: Items not in the receptacle are not to be thrown out unless specifically marked for disposal.

ii. Spot vacuum high traffic carpeted areas and conference rooms.

iii. Dust mop hard surface floor. Spot damp mop any spillage.

iv. Reception area and conference rooms: dust and damp wipe clean any horizontal surfaces. Spot clean and sanitize entry door and glass, and dust window frames.

v. Do not clean computers monitors or keyboards.

b. Weekly

i. Vacuum entire carpeted area. Do not move heavy furniture.

ii. Dust tops of picture frames and open book shelves.

iii. Remove spillage and smudges from light switch plates and interior glass.

iv. Dust window ledges and heat registers.

v. Spot clean any partition glass in offices, conference rooms, collaboration rooms and reception areas.

5. Lunchrooms

a. Daily

i. Clean table tops and chairs

ii. Dust mop and damp mop floor.

iii. Clean counter tops and sink.

iv. Empty trash and recycling and replace liners.

b. Quarterly

i. Clean the interior of the pantry/lunch room refrigerator. (NOTE: There is an additional $45 charge for interior cleaning of each refrigerator.)

6. Fitness Center

a. Daily

i. Clean restrooms per restroom specifications listed above

#80804446_v9

C-3

DocuSign Envelope ID: 2B86C174-EA76-4742-9430-8C2E1DF5CC9A

ii. Clean shower basin and walls

iii. Empty all waste receptacles. Transport trash to collection areas.

iv. Dust mop hard surface floors. Spot damp mop any spillage.

v. Spot vacuum carpeted areas.

b. Weekly

i. Vacuum entire carpeted area. Do not move fitness equipment.

ii. Damp mop hard surface floors.

iii. Dust fitness equipment

iv. Remove spillage and smudges from light switch plates.

v. Dust window ledges and heat registers.

7. RESIDENTIAL

a. Daily:

i. Sweep and mop lobby floor

ii. Vacuum all carpeted areas.

iii. Clean all baseboard ledges, moldings, directory and window frames lv. Spot clean all doors, doorframes, light switches

iv. Wash glass on entrance doors (inside and outside}

v. Clean and polish all entry thresholds

vi. Clean and polish all lobby chrome or anodized metal finishes

vii. Dust al! mullions and sills

viii. Dust all planters, benches and any other horizontal surfaces

ix. Clean and polish all elevator entrance door thresholds

x. Empty all waste receptacles and replace plastic liners

xi. Dust all baseboards

xii. Empty trash can on sidewalk outside main entrance

#80804446_v9

C-4

DocuSign Envelope ID: 2B86C174-EA76-4742-9430-8C2E1DF5CC9A

b. Weekly:

   i. Sweep stairwells

   ii. Residential elevator lobbies - buff floor

   iii. Clean freight lobbies & floor

c. Monthly:

   i. Wet mop all stairwell landings, handrails and treads

   ii. Dust all doors and doorframes

d. Quarterly:

   i. High dust all horizontal and vertical surfaces not reached in night cleaning

   ii. Damp wash diffuser, vent grills

   iii. Dust all residential light lenses and sconces with a properly fitted dust wand

8. RETAIL - SERVICE CORRIDOR CLEANING

a. Daily

   i. Sweep floor and spot clean where necessary

b. Weekly

   i. Wet mop floor and spot clean baseboards

   ii. Wipe Guardrails

c. Monthly

   i. Wet Mop stairwell landings and handrails

#80804446_v9

C-5

EXHIBIT I
DEPICTION OF EXPANSION OF FITNESS CENTER

MARKET 16 SQUARE

High Altitude Training – Fitness Center

- Landlord has pricing document out to contractors and is securing the expansion space from the tenant in possession of the space.

Renovated Floor Plans Ground Level

A Few Examples of Hypoxico Customer Room Conversions

1400 16TH STREET, DENVER, CO

CUSHMAN & WAKEFIELD

I-1

EXHIBIT J
LETTER OF CREDIT

FORM OF LETTER OF CREDIT
IRREVOCABLE STANDBY LETTER OF CREDIT NO.
Date: ______________, 2024

BENEFICIARY TR 16 MARKET SQUARE CORP.	APPLICANT IBOTTA, INC. ______________________________ ______________________________

1.By the order of IBOTTA, INC., a Delaware corporation ("Applicant"), we hereby issue in favor of TR 16 MARKET SQUARE CORP., a Delaware corporation, or any succeeding transferee ("Beneficiary") our Irrevocable Standby Letter of Credit No. __________ ("Letter of Credit") for the amount of Fifty Thousand and No/100 Dollars ($50,000.00) (the "Maximum Amount").

2.This Letter of Credit is effective immediately and expires at 5:00 p.m. ______ Standard Time on _________________ ("Expiration Date").

3.Presentation(s) of draft(s) and certificate(s) to us by the Beneficiary in accordance with this Letter of Credit shall be made at our offices located at _________________________________________.

4.The Beneficiary may make full or multiple partial draws from time to time upon this Letter of Credit in accordance with the terms of the Lease between Beneficiary as landlord and Applicant as tenant dated ______________, 2024, as may be amended from time to time, in an aggregate amount up to the Maximum Amount, as in effect from time to time. Each such drawing shall be made by presentation to us by the Beneficiary of a certificate and a draft, substantially in the forms, respectively, of Exhibits "J-1" and "J-2" hereto, each duly completed and signed by the Beneficiary.
5.Applicant shall pay all costs of, or in connection with, this Letter of Credit, including any transfer fees. This Letter of Credit cannot be amended, discharged or terminated except by a writing signed by authorized representatives of Beneficiary and the undersigned on or before the Expiration Date.
6.Except as otherwise stated herein, this Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits, 2007 revision, International Chamber of Commerce Publication Brochure No. 600 ("UCP"). As to matters not covered by the UCP and to the extent not inconsistent with the UCP, this Letter of Credit shall be governed by and construed in accordance with the laws of the State of New York.
7.This Letter of Credit sets forth in full the terms of our undertaking, and such terms shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein; and any such reference shall not be deemed to incorporate in this Letter of Credit by reference any document, instrument or agreement.
8.This Letter of Credit may be transferred more than once, but only in the amount of the then full unutilized balance hereof, to any single transferee by presentation to us of a duly executed instrument of transfer in the form attached as Exhibit "J-3" (our document only), and payment of our transfer fees.

Very truly yours,

[Issuing Bank, Name of Signatory, Title]

EXHIBIT "J-1"
CERTIFICATE
(Drawing Certificate)
________________, 20__
[Issuing Bank
Branch and Address]
Re:    Irrevocable Standby Letter of Credit No. _________________
The undersigned, a duly authorized representative of the Beneficiary under the above-referenced Letter of Credit, hereby certifies that the Beneficiary is entitled to the sums to be drawn under the Letter of Credit pursuant to that certain Lease dated __________________, 2021, by and between Applicant and Beneficiary, as same may have been subsequently amended, modified or assigned.
[Beneficiary]

EXHIBIT "J-2"
SIGHT DRAFT
Drawn Under Irrevocable Letter of Credit No. __________
U.S. $____________________    _________________, 20__
To:    [Issuing Bank and Address]
AT SIGHT, Pay to the order of    ("Beneficiary"), the sum of
    United States Dollars (U.S. $____________________).
[Beneficiary]

EXHIBIT “J-3”
NOTICE OF TRANSFER

_________________________, 20__

[Issuing Bank
Branch and Address]
Re:    Irrevocable Standby Letter of Credit No. __________

For value received, the undersigned Beneficiary (the "Transferor") hereby irrevocably transfers to ________________________________________, whose address is [insert name and address of transferee] (the "Transferee"), all rights of the Transferor with respect to the above-captioned Letter of Credit in the amount of the full unutilized balance thereof. Said Transferee has succeeded the Transferor as landlord under that certain Lease dated ____________________, 2024 with IBOTTA, INC., a Delaware corporation. By virtue of this transfer, the Transferee shall have the sole rights as Beneficiary of said Letter of Credit. By its signature below, the Transferee acknowledges and consents to the foregoing.
    , as Transferor
By:
Acknowledged and Consented to:
______________________, as Transferee

EXHIBIT K
HVAC SPECIFICATIONS

K-1